 As filed with the Securities and Exchange Commission on February 12, 2007
An Exhibit List can be found on page II-6.
Registration No. 333-130971

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

Post Effective Amendment No. 1 to
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL AXCESS CORP

(Name of small business issuer)

Nevada	7299	88-0199674
(State or other jurisdiction	(Primary standard	(IRS Employer
of incorporation)	industrial code number)	identification number)

224 Ponte Vedra Park Drive
Ponte Vedra Beach, Florida 32082
(904)-280-3950
(Address and telephone number of principal executive offices and principal place of business)

George A. McQuain, Chief Executive Officer
GLOBAL AXCESS CORP
224 Ponte Vedra Park Drive
Ponte Vedra Beach, Florida 32082
(904)-280-3950
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Shares of common stock	2,591,690	$1.05	$2,721,274.50	$291.18

Shares of common stock
issuable upon exercise of
common stock purchase
warrants	2,336,356	$1.05	$2,453,173.80	$262.49

Shares of common stock
issuable upon conversion
of convertible notes	3,017,241	$1.05	$3,168,103.05	$338.99

Total	7,945,287			$892.65

*Previously paid.

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are currently outstanding and are issuable upon conversion of convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the notes as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. Should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 6, 2005, which was $1.05 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

THIS FILING DOES NOT INVOLVE THE REGISTRATION OF ANY NEW SHARES OF COMMON STOCK. RATHER, THIS FILING UPDATES THE REGISTRATION OF THE COMMON STOCK ORIGINALLY REGISTERED ON FORM SB-2 FILED ON JANUARY 11, 2006. IN ACCORDANCE WITH THE PURCHASE AGREEMENTS ENTERED WITH EACH OF OUR INVESTORS, WE ARE OBLIGATED TO MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT FOR A SPECIFIC PERIOD OF TIME.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

ii

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY __, 2007

GLOBAL AXCESS CORP.
7,945,287 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 7,945,287 shares of our common stock, including 2,591,690 shares of common stock, up to 2,336,756 issuable upon the exercise of common stock purchase warrants and 3,017,241 shares of common stock issuable upon conversion of a convertible note. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "GAXC". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on December 6, 2006, was $0.34.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2007.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Global Axcess Corp., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

GLOBAL AXCESS CORP

Through our wholly owned subsidiaries, we are an independent provider of Automated Teller Machine ("ATM") services. We currently own, operate or provide management services to approximately 4,600 ATMs in our network spanning 42 states. For the year ended December 31, 2005, we generated a net loss of $722,844. In addition, for the nine months ended September 30, 2006, we generated a net loss of $4,878,413.

Our principal offices are located at 224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida 32082 and our telephone number is (904) 280-3950. We are a Nevada corporation.

The Offering

Common stock offered by selling stockholders	Up to 7,945,287 shares, which would represent 30.12% of our
outstanding shares of common stock assuming the full conversion of all convertible notes and exercise of warrants being registered herewith including:

- 2,591,690 shares of common stock;

- up to 2,336,756 shares issuable upon the exercise of common stock purchase warrants; and

- 3,017,241 shares of common stock underlying a convertible note in the aggregate amount of $3,500,000 assuming full conversion of the convertible notes (includes a good faith estimate of the shares underlying the convertible debenture to account for a decrease in the conversion price);.

Common stock to be outstanding after the offering	Up to 26,375,383 shares

Use of Proceeds	We will not receive any proceeds from the sale of the common stock

Over the Counter Bulletin Board Symbol	GAXC

The above information regarding common stock to be outstanding after the offering is based on 21,021,786 shares of common stock outstanding as of February 5, 2007 and assumes the exercise of warrants by our selling stockholders.

We are registering shares of common stock and shares of common stock underlying common stock purchase warrants in connection with the following financing transactions engaged in pursuant to Section 4(2) under the Securities Act of 1933 or Regulation D promulgated thereunder:

January 2004 Private Placement

On January 19, 2004, we closed a private offering whereby we raised $2,500,000 in connection with the sale of 1,000,000 units for $2.50 per unit to accredited and institutional investors. Each unit consists of two shares of common stock and four common stock purchase warrants.

We issued four types of warrants (F Warrants, G Warrants, H Warrants and I Warrants), which are exercisable for a period of five years or for 18 months after the effective date of a registration statement covering the shares of common stock underlying the warrants, whichever is longer. The four warrant terms are as follows:

The F Warrants are exercisable at $1.75 per share and are not callable. The G Warrants are exercisable at $1.75 per share and are callable if the market price of our common stock is equal to or in excess of $3.50 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares of common stock underlying the G Warrants. The H Warrants are exercisable at $2.50 per share and are callable by us if the market price of our common stock is equal to or in excess of $5.00 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the H Warrants. The I Warrants are exercisable at $5.00 per share and are callable if the market price of our common stock is equal to or in excess of $6.25 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares common stock underlying the I Warrants.

September 2004 Debt Financing

On September 15, 2004, we entered into and closed a financing of $2,250,000 whereby we issued 9% debentures (the "Debentures") to various accredited investors. We are required to pay interest on a quarterly basis and the principal is due three years from the date of the Debenture. In an event of default, the Debentures shall become immediately due and we are required to pay all costs and expenses, including attorneys' fees, incurred by the Investors in connection with the preservation and enforcement of the Investor's rights. An event of default is defined as the following:

•	Our failure to pay the amounts owed under the Debenture;

•	any representation or warranty made under the Debenture made shall prove to be false or incorrect at any time;

•	the occurrence of any event or circumstance that results in or is reasonably likely to result in a material adverse change;

•	the commencement against us of an involuntary case seeking the liquidation or reorganization of our company under the Bankruptcy Code; and

•	we institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Code.

In connection with this financing, the investors also received an aggregate of 675,000 common stock purchase warrants to purchase shares of common stock. The warrants are exercisable at a price of $1.50 per share for a period of three years.

April 2005 Private Placement

We conducted an offering of up to 535,702 units at a per unit price of $5.60 with each unit consisting of four shares of common stock, $.001 par value per share and two common stock purchase warrants exercisable at $1.25 per share to accredited investors. The warrants are exercisable for three years from the date of issuance.

On March 30, 2005, we completed a closing of the offering. Pursuant to the closing, we sold an aggregate of 113,214 units resulting in the issuance of 452,855 shares of common stock and warrants to purchase 226,427 shares of common stock to five accredited investors. As a result of the closing, investors have subscribed for an aggregate amount totaling $634,000.00. Subsequent to the closing, we terminated the offering.

November 2005 Private Placement

On November 8, 2005, to obtain funding for acquisitions and working capital, we entered into Subscription Agreements with Renaissance U.S. Growth Investment Trust, PLC, BFS US Special Opportunities Trust PLC, Heller Capital Investments, LLC, and Richard Molinsky (the "November Investors") on November 8, 2005 for the aggregate sale of 320,000 units with each unit including five shares of common stock and two common stock purchase warrants resulting in the issuance of 1,600,000 shares of common stock and common stock purchase warrants to purchase 640,000 shares of our common stock. We closed this financing pursuant on November 8, 2005 and received gross proceeds in the amount of $2,000,000.

The warrants are exercisable until three years from the date of issuance at an exercise price of $1.75 per share. In the event that our closing bid price is equal to or greater than $2.25 for a period of five consecutive days, then, at our election, the warrant holder is required to exercise its warrants within ten days from receipt of an automatic exercise notice from us. If the holder fails to exercise its warrants within ten days from receipt of an automatic exercise notice from our company, then the warrants will expire. We have agreed to register the shares and the shares of common stock issuable upon exercise of the warrants on this registration statement.

CAMOFI Private Placement

On October 27, 2005, to obtain funding for the acquisition of processing merchant contracts, we entered into a Securities Purchase Agreement ("CAMOFI Purchase Agreement") with CAMOFI Master LDC (the "CAMOFI") on October 27, 2005 for the sale of (i) $3,500,000 in 9% Senior Subordinated Secured Convertible Note (the "CAMOFI Note") and (ii) stock purchase warrants (the "CAMOFI Warrant") to purchase 910,000 shares of our common stock. The obligations under the CAMOFI Note are subordinated to Wachovia Bank. We closed the financing pursuant to the CAMOFI Purchase Agreement on October 27, 2005.

The CAMOFI Note bears interest at 9%, matures on October 27, 2010 and is convertible into our common stock, at CAMOFI's option, at a conversion price of $1.45. We are permitted to require CAMOFI to convert a portion of the CAMOFI Note in the event that the following conditions are satisfied:

•	our average daily trading volume exceeds 300,000 shares of common stock,

•	the amount of shares to be converted does not exceed 25% of the volume for any previous 10 trading days for the 20 consecutive trading days immediately prior to the mandatory conversion notice,

•	the mandatory conversion does not exceed the 4.9% limitation described below, and

•
there is no event of default in existence, all previous conversion notices shall have been honored, all liquidated damages and other penalties shall have been paid, an effective registration statement covering CAMOFI's shares is current, our common stock is trading on our trading market and there is a sufficient number of authorized but unissued shares available.

If the above conditions are met, then we can require that CAMOFI convert the following:

•	25% of the CAMOFI Note outstanding in the event that the market price exceeds $2.18 for 20 consecutive trading days,

•
25% of the CAMOFI Note outstanding in the event that the market price exceeds $2.90 for 20 consecutive trading days and providing that the conversion does not result in excess of 50% of the original aggregate principal amount of the CAMOFI Note being converted,

•
25% of the CAMOFI Note outstanding in the event that the market price exceeds $3.63 for 20 consecutive trading days and providing that the conversion does not result in excess of 75% of the original aggregate principal amount of the CAMOFI Note being converted, and

•	100% of the CAMOFI Note outstanding in the event that the market price exceeds $4.35 for 20 consecutive trading days.

We are required to pay interest on a monthly basis and on each conversion date in cash. All interest outstanding as of the maturity date is due in full. All overdue accrued and payments of interest incur a late fee at the rate of 20% per annum.

We may prepay all or part of the CAMOFI Note in cash at 110% of the principal amount plus accrued interest. The full principal amount of the CAMOFI Note is due upon default under the terms of Note. In addition, we granted CAMOFI a security interest in substantially all of our assets and intellectual property as well as registration rights.

The CAMOFI Warrant is exercisable until five years from the date of issuance at an exercise price of $1.75 per share. In addition, the exercise price of the Warrant is adjusted in the event we issue common stock at a price below the exercise price.

CAMOFI has contractually agreed to restrict its ability to convert the CAMOFI Note and exercise the Warrant and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

The CAMOFI Note and CAMOFI Warrant were offered and sold to CAMOFI in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. CAMOFI is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. There are a number of factors that are not identified herein could have a negative effect. Among the factors that could cause actual results to differ materially are the following:

•	Changes in laws or card association rules affecting our ability to impose surcharge fees, and continued customer willingness to pay surcharge fees;

•	Our ability to form new strategic relationships and maintain existing relationships with issuers of credit cards and national and regional card organizations;

•	Our ability to expand our ATM base and transaction processing business;

•	The availability of financing at reasonable rates for vault cash and for other corporate purposes, including funding our expansion plans;

•	Our ability to maintain our existing relationships with Food Lion and Kash and Karry;

•	Our ability to keep our ATMs at other existing locations at reasonable rental rates and to place additional ATMs in preferred locations at reasonable rental rates;

•	The extent and nature of competition from financial institutions, credit card processors and third party operators, many of whom have substantially greater resources;

•	Our ability to maintain our ATMs and information systems technology without significant system failures or breakdowns;

•	Our ability to develop new products and enhance existing products to be offered through ATMs, and our ability to successfully market these products;

•	Our ability to identify suitable acquisition candidates, to finance and complete acquisitions and to successfully integrate acquired assets and businesses into existing operations;

•	Our ability to retain senior management and other key personnel; o Our ability to comply with mandated Triple DES configuration; and

•	Changes in general economic conditions.

If any of these risk factors occur, they could adversely affect our company and may have a negative impact on our actual future results.

Risks Relating to Our Company

We have a recent history of losses and expect to incur losses for the foreseeable future.

For the year ended December 31, 2005, we generated a net loss of $722,844. In addition, for the nine months ended September 30, 2006, we generated a net loss of $4,878,413. We can give no assurances that we will achieve profitability within the foreseeable future as we fund operating and capital expenditures in areas such as establishment and expansion of markets, sales and marketing, operating equipment and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.

We have a limited operating history which may not be an indicator of our future results

As a result of our limited operating history, our plan for rapid growth, and the increasingly competitive nature of the markets in which we operate, the historical financial data is of limited value in evaluating our future revenue and operating expenses. Our planned expense levels will be based in part on expectations concerning future revenue, which is difficult to forecast accurately based on current plans of expansion and growth. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, general and administrative expenses may increase significantly as we expand operations. To the extent that these expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition will suffer.

We are dependent upon a few key personnel and their loss may negatively impact our results from operations

Our success depends upon the continued contributions of certain key personnel, including, among others, George McQuain, our Chief Executive Officer and President, who may be difficult to replace because of their extensive experience in their fields, extensive market contacts and familiarity with our activities. While we believe we have sufficient cross expertise, if any key management employee were to cease employment, our operating results may suffer. Our future success also depends in large part upon our ability to hire and retain additional highly skilled managerial, operational and marketing personnel. Should we be unable to attract and retain skilled personnel, our performance may suffer.

The termination of our contract with our major customer could negatively impact our results of operations and may result in our ceasing operations

We have agreements with Food Lion and Kash n' Karry Stores for whom approximately 696 and 81 ATMs, respectively, have been installed at their locations as of December 31, 2005. Each of these agreements was originally for a five-year period and set to automatically renew on November 28, 2007. However both contracts were extended in September, 2003 to run through April, 2011 and set to automatically renew, unless terminated 60 days prior. In addition, the site owner has the right to terminate the lease before the end of the lease term under certain circumstances. Currently, there is no such breach or circumstance. The aggregate revenues from Food Lion and Kash n' Karry Stores accounted for approximately 25.6% and 4.1% of our revenues from continuing operations in fiscal year 2005, respectively. Historically, these sites have generated average revenue per site in excess of other sites. If we were to lose the Food Lion and Kash n Karry accounts, our revenues would be substantially affected.

The continued growth and acceptance of debit cards as a means of payment could negatively impact our results of operations

The use of debit cards by consumers has been growing. Consumers use debit cards to make purchases from merchants, with the amount of the purchase automatically deducted from the consumers' checking accounts. An increasing number of merchants are accepting debit cards as a method of payment, and are also permitting consumers to use the debit cards to obtain cash. The increasing use of debit cards to obtain cash may reduce the number of cash withdrawals from our ATMs, and may adversely affect our revenues from surcharge fees. A continued increased in the use and acceptance of debit cards could have a material adverse effect on our business, results of operations and financial condition.

Any regulation or elimination of surcharge or interchange fees could have a materially adverse impact on our results of operations

There have been various efforts by both consumer groups and various legislators to eliminate surcharge fees, which comprise a large portion of our revenue. In the event that surcharges are terminated, the revenue generated from cash withdrawal transactions would be significantly reduced and would cause irreparable harm to our results of operations. There have also been efforts by various legislators to eliminate interchange fees. Although this would have a negative immediate impact, we believe, although we cannot guarantee, that the industry will respond by increasing surcharge fees to make up the loss in interchange fees. In the event that the loss of interchange fees could not be passed through via an increase in surcharge fees, the elimination of interchange would severally impact our company.

Mergers, acquisitions and personnel changes at financial institutions and electronic funds transfer networks and independent sales organizations may adversely affect our business, financial condition and results of operations

Currently, the banking industry is consolidating, causing the number of financial institutions and ATM networks to decline. This consolidation could cause us to lose:

•	current and potential customers;

•	market share if the combined entity determines that it is more efficient to develop in-house products and services similar to ours or use our competitors' product and services; and

•	revenue if the combined institution is able to negotiate a greater volume discount for, or discontinue the use of, our products and services.

For example, one of the larger customers of our electronic transaction processing business, the STAR Network, has been purchased by one of our competitors, Concord EFS. Although we have a multi-year processing contract with STAR, we cannot presently predict the possible long-term impact of this acquisition on our business with certainty. The loss of STAR as a processing customer would have an adverse effect on our business.

The ATM and electronic transaction processing industries are increasingly competitive, which could adversely impact our results from operations and financial condition.

The ATM business is and can be expected to remain highly competitive. While our principal competition comes from national and regional banks, we also compete with independent ATM companies. All of these competitors offer services similar to or substantially the same as those offered by our company. Most of these competitors are larger, more established and have greater financial and other resources than our company. Such competition could prevent us from obtaining or maintaining desirable locations for our machines or could cause us to reduce our user fees generated by our ATMs or could cause our profits to decline.

The independent ATM business has become increasingly competitive since entities other than banks have entered the market and relatively few barriers exist to entry. We face intense competition from a number of companies. Further, we expect that competition will intensify as the movement towards increasing consolidation within the financial services industry continues. Many of our competitors have significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than we do.

In the market for electronic transaction processing, the principal factors on which we compete are price and service levels. The future growth of our revenues in this market is dependent upon securing an increasing volume of transactions. If we cannot control our transaction processing expenses, we may not remain price competitive and our revenues will be adversely affected.

In addition to our current competitors, we expect substantial competition from established and new companies. We cannot assure you that we will be able to compete effectively against current and future competitors. Increased competition could result in price reductions, reduced gross margins or loss of market share.

If our computer network and data centers were to suffer a significant interruption, our business and customer reputation could be adversely impacted and result in a loss of customers

Our ability to provide reliable service largely depends on the efficient and uninterrupted operations of our computer network systems and data centers. Any significant interruptions could severely harm our business and reputation and result in a loss of customers. Our systems and operations could be exposed to damage or interruption from fire, natural disaster, power loss, telecommunications failure, unauthorized entry and computer viruses. Although we have taken steps to prevent a system failure, we cannot be certain that our measures will be successful and that we will not experience system failures. Further, our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur.

We may be unable to protect our intellectual property rights, which could have a negative impact on our results of operations

Despite our efforts to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property rights, or otherwise independently develop substantially equivalent products and services. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection could harm our business and ability to compete. We rely on a combination of trademark and copyright laws, trade secret protection and confidentiality and license agreements to protect our trademarks, software and know-how. We have also applied for patent protection on some of the features of our newer products. We may be required to spend significant resources to protect our trade secrets and monitor and police our intellectual property rights.

Third parties may assert infringement claims against us in the future. In particular, there has been a substantial increase in the issuance of business process patents for Internet-related business processes, which may have broad implications for all participants in Internet commerce. Claims for infringement of these patents are becoming an increasing source of litigation. If we become subject to an infringement claim, we may be required to modify our products, services and technologies or obtain a license to permit our continued use of those rights. We may not be able to do either of these things in a timely manner or upon reasonable terms and conditions. Failure to do so could seriously harm our business and operating results. In addition, future litigation relating to infringement claims could result in substantial costs to us and a diversion of management resources. Adverse determinations in any litigation or proceeding could also subject us to significant liabilities and could prevent us from using some of our products, services or technologies.

Risks Related To Our Stock

The substantial number of shares that are or will be eligible for sale, including the 7,945,287 shares of common stock being registered pursuant to this prospectus, which, assuming the exercise of all of our warrants, would represent approximately 30% of our total outstanding shares, could cause our common stock price to decline even if we are successful.

Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As of February 5, 2007, we have outstanding warrants to purchase 2,336,356 shares and a convertible debenture that is convertible into 3,017,241 shares of common stock which are being registered pursuant to this prospectus and we are also registering 2,591,690 shares of common stock pursuant to our prospectus. Assuming the exercise of all of our warrants and conversion of the convertible debenture, the shares being registered pursuant to this prospectus would represent approximately 30% of our total outstanding.

We have anti-takeover provisions, which could inhibit potential investors or delay or prevent a change of control that may favor you.

Some of the provisions of our certificate of incorporation, our bylaws and Nevada law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we could receive funds upon exercise of the common stock purchase warrants held by the selling stockholders. We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We are authorized to issue a total of 45,000,000 shares of common stock, and 5,000,000 shares of preferred stock. We do not currently have any shares of our preferred stock outstanding. Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "GAXC". As of February 5, 2007, there were 21,021,786 shares of our common stock issued and outstanding.

On February 5, 2007, there were 717 registered holders of record of our common stock. Because many of such shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders. The following table sets forth the high and low sales price per share of our common stock.

On February 5, 2007, there were 268 registered holders of record of our common stock. Because many of such shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders. The following table sets forth the high and low sales price per share of our common stock (as adjusted for the one-for-five reverse split that occurred on April 28, 2005).

	Price Range
	High	Low
Fiscal 2006:
First Quarter	$1.19	0.76
Second Quarter	0.95	0.41
Third Quarter	0.70	0.35
Fourth Quarter	0.52	0.33

Fiscal 2005:
First Quarter	$1.85	1.45
Second Quarter	1.60	1.05
Third Quarter	1.67	1.33
Fourth Quarter	1.50	1.05

Fiscal 2004:
First Quarter	$6.05	2.25
Second Quarter	3.40	2.55
Third Quarter	2.75	1.40
Fourth Quarter	1.85	1.30

We have paid no dividends on our common stock during the fiscal year ended December 31, 2005, or during any period of the Company's existence.

The declaration of future dividends, whether in cash or in-kind, is within the discretion of the Board of Directors and will depend upon business conditions, our results of operations, our financial condition, and other factors.

Securities authorized for issuance under equity compensation plans:

As of December 31, 2005, we had the following securities authorized for issuance under the equity compensation plans (as adjusted for the one-for-five reverse split that occurred on April 28, 2005):

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders
Stock Options	1,933,351	$1.43	1,070,277
Warrants	11,877,060	$2.67	—
Equity compensation plans not approved by security holders	—	—	—
Total	13,810,411	$2.50	1,070,277

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward Looking Statements

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

Through our wholly owned subsidiaries, owns and operates Automatic Teller Machines ("ATM") with locations primarily in the eastern and southwestern United States of America. Our revenues are principally derived from two types of fees, which we charge for processing transactions on our ATM network. We receive an interchange fee from the issuer of the credit or debit card for processing a transaction when a cardholder uses an ATM in our network. In addition, in most cases we receive a surcharge fee from the cardholder when the cardholder makes a cash withdrawal from an ATM in our network.

Interchange fees are processing fees that are paid by the issuer of the credit or debit card used in a transaction. Interchange fees vary for cash withdrawals, balance inquiries, account transfers or uncompleted transactions, which are the primary types of transactions that are currently processed on ATMs in our network. The maximum amount of the interchange fees is established by the national and regional card organizations and credit card issuers with whom we have a relationship. We receive interchange fees for transactions on ATMs that we own, but sometimes we rebate a portion of the fee to the owner of the ATM location under the applicable lease for the ATM site. We also receive the interchange fee for transactions on ATMs owned by third party vendors included within our network, but we rebate all or a portion of each fee to the third party vendor based upon negotiations between us. The interchange fees received by us vary from network to network and to some extent from issuer to issuer, but generally range from $0.15 to $0.55 per cash withdrawal. Interchange fees for balance inquiries, account transfers and denied transactions are generally substantially less than fees for cash withdrawals. The interchange fees received by us from the card issuer are independent of the service fees charged by the card issuer to the cardholder in connection with ATM transactions. Service fees charged by card issuers to cardholders in connection with transactions through our network range from zero to as much as $2.50 per transaction. We do not receive any portion of these service fees.

In most markets we impose a surcharge fee for cash withdrawals. Surcharge fees are a substantial additional source of revenue for us and other ATM network operators. The surcharge fee for ATMs in our network ranges between $1.50 and $2.50 per withdrawal. The surcharge fee for other ATMs in our network ranges between $0.50 and $7.50 per withdrawal. We receive the full surcharge fee for cash withdrawal transactions on ATMs that we own, but often we rebate a portion of the fee to the owner of the ATM location under the applicable lease for the ATM site. We also receive the full surcharge fee for cash withdrawal transactions on ATMs owned by third party vendors included within our network, but we rebate all or a portion of each fee to the third party vendor based upon a variety of factors, including transaction volume and the party responsible for supplying vault cash to the ATM and only record earned revenue based upon the Company contracts with the third party vendors.

In addition to revenues derived from interchange and surcharge fees, we also derive revenues from providing network management services to third parties owning ATMs included in our ATM network. These services include 24 hour transaction processing, monitoring and notification of ATM status and cash condition, notification of ATM service interruptions, in some cases dispatch of field service personnel for necessary service calls and cash settlement and reporting services. The fees for these services are paid by the owners of the ATMs.

Interchange fees are credited to us by networks and credit card issuers on a monthly basis and are paid to us in the following month between the 5th and 15th business day. Surcharge fees are charged to the cardholder and credited to us by networks and credit card issuers on a daily basis. We periodically rebate the portion of these fees owed to ATM owners and owners of ATM locations. Fees for network management services are generally paid to us on a monthly basis.

Our mission is to become a leading global ATM network and services provider through network acquisition. We are attempting to position our company to leverage our technology, economies of scale and industry knowledge to capture a larger portion of the non-bank ATM market. Importantly, having both project management and transaction processing allows the Company to successfully compete in our industry. Most competitors do not have this vertical capability. When coupled with third-party products, we will be in a position to increase the financial services offered by the ATM. These future financial and digital-based products will be targeted towards the traditional ATM customer (domestically,15% of the working population do not use traditional bank services/checking accounts), as well as potential new ATM customers. These products are intended to give our company a competitive edge in both product offerings and higher margin revenues, and to draw ATM companies to our acquisition strategy. Although we have historically focused our operations mainly in the Eastern region of the United States of America, we have commenced expansion of our operations throughout the United States of America.

Critical Accounting Policies

The fundamental objective of financial reporting is to provide useful information that allows a reader to comprehend our business activities. To aid in that understanding, management has identified our "critical accounting policies." When more than one accounting principle, or the method of its application, is generally accepted, management selects the principle or method that is appropriate in the specific circumstances. Application of these accounting principles requires our management to make estimates about the future resolution of existing uncertainties. As a result, actual results could differ from these estimates. Accordingly, these policies have the potential to have a significant impact on our consolidated financial statements, either because of the significance of the consolidated financial statement item to which they relate, or because they require judgment and estimation due to the uncertainty involved in measuring, at a specific point in time, events which are continuous in nature.

In preparing these condensed consolidated financial statements, management has made its best estimates and judgments of the amounts and disclosures included in the condensed consolidated financial statements. Except as separately discussed, we do not believe there is a great likelihood that materially different amounts would be reported under different conditions or by using different assumptions pertaining to the accounting policies described below.

Revenue Recognition Policies

We recognize revenues as ATM cardholders use ATMs or as services are rendered to customers. When the customer accepts the convenience fee, also known as surcharge/convenience fees, and performs a transaction on the ATM, revenue can then be recognized since that transaction is then captured by our database. In connection with recording revenue, estimates and assumptions are required in determining the expected conversion of the revenue streams to cash collected. The reserve estimation process requires that management make assumptions based on historical results, future expectations, the industry's economic and competitive environment, changes in the credit-worthiness of our customers, and other relevant factors. Revenues are also adjusted with positive and negative processing accruals occurring in the operation of our ATM network in the ordinary course of business. It is the policy of our company, to book as revenue, all surcharge/convenience and interchange it receives and has earned based upon their contracts, whether for its owned ATMs or for those it manages. In the case of managed ATMs, the Company then books as a contracted expense a lease fee for the use of the ATM or space rent and pays this to the owners of the ATMs and/or the third party vendors. Where the Company provided only processing services through its wholly owned subsidiary, EFT Integration, the Company only records the fees it charges to its customers as revenue. During consolidation of the financial statements, the Company eliminates the revenue earned by EFT Integration for the processing of Company owned or managed ATMs. Surcharge/convenience fees are fees assessed directly to the consumer utilizing the ATM terminals owned by the Company. The surcharge/convenience fees assessed range from $1.50 to $2.50 based upon a cash withdrawal transaction from the ATM terminals. The Company records only the surcharge/convenience and interchange monies due to the Company because it owns the ATMs or it manages the ATM’s and records the management or processing income due under contracts the Company owns. The Company does not record surcharge/convenience or interchange monies that pass through the Company’s processor to the ATM owner.

Interchange fees are fees assessed directly to the card issuer of the consumer. The interchange fees are comprised of two fees: (1) an interchange fee ranging from approximately $0.40 to $0.55 based upon each cash withdrawal transaction; and (2) an interchange fee ranging from approximately $0.15 to $0.25 based upon an account inquiry by the consumer.

Management fees are charged to various companies or individuals that use the services of Nationwide Money Services to operate their ATMs. These fees are for services such as cash management, project management and account management.  Service revenue is recorded when complete and invoiced.

Allowance of Uncollectible Accounts Receivable

Merchants and investors have been historically billed for our reimbursable expenses as part of negotiated contracts. The accounts receivable, for these reimbursed expense invoices, have been historically reduced by an allowance for amounts that may become uncollectible in the future. The Company reviews the accounts receivable on a regular basis to determine the collectibility of the accounts. Our records an allowance for doubtful accounts for any billed invoice aged past 60 days.

Inventory

ATMs and equipment available for sale are classified as inventory until such time as the machine is sold, installed and in service. Once the ATM is sold it is released to cost of sales. At September 30, 2006, our ATM inventory totaled $129,196.

Equipment

ATM equipment comprises a significant portion of our total assets. Changes in technology or changes in our intended use of these assets may cause the estimated period of use or the value of these assets to change. At a minimum, we perform annual internal studies to confirm the appropriateness of estimated economic useful lives for each category of current equipment. Estimates and assumptions used in setting depreciable lives require both judgment and estimates. ATMs and related software components not currently in service are classified as held for sale, until such time either the machine is installed and in service or sold. Once in service, each ATM is reclassified as a fixed asset and depreciated using the remaining estimated useful life of the machine. Any ATMs classified as held for sale and then sold would be considered a disposal group and a gain or loss on the sale would be recorded.

Goodwill

In July 2001, the FASB issued SFAS No. 142, 'Goodwill and Other Intangible Assets,' which was required to be adopted for fiscal 2002. SFAS No. 142 established accounting and reporting standards for goodwill and intangible assets resulting from business combinations. SFAS No. 142 included provisions discontinuing the periodic amortization of, and requiring the assessment of the potential impairments of, goodwill (and intangible assets deemed to have indefinite lives). As SFAS No. 142 replaced the measurement guidelines for goodwill impairment, goodwill not considered impaired under previous accounting literature may be considered impaired under SFAS No. 142. SFAS No. 142 also required that the Company complete a two-step goodwill impairment test. The first step compared the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of a reporting unit exceeded its carrying amount, goodwill is not considered to be impaired and the second step was not required. SFAS 142 required completion of this first step within the first three months of initial adoption and annually thereafter. If the carrying amount of a reporting unit exceeded its fair value, the second step is performed to measure the amount of impairment loss. The second step compared the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process was only performed for purposes of evaluating goodwill impairment and did not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.

Asset Impairment

We review long-lived assets for impairment under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower carrying amount or fair value less cost to sell. See Note 5 for a discussion of long-lived assets that were determined to be impaired during the three-month period ended September 30, 2006.

Intangible assets with finite lives are stated at cost, net of accumulated amortization, and are subject to impairment testing under certain circumstances in accordance with SFAS No. 144 and other applicable pronouncements. These assets are amortized on the straight-line and accelerated methods, as appropriate, over their estimated useful lives or period of expected benefit. Intangible assets with indefinite lives are subject to periodic impairment testing in accordance with SFAS No. 142.

Comparison of Results of Continuing Operations for the Three Months Ended September 30, 2006 and 2005:

Revenues

We reported total operating revenue from continuing operations of $5,556,874 for the three-month period ended September 30, 2006 as compared to $4,815,792 for the three-month period ended September 30, 2005. The increase in the three month revenues is mainly due to higher surcharge/convenience and interchange revenue from acquired ATM merchant locations. Also contributing to the increased revenue is organic sales growth.

Cost of Revenues

Our total cost of revenues from continuing operations increased from $2,865,282 to $3,188,105 in the three-month periods ended September 30, 2005 and 2006, respectively. The continued growth in our transactions, interest rate increases associated with our cash replenishment costs, network cost increases and the acquisition during fiscal year 2005 had a significant impact on the cost of revenues from continuing operations for the three months ended September 30, 2006.

Gross Profit

Gross profit from continuing operations as a percentage of revenue for the three-month period ended September 30, 2006 and 2005 were approximately 42.6%, or $2,368,769 and approximately 40.5% or $1,950,510, respectively. There was a significant increase in the number of ATMs in service, with approximately 4,600 in service during the three-month period ended September 30, 2006 , compared to 3,000 ATMs in service during the same three-month period ended September 30, 2005.

Operating Expenses

Our total operating expenses from continuing operations for the three months ended September 30, 2006 and 2005, were $5,605,502 and $1,532,063, respectively. The principal components of operating expenses are general and administrative expenses such as professional and legal fees, administrative salaries and benefits, consulting and audit fees, occupancy costs, sales and marketing expenses and administrative expenses. Operating expenses also include depreciation and amortization, impairment charges and restructuring charges. See explanation of operating expenses below:

Selling, General and Administrative (SG&A) Expenses

Our total SG&A expenses from continuing operations increased to $2,384,450 for the three-month period ended September 30, 2006 from $1,167,629 for the three-month period ended September 30, 2005. The majority of the increase in SG&A expenses from continuing operations is directly attributable to the increase in salaries and benefits, professional, legal and audit fees and other expenses related to the increase in operating revenues resulting from the acquisitions we completed in 2005. During the quarter ended September 30, 2006, the Company recorded a $200,000 legal reserve for lawsuit discussed in Note 6. Additionally, during the three month period ended September 30, 2006, the Company recorded an increased reserve for bad debts.

Depreciation and Amortization

Depreciation and amortization from continuing operations increased for the three-month period ended September 30, 2006 to $610,981 from $366,300 for the same period in 2005. This increase in depreciation and amortization expense was due to the following factors:

•
An increase in ATM equipment, resulting from acquisitions and developed software in 2005, whereby fixed assets, net, have increased from $7,362,469 in September 2005 to $7,791,795 in September 2006, exclusive of the impairment of long-lived assets charges for the quarter of $1,329,396 ; and

•
An increase in amortization specific to the merchant contracts we purchased during fiscal year 2005 for which a full quarter’s amortization expense was recorded during the three-month period ended September 30, 2006.

See Note 2: Significant Account Policies regarding the amortization of intangible merchant contracts.

Impairment and Restructuring Charges

During the three-month period ended September 30, 2006, we incurred impairment of long-lived assets charges, restructuring charges and impairment of notes receivable charges of $1,329,396, $757,811, and $522,864, respectively. Refer to Note 5, Impairment of Long-Lived Assets and Business Reorganization Charges and Note 4, Notes Receivable for details of these charges.

Operating Income (Loss) from Continuing Operations

We had an operating loss from continuing operations for the three-month period ended September 30, 2006 in the amount of $3,236,733 as compared to operating income from continuing operations of $418,477 in the three-month period ended September 30, 2005.

Interest Expense, Net

Interest expense, net, increased for the three-month period ended September 30, 2006 to $399,422 from $154,474 for the three-month period ended September 30, 2005. The increase was mainly due to increased debt balance at the three-month period ended September 30, 2006 as compared to the debt balance at the three-month period ended September 30, 2005.

Income (loss) from Continuing Operations Before Provision for Tax

We had net loss from continuing operations before taxes of  $3,753,403 for the three months ended September 30, 2006 as compared to net income from continuing operations before taxes of $263,973 for the three-month period ended September 30, 2005.

Income Taxes

We incurred no tax expense in either of the respective periods ending September 30, 2006 and September 30, 2005. The Company has net operating loss carryforwards from 2002 of approximately $9,800,000 which expire in various periods through 2025.

Comparison of Results of Continuing Operations for the Nine Months Ended September 30, 2006 and 2005:

Revenues

The Company reported total operating revenue from continuing operations of $16,232,522 for the nine-month period ended September 30, 2006 as compared to $14,546,658 for the nine-month period ended September 30, 2005. The increase in the nine-month revenues is due to higher surcharge/convenience and interchange revenue from acquired ATM merchant locations. Also contributing to the increased revenue is increased organic sales growth.

Cost of Revenues

Our total cost of revenues from continuing operations increased from $8,592,795 to $9,234,923 in the nine-month periods ended September 30, 2005 and 2006, respectively. The growth in our transactions, year over year, interest rate increases associated with our cash replenishment costs, network cost increases and the acquisition during fiscal year 2005 had a significant impact on the cost of revenues from continuing operations for the nine months ended September 30, 2006.

Gross Profit

Gross profit from continuing operations as a percentage of revenue for the nine-month period ended September 30, 2006 and 2005 were approximately 43.1%, or $6,997,599 and approximately 40.9%, or $5,953,862, respectively.

Operating Expenses

Our total operating expenses from continuing operations for the nine months ended September 30, 2006 and 2005, were $10,683,396 and $4,516,179, respectively. The principal components of operating expenses are general and administrative expenses such as professional and legal fees, administrative salaries and benefits, consulting and audit fees, occupancy costs, sales and marketing expenses and administrative expenses. Operating expenses also include depreciation and amortization, impairment charges and restructuring charges. See explanation of operating expenses below:

Selling, General and Administrative (SG&A) Expenses

Our total SG&A expenses from continuing operations increased to $5,586,050 for the nine-month period ended September 30, 2006 from $3,545,036 for the nine-month period ended September 30, 2005. The majority of the increase in SG&A expenses from continuing operations is directly attributable to the increase in salaries and benefits, professional, legal and audit fees and other expenses related to the increase in operating revenues resulting from the acquisitions we completed in 2005. Additionally, during the nine-month period ended September 30, 2006, the Company recorded an increased reserve for legal fees relating to litigation and for bad debts.

Depreciation and Amortization

Depreciation and amortization from continuing operations increased for the nine-month period ended September 30, 2006 to $1,824,868 from $976,532 for the same period in 2005.

Impairment and Restructuring Charges

During the nine-month period ended September 30, 2006, we incurred impairment of long-lived assets charges, restructuring charges and impairment of notes receivable charges of $1,329,396, $757,811, and $772,864 respectively. Refer to Note 5, Impairment of Long-Lived Assets and Business Reorganization Charges and Note 4, Notes Receivable for details of these charges.

Operating Income (Loss) from Continuing Operations

We had an operating loss from continuing operations for the nine-month period ended September 30, 2006 in the amount of $3,685,797 as compared to operating income from continuing operations of $1,437,683 in the nine-month period ended September 30, 2005.

Other Income and Expense

During the nine months ended September 30, 2006 there were other expenses of $412,406 which primarily related to legal fee expenses and reserves in connection with the aforementioned James Collins legal claim (see Notes 6 and 10). During the nine months ended September 30, 2005 there was other income of $5,389.

Interest Expense, Net

Interest expense, net, increased for the nine-month period ended September 30, 2006 to $1,039,685 from $429,517 for the nine-month period ended September 30, 2005. The increase was mainly due to increased debt balance at the nine-month period ended September 30, 2006 as compared to the debt balance at the nine-month period ended September 30, 2005.

Income (loss) from Continuing Operations Before Provision for Tax

We had net loss from continuing operations before taxes of $4,602,476 for the nine months ended September 30, 2006 as compared to net income from continuing operations before taxes of $1,008,166 for the nine-month period ended September 30, 2005.

Income Taxes

We incurred no tax expense in either of the respective periods ended September 30, 2006 and September 30, 2005. The Company has net operating loss carryforwards from 2002 of approximately $9,800,000 which expire in various periods through 2025.

Seasonality

ATM transactions account for all of the transaction volume processed by our customers. The volume of these transactions on our networks generally is greater in the second and third quarter vacation seasons than during the rest of the year. Consequently, revenues and earnings from ATM transactions in the first and fourth quarter generally are lower than revenues and earnings from ATM transactions in the second and third quarters. We expect that our operating results in the foreseeable future will be affected by seasonal trends in the ATM transaction market.

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2005 and 2004

Revenues. Our revenues from continuing operations increased 41% to $19,595,343 for the fiscal year ended December 31, 2005 ("fiscal 2005") from $13,900,000 for the fiscal year ended December 31, 2004 ("fiscal 2004"). This increase is due to a number of factors, but is mainly due to two main factors:

•	added revenue generated from the three acquisitions during fiscal 2004 and one acquisition during fiscal 2005; and

•	from internal growth with increased locations.

Cost of Revenues. Our total cost of revenues from continuing operations increased by approximately 41% to $11,550,747 in fiscal 2005 from $8,196,684 in fiscal 2004. Total cost of revenue from continuing operations was approximately 59% in fiscal 2005 and 59% in fiscal 2004. The principal components of cost of revenues are cost of cash, cash replenishment, maintenance, producing salaries, telecommunication services and transaction processing charges, interchange and surcharge rebates and ATM site rentals. The overall increase in cost of revenues from continuing operations is directly attributable to the increase in revenues from continuing operations.

Gross Margin. Gross profit from continuing operations as a percentage of revenues was approximately 41% in each of the two years ended December 31, 2005 and 2004.

Operating Expenses. Our total operating expenses from continuing operations increased to $7,125,580, or approximately 36% of revenue, in fiscal 2005 from $4,516,374, or almost 33% of revenue, in fiscal 2004. The principal components of operating expenses are general and administrative expenses such as professional fees, administrative salaries and benefits, consulting fees, occupancy costs, sales and marketing expenses and administrative expenses. Operating expenses also include depreciation and amortization.

Liquidity and Capital Resources

Working Capital

As of September 30, 2006, we had current assets of $3,501,479 and current liabilities of $6,460,024, which results in a negative working capital of $2,958,545 as compared to current assets of $2,838,562 and current liabilities of $4,218,121 resulting in a negative working capital of $1,379,559 as of September 30, 2005. The ratio of current assets to current liabilities decreased to 0.54 at September 30, 2006 from 0.84 at December 31, 2005. It is expected that cash provided from operations will be sufficient for the next 12 months, provided we achieve our business plan.

Additional Funding Sources

We have funded our operations and investment activities from cash flow generated by operations and financing activities. Net cash provided by continuing operating activities during the nine-month period ended September 30, 2006 was $843,926 compared to the net cash provided by continuing operating activities during the nine-month period ended September 30, 2005 of $1,881,398.

We used $1,903,947 for financing activities, mainly paying back senior lender notes and capital leases, during the nine-month period ended September 30, 2006, compared to funds provided by financing activities of $430,158 for the nine-month period ended September 30, 2005.

Net cash used in investing activities in continuing operations was $400,048 during nine-month period ended September 30, 2006, mainly representing the net purchases of property and equipment. This compares to net cash used in investing activities in continuing operations of $992,329 for the nine-month period ended September 30, 2005, used mainly for the purchases of property and equipment.

We believe our sources of cash are adequate for the next 12 months of operations, provided we achieve our business plan.

We are continuing our efforts to raise additional capital through capital lease financing. To continue our current business we estimate we will seek approximately $980,000 in additional lease lines to meet our needs for the next 12 months of new ATM purchases. There is no guarantee that the capital lease financing will be available to our company or available on acceptable terms.

We do not use our own funds for vault cash, but rather rely upon third party sources. In general, we rent the vault cash from financial institutions and pay a negotiated interest rate for the use of the money. The vault cash is never in the possession of, controlled or directed by the Company but rather cycles from the bank, to the armored car carrier, and to the ATM. Each day’s withdrawals are settled back to the owner of the vault cash on the next business day. Both Nationwide Money and its customers (the merchants) sign a document stating that the vault cash belongs to the financial institution and that neither party has any legal rights to the funds. The required vault cash is obtained under the following arrangements:

Palm Desert Bank: Nationwide Money Services has been using Palm Desert National Bank as a vault cash provider since April of 2001. This relationship was limited to the funding of a specific portfolio of ATMs and as a result limited the growth potential of the relationship. During the third quarter of 2002, Nationwide Money and Palm Desert initiated discussions to expand the relationship and for Palm Desert to provide vault cash for additional ATMs. As of September 30, 2006, Nationwide Money had 40 ATMs funded by Palm Desert with a vault cash outstanding balance of about $1,000,000. In January 2003, we entered into an arrangement with Palm Desert allowing us to obtain up to $10,000,000 in vault cash. The Palm Desert Bank arrangement has a term of two years and may be terminated by Palm Desert Bank upon breach by us and upon the occurrence of certain other events. Under this arrangement, we are required to pay a monthly service fee on the outstanding amount equal to the prime rate of interest, plus a specified percentage, and must pay monthly "bank" fees. Additionally the Company is required to make a deposit with Palm Desert Bank in an amount determined by the outstanding balance. We are also required to maintain insurance on the vault cash.

WSFS: On May 15, 2000, we entered into an arrangement with Wilmington Savings Fund Society ("WSFS") allowing us to obtain up to $2,000,000 in vault cash. In May 2002, we renewed the agreement with WSFS and increased the vault cash limit to $5,000,000 and the new contract has a month-to-month term. Due to added locations from our acquisitions we have increased the WSFS line as of September 30, 2006, to approximately $20,000,000. The Company is currently using approximately $11,500,000 of the WSFS line. The WSFS contract may be terminated by WSFS at any time upon breach by us and upon the occurrence of certain other events. Under this arrangement, we are required to pay a monthly service fee on the outstanding amount equal to the prime rate of interest, plus a specified percentage, and must pay monthly "bank" and insurance fees. We are also required to maintain insurance on the vault cash.

First Charter: On September 1, 2004, we entered into an arrangement with First Charter National Bank allowing us to obtain up to $3,000,000 in vault cash. We have since increased the line as of September 30, 2006 to $6,000,000. The First Charter contract may be terminated by First Charter at any time upon breach by us and upon the occurrence of certain other events. Under this arrangement, we are required to pay a monthly service fee on the outstanding amount equal to the federal funds rate of interest, plus a specific percentage, and must pay monthly bank fees. We are also required to maintain insurance on the vault cash.

Food Lion Credit Association (FLCA): On February 1, 2002, we entered into an arrangement with Food Lion Credit Association allowing us to obtain up to $2,000,000 in vault cash. We have since increased the line as of September 30, 2006 to $3,000,000. The Food Lion Credit Association contract may be terminated by Food Lion Credit Association at any time upon breach by us and upon the occurrence of certain other events. Under this arrangement, we are required to pay a monthly service fee on the entire line equal to the prime rate of interest, minus a specific percentage, and must pay monthly bank fees. We are also required to maintain insurance on the vault cash.

Various Branded Cash Partners: Nationwide Money has partnered with numerous banks and credit unions to market specific Nationwide ATMs to the cardholders of these institutions. We add signage and marketing material to the ATM so that the ATM is easily identified as being associated with the bank or credit union, and the cardholders of these institutions receive surcharge/convenience free transactions at the designated ATMs. This provides the bank or credit union additional marketing power and another point of access to funds for their cardholders. In return for this benefit, the bank or credit union, provide and manage the vault cash in the specified ATMs, as well as provide and pay for cash replenishment and first line maintenance. The advantage to Nationwide Money is that this reduces the costs associated with vault cash, cash replenishment and first line maintenance. Another advantage is that with a branded ATM, transactions volumes traditionally increase more than at a non-branded ATM. As of September 30, 2006, Nationwide Money had 54 branded partners, which funded over 608 ATMs in 11 states.

As any newly-placed ATMs mature, such ATMs generally experience increased activity and generate increased revenues. We believe that future cash flow from operations will be sufficient to fund operations.

If cash flow from operations is not sufficient to fund our operations, we may be required to seek additional sources of financing. If any of our existing financing arrangements are terminated, or if we seek additional funding to expand our ATM network, additional financing may not be available when needed or may not be available on acceptable terms. In that event, our ability to maintain and expand our ATM network may be adversely affected. The loss of one or more sources of vault cash funding or the loss of additional customers could have a material adverse effect on our business, results of operations and financial condition. As always, we continue to look for new and alternative vault cash sources.

Risks Related to the Restatement

On March 30, 2006, our Audit Committee along with senior management determined that the condensed consolidated statements of income and cash flows for the quarters ended September 30, 2005 and June 30, 2005 contained errors, requiring our company to amend its Form 10QSBs for the quarters ended June 30, 2005 and September 30, 2005. The errors related to our accounting for revenue under certain of our processing contracts; capitalization of purchased software costs; and the depreciation of assets at a more rapid pace than required. These errors resulted in a revenue correction for the periods ended September 30, 2005 and June 30, 2005 of $241,439 and $425,669, respectively, and a total reduction in net income during the two quarters by approximately $510,962. The correction resulted in a reported net loss for the quarter ended September 30, 2005, of $88,603, and a reported net loss for the quarter ended June 30, 2005 of $42,084.

In addition, management of our Company determined that the reasons underlying the restatement were the result of a material weakness in our internal controls. Management of our company reviewed the internal control deficiency with the Audit Committee, discussed this deficiency with the Company’s independent registered public accounting firm and implemented remedial measures to address the identified material weakness in connection with the preparation of its restated financial statements.

We believe the restatement corrected the errors caused by the material weakness and that the material weakness has been remediated. However, we may face potential adverse consequences as a result of the restatement of its historical financial statements, including shareholder litigation, litigation with its strategic investors and/or government investigations as well as any increased costs associated therewith and the diversion of management’s attention and resources to address any such litigation or investigations.

Contractual Obligations

Our ability to fund our capital needs is also impacted by our overall capacity to acquire favorable financing terms in our acquisition of ATMs. We do not participate in, nor secure financings for, any unconsolidated, limited or special purpose entities. We anticipate that our capital expenditures for fiscal 2006 will total approximately $1,400,000, primarily for the acquisition of ATMs and related ATM installation costs and Triple Des upgrade kits. We lease ATMs under capital lease agreements that expire between 2006 and 2011 and provide for lease payments at interest rates up to 23% per annum. See Note 8 to the Consolidated Financial Statements in the Form 10-KSB Annual Report.

Impact of Inflation and Changing Prices

We were not impacted by inflation during the past two fiscal years in any material respect. Interest rate hikes have increased the rental cost of our vault cash. As the interest rates increase and vault cash costs increase, this will have a less favorable impact on the Company’s income.

BUSINESS

History

Headquartered in Ponte Vedra Beach, Florida, through our wholly owned subsidiaries, we provide services through our automated teller machine ("ATM") network and also provide financial transaction processing. We plan to expand through the strategic acquisition of profitable ATM portfolios and other related businesses, internal growth and deployment of enhanced non-banking ATM consumer products worldwide. We presently do not have definitive acquisition plans. We were initially incorporated in Nevada on May 2, 1984 under the name of Supermarket Video, Inc. We underwent several name changes until 1999, when we changed our name to Netholdings.com, Inc. In June 2001, we changed our name to Global Axcess Corp.

Recent Developments

Effective April 28, 2005, we completed a one-for-five reverse split of our common shares outstanding as of that date.

Effective September 30, 2005, we discontinued and sold our Electronic Payment & Transfer Corp. subsidiary.

In October 2005, we completed our fourth ATM contract acquisition under which it purchased over 1,500 distributor and merchant location contracts. In addition, to obtain funding for this acquisition, the Company entered into two new financing arrangements. These arrangements include: 1) an amendment with Wachovia Bank, our senior lender, pursuant to which Wachovia Bank agreed to provide a $3,000,000 term loan to the Company, and 2) a securities purchase agreement with CAMOFI Master LDC for the sale of (i) $3,500,000 in 9% Senior Subordinated Secured Convertible Notes and (ii) stock purchase warrants to purchase 910,000 shares of our common stock.

Effective November 8, 2005, to obtain additional funding for acquisitions and working capital, we entered into Subscription Agreements with various accredited investors for the aggregate sale of (i) 1,600,000 shares of common stock and (ii) common stock purchase warrants to purchase 640,000 shares of our common stock. We closed this financing transaction.

Effective December 31, 2005, we discontinued two operations that did not fit within our strategic plans, thereby ceasing operations of the our software development subsidiary, Axcess Technology Corp., and its South African subsidiary, Axcess Technology Corp, SA (Pty) Ltd.

On May 2, 2006 the Company converted a portion of an intercompany loan with its South African subsidiary Cash Axcess Corporation (Proprietary) Limited, its wholly owned subsidiary, into additional shares of stock, bringing the total shares of stock to 200 shares. Also on May 2, 2006, the Company entered into a Shareholder Agreement to sell 50% of Cash Axcess Corporation (Proprietary) Limited in a stock arrangement with Industrial Electronic Investments Limited. in exchange for 200 additional shares, or 50% of the outstanding shares of Cash Axcess Corporation (Proprietary) Limited, the Company received the equivalent of $745,341 in cash, to be maintained in the accounts of Cash Axcess and used for their continuing operations.

On September 1, 2006, we entered into a Sale of Shares Agreement (the “Sale Agreement”) with Coin Security Group (pty) Ltd (“Coin Security”), a private company incorporated under the laws of the Republic of South Africa. Pursuant to the Sale Agreement, we sold and, Coin Security purchased, 100% of our interest in Cash Axcess Corporation (“Cash Axcess”), our subsidiary, in which we owned 50% of the outstanding securities. The purchase price was USD $700,000 (the “Purchase Price”). We entered into the First and Second Revival, Restatement and Amendment of the Sale of Shares Agreement, on September 25, 2006 and October 11, 2006, respectively, whereby the date that the suspensive conditions were to be met was increased by 30 days, respectively.

On September 27, 2006, USD $700,000 was placed into an escrow account; and

•	USD $525,000 was paid out of the escrow account after the South African government’s approval process was been completed; and

•
USD $175,000 will be held in the escrow account as security to cover any claims made against Coin Security or Cash Axcess in connection with a breach of any of our warranties in the Agreement for a period of six months. Upon the expiration of six months, the remaining balance in the escrow account shall be paid to our company.

The closing of the sale of Cash Axcess occurred on September 30, 2006. No material relationship exists between Coin Security and our company and/or its affiliates, directors, officers or any associate of an officer or director.

On September 29, 2006, we were served with process by Renaissance US Growth Investment Trust PLC (“Renn”) and BFS US Special Opportunities Trust PLC (“BFS” and collectively with Renn, the “Plaintiffs”), two investors and shareholders of our company. In the Complaint, filed in the Circuit Court of the Seventh Judicial Circuit in and for St. John’s County, Florida, Plaintiffs allege breach of contract, fraud, and negligent misrepresentation. The Plaintiffs are seeking monetary damages, attorneys fees and rescission of their investment in the amount of $1,500,000 based on our restatement of its earnings for the 2nd and 3rd quarters of 2005. We deny any and all allegations of wrongdoing and intends to vigorously defend such action.

Business Description

As of December 31, 2005, we currently own, manages and operates approximately 5,000 ATMs in its national network, which currently spans 43 states. We provide proprietary ATM branding and processing services for over 75 financial institutions that have approximately 740 branded sites under contract with the Company nationwide. Our processing subsidiary performs over 980,000 financial transactions per month.

Nationwide Money Services, Inc.

Nationwide Money Services, Inc. is our wholly owned subsidiary and is engaged in the business of operating a network of ATMs. The ATMs provide holders of debit and credit cards access to cash, account information and other services at convenient locations and times chosen by the cardholder. Debit and credit cards are principally issued by banks and credit card companies.

To promote usage of ATMs in our network, we have relationships with national and regional card organizations (also referred to as networks) which enable the holder of a card issued by one member of the organization to use an ATM operated by another member of the organization to process a transaction. These relationships are provided through EFT Integration, a wholly owned subsidiary of our company. EFT Integration has a relationship with the following card organizations or networks:

•	EFT Integration ("EFTI") has a direct relationship with STAR, a major regional network;

•	EFTI also processes a national credit union network through CU24;

•	through third parties EFT Integration has relationships with Cirrus and Pulse, the two principal national card organizations; and

•	other card organizations, all of whose members are banks and ATM network operators and or sponsored by member banks.

We also have relationships with major credit card issuers such as Visa, MasterCard and Discover, which enable the holder of a credit card to use ATMs in our network to process a transaction.

ATMs. We deploy and operate ATMs primarily under the following two programs:

•
Full placement program. Under a full placement arrangement, we own the ATM and are responsible for controlling substantially all aspects of its operation including maintenance, cash management and loading, supplies, signage and telecommunications services. We are generally responsible for almost all of the expenses related to the operation of the ATM with the exception of power and, on occasion, telecommunications. We typically use this program for major national and regional merchants.

•
Merchant-owned program. Under a merchant-owned arrangement, the merchant (or, for a merchant using lease financing, its lease finance provider) typically buys the ATM through us and the merchant is responsible for most of the operating expenses such as maintenance, cash management and loading, and supplies. We typically provide all transaction processing services, and the merchants use our maintenance services from time to time. Our rental program is similar to our merchant-owned program, except that the merchant rents the ATM from us rather than purchasing it, and we provide the maintenance and supplies for the machine.

We attempt to place the ATMs in our full placement program in high visibility, high traffic merchant locations. Our experience has demonstrated that the following locations, among others, often meet these criteria:

•	convenience stores;

•	combination convenience stores and gas stations;

•	Supermarkets; and

•	entertainment facilities

We have found that the primary factors affecting transaction volume at a given ATM are its location within the site and merchandising, such as indoor and outdoor signage, directing consumers to the location. As a result, we seek to maximize the visibility and accessibility of our ATMs, because we believe that once a customer establishes a pattern of using a particular ATM, the customer will generally continue to use that ATM.

Most of our new ATMs feature advanced functionality, diagnostics and ease of use including color displays, personal computer-based operating systems, thermal printing, dial-up and remote monitoring capabilities, and upgrade and capacity-expansion capability. All machines can perform basic cash dispensing and balance inquiry transactions, transmit on-screen marketing, dispense coupons and conduct marketing surveys. Most of our equipment is modular in design, which allows us to be flexible and accommodating to the needs of our clients as technology advances.

ATM Relationships. We purchase our ATMs from Triton Systems and to a lesser extent, from Tranax Corporation. We believe that the large quantity of ATMs we purchase from these manufacturers enables us to receive favorable pricing. In addition, we maintain close working relationships with these manufacturers in the course of our business, allowing us to stay informed regarding product updates and to minimize technical problems with purchased equipment. Although we currently purchase a majority of our ATMs from Triton Systems, we believe that our relationships with Tranax Corporation are good and that we would be able to purchase the ATMs we require from them if we were no longer able to purchase ATMs from Triton Systems.

Merchant Customers. We have contracts with national and regional merchants and with numerous independent store operators. For 2005, no single merchant accounted for 24% or more of our ATM net sales. The terms of our merchant contracts vary as a result of negotiations at the time of execution. In the case of our full placement programs, the contract terms for contracts currently in place typically include:

•	an initial term of at least five-seven years;

•	ATM exclusivity at locations where we install an ATM and, in many cases, a right of first refusal for all other locations;

•	a requirement that the merchant provide a highly visible space for the ATM and signage;

•	protection for us against underperforming locations by permitting us to increase the withdrawal fee or remove ATMs; and

•	provisions making the merchant's fee variable depending on the number of ATM transactions and milestones.

New contracts under our merchant-owned or rental arrangements typically include seven year terms with other terms similar to our Full Placement contracts, as well as the following additional terms:

•	provisions imposing an obligation on the merchant to ensure the ATM is operational at all times its store is open to the public; and

•	provisions that require a merchant to use its best efforts to have any purchaser of the merchant's store assume our contract.

EFT Integration

EFT Integration operates a central processing center located in our headquarters in Ponte Vedra Beach, Florida. The processing center is connected to each ATM in our network through dedicated, dial-up communications circuits. The operation of our processing center is critical to the successful operation of the ATM network. At the processing center, EFT Integration maintains a "switch" which links in a compatible manner ATMs in our network, the processing center and similar processing or transaction authorization centers operated by card issuers and card organizations. The switch makes possible the electronic exchange of information necessary to conduct transactions at ATMs in our network. The switch consists of a Dell computer system, telecommunications equipment, and Postilion software (purchased from Mosaic Software) and proprietary software developed for the operation of our network by our wholly owed subsidiary, Axcess Technology Corp. The system has undergone rigorous testing by VISA and Mastercard and has successfully passed a VISA CISP audit and is currently VISA CISP, Visa Canada AIS, Mastercard SDP, American Express DSOP and Discover Disc Compliant for secured transaction processing. EFTI has also passed an audit of Phase I of SAS 70 Controls and Procedures.

Management believes the computer system has sufficient capacity to meet any growth in transaction volume achieved over the next three years and to permit the development of new services being considered by us. Although the switch translates between computers and makes routing decisions, it does not execute the transactions. Transactions originated at ATMs in our network are routed by the switch operated in our processing center to the card organization and card issuer that processes the account records for the particular cardholder's financial institution. In turn, the switch relays reply information and messages from the computer center to the originating terminal.

To protect against power fluctuations or short-term interruptions, the processing center has uninterruptible power supply systems with battery and generator back-up. The processing center's data back-up systems would prevent loss of transaction records due to power failure and permit the orderly shutdown of the switch in an emergency. To provide continued operation in the event of a catastrophic failure, all incoming ATM messages would be re-routed to a third party processor. EFT Integration has an extensive disaster recovery plan for immediate handling of ATM transactions in the case of a disaster scenario. The plan entails processing, by secured parties, and use of data facilities in two offsite locations. The plan has successfully been tested.

Outsource of processing. In late 2005, we outsourced payment processing to Genpass Technologies, LLC ("Genpass"). Genpass is a subsidiary of U.S. Bank, N.A. Pursuant to the Agreement, Nationwide Money Services, Inc. ("Nationwide") agreed to engage Genpass to be the exclusive provider of certain electronic funds transfer services, which includes a seven year term for the processing of ATM transactions for Nationwide, a wholly owned subsidiary of the Company.

The Genpass Agreement offers the Company a substantial monetary incentive to transfer ATMs to Genpass. This incentive is an off set of conversion costs incurred by the Company as well as a reimbursement of expenses associated with unwinding contracts associated with the Company's ATM processing switch.

The Genpass Agreement provides the Company with a tiered "pick a tier" pricing structure. When fully implemented, we believe that the Genpass Agreement will lower the Company's ATM processing and sponsorship costs by 38% to 46%.

Additionally, the Genpass Agreement gives the Company access to additional value added services as well as reducing its regulatory burden and costs. The Company also anticipates an increase in interchange revenue as a result of Genpass' more optimal transaction routing tables.

Revenue Sources

Transaction Fees. Our revenues are principally derived from two types of fees, which we charge for processing transactions on our ATM network. We receive an interchange fee from the issuer of the credit or debit card for processing a transaction when a cardholder uses an ATM in our network. In addition, in most cases, we receive a surcharge fee from the cardholder when the cardholder makes a cash withdrawal from an ATM in our network.

ATM Network Management Services. In addition to revenues derived from interchange and surcharge fees, we also derive revenues from providing ATM network management services to banks and other third party owners of ATMs included in our ATM network. These services include 24 hour transaction processing, monitoring and notification of ATM status and cash condition, notification of ATM service interruptions, in some cases, dispatch of field service personnel for necessary service calls and cash settlement and reporting services. Banks may choose whether to limit transactions on their ATMs to cards issued by the bank or to permit acceptance of all cards accepted on our network.

Surcharge Fees. In April 1996, national debt and credit card organizations changed the rules applicable to their members, including us, to permit the imposition of surcharge fees on cash withdrawals from ATMs. Our business is substantially dependent upon our ability to impose surcharge fees. Any changes in laws or card association rules materially limiting our ability to impose surcharge fees would have a material adverse effect on us. See "—Regulatory Matters - Surcharge Regulation." Since April 1996, we have expanded the number of ATMs in our network and have expanded our practice of imposing surcharge fees on cash withdrawals on ATMs.

Seasonality. In our ATM operations, we experience higher transaction volumes per machine in the second and third quarters than in the first and fourth quarters. The increased volumes in the summer months coincide with increased vacation travel in the United States.

Recent Developments in Our Business

We have increased our "Branded Cash" program through financial institution partners, primarily banks and credit unions, which numbered over 75 as of December 31, 2005. In connection with this program, our financial partners are allowed to brand our ATMs with their name at specific merchant locations. In addition, even though we continue to receive an interchange fee with respect to each cash withdrawal, our financial partners' customers receive surcharge free transactions at these branded locations. Further, our financial partners supply the cash, the cash replenishment, and first-line maintenance at these ATMs at a lower cost to us than we would typically pay for such third-party services.

In 2005, we experienced continued growth in sales to financial institutions (FIs) through expansion of the ATM Branding programs. Net growth of 21% in new financial institutions plus expansion of services in 30% of our 2005 client base added 91 new ATM locations and further reduced costs for an additional 142 existing, previously unbranded ATMs by transitioning the cost of cash and cash management to the Branding FI's.

16 of 17 Branded Cash clients whose contracts were originally set to expire in 2005 renewed their agreements for three to five additional years with no increase in cost to the Company. The lone client who allowed their agreement to expire, after eight years in the program, did so only because of changes in their specific market, and still serve as a reference account for the Company. The popularity and FI confidence in the program substantiates its value to the Company and FIs and we believe should serve to continue its positive momentum for the coming year.

Our ATM Outsourcing program for FIs grew by 80% largely due to existing FI clients contracting merchant or Select Employee Group (SEG) locations for placement and management services. This program is expected to more than double again in 2006 as the Company's new or existing partners set out to expand their reach through adding ATMs.

Additionally, our ATM Branding programs have allowed it to acquire an additional $3,000,000 in vault cash from an existing FI partner for use in unbranded ATMs at interest rates tied to the federal funds rate rather than prime interest rates. This amounts to a 50% savings in the cost of those funds and in addition to the direct savings it contributes, it also helps the Company negotiate lower rates with traditional prime based lenders in an environment of rising interest rates.

We have continued to upgrade our ATMs to be Triple DES compliant with the newest technology, which we believe will increase revenues through the latest deployment technology for onscreen advertising.

We are also in discussions with various financial institutions in regards to providing turnkey ATM solutions for their customers. Under this scenario, the Company would provide various services, which would include installation, processing and management of vault cash, maintenance and accounting functions.

On December 15, 2005, our company, entered into a Distributor ATM Processing Agreement with Genpass Technologies, LLC ("Genpass"). Genpass is a subsidiary of U.S. Bank, N.A. Pursuant to the agreement, we agreed to engage Genpass to be the exclusive provider of certain electronic funds transfer services, which includes a seven-year term for the processing of ATM transactions for our company. This Agreement will enable us to materially decrease our processing cost structure going forward.

Breach of contracts

Although our merchant-owned ATM customers have multi-year contracts with us for transaction processing services, due to competition, some of these customers may leave us for our competitors prior to the expiration of their contracts, or may not renew their contracts upon their expiration. Additionally, some merchants may sell or close their stores. When these events occur, we pursue these customers to continue to utilize our processing services with us or alternatively, in the event they terminate their relationship with us prior to the expiration of their contacts, we seek payment of damages under a breach of contract clause in our contracts. We lost 176 ATM locations during 2005 as a result of these events. These ATM locations accounted for 3.7% of our total locations and have been replaced with other contracts during the year.

Our ATM Network

General. ATM locations in our network are concentrated on the East coast. The following lists the 10 states that we currently do a majority of our business and the number of ATMs located in those states that are on our network.

STATE	NUMBER OF ATMs
GA	848
TX	642
NY	597
VA	584
FL	369
NC	343
NM	206
MD	142
AL	121
SC	90
All Others	660
Total	4,602

The operation of the network involves the performance of many complementary tasks and services, including principally:

• acquiring ATMs for us or our customers,

• selecting locations for ATMs and entering into leases for access to those locations,

• in the case of third party merchants, establishing relationships with them for processing transactions on their ATMs,

• the sale of our Branded Cash services to local and regional banks or credit unions (see section above "Branded Cash"),

• establishing relationships with national and regional card organizations and credit card issuers to promote usage of ATMs in the network,

• operating and maintaining the computer system and related software necessary to process transactions conducted on ATMs,

• processing transactions conducted on ATMs,

• supplying ATMs with cash and monitoring cash levels for re-supply, and

• managing the collection of fees generated from the operation of the network.

ATM Locations. We believe that the profitable operation of an ATM is largely dependent upon its location. We devote significant effort to the selection of locations that will generate high cardholder utilization. One of the principal factors affecting our further penetration of existing markets is the availability of attractive sites. We attempt to identify locations in areas with high pedestrian counts where people need access to cash and where use of the ATM is convenient and secure. Management believes the identification of locations is supported by the desire of retailers of all types to offer their customers access to cash as an alternative to cashing checks, which avoids the financial exposure and added overhead of cashing checks. Key target locations for our ATMs include the following

•	grocery stores,

•	convenience stores and combination convenience stores and gas stations,

•	major regional and national retailers,

•	hotels,

•	shopping malls,

•	airports,

•	colleges,

•	amusement parks,

•	sports arenas,

•	theaters, and

•	bowling alleys.

We believe that once a cardholder establishes a habitual pattern of using a particular ATM, the cardholder will generally continue to use that ATM unless there are significant problems with the location, such as a machine frequently being out of service. It is our goal to secure key locations before our competitors can do so, and become the habitual ATM location of card users in our markets.

We enter into leases for our ATM locations. The leases generally provide for the payment to the lessor of either a portion of the fees generated by use of the ATM or a fixed monthly rent. Most of our leases have a term of approximately five years with various renewable time periods. We generally have the right to terminate a lease if the ATM does not meet certain performance standards. The ATM site owner generally has the right to terminate a lease before the end of the lease term if we breach the lease agreement or become the debtor in a bankruptcy proceeding.

Typical ATM Transaction. In a typical ATM transaction processed by us, a debit or credit cardholder inserts a credit or debit card into an ATM to withdraw funds or obtain a balance inquiry. The transaction is routed from the ATM to our processing center at EFT Integration or another third party processing company by dedicated, dial-up communication links. The processing center computers identify the card issuer by the bank identification number contained within the card's magnetic strip. The transaction is then switched to the local issuing bank or card organization (or its designated processor) for authorization. Once the authorization is received, the authorization message is routed back to the ATM and the transaction is completed.

Authorization of ATM transactions. Transactions processed on ATMs in our network are the responsibility of the card issuer. We are not liable for dispensing cash in error if we receive a proper authorization message from a card issuer.

Transaction Volumes. We monitor the number of transactions that are made by cardholders on ATMs in our network. The transaction volumes processed on any given ATM are affected by a number of factors, including location of the ATM, the amount of time the ATM has been installed at that location, and market demographics. Our experience is that the number of transactions on a newly installed ATM is initially very low and increases for a period of three to six months after installation as consumers become familiar with the location of the machine. We processed a total of 15,585,397 transactions in fiscal 2005, 11,385,952 transactions in fiscal 2004 and 7,202,708 transactions on our network in fiscal 2003.

Declining ATM transactions and revenue. During 2005 compared to 2004 our company experienced a decline in the average number of withdrawals per unit. Average withdrawals per ATM per month decreased by 3.1% for 2005 compared to 2004. The decrease in average monthly withdrawals per ATM was consistent with a similar decline industry-wide. The Company is projecting a similar 4.5% reduction in 2006.

Visa/Plus, which accounted for approximately 14% of our United States ATM transactions during the year ended December 31, 2005, has divided ATM providers into two tiers, and reduced the interchange fees it pays to second tier providers for withdrawals and balance inquiries by $.10 per transaction, effective October 1, 2005. Our ATMs do not meet all of the requirements for first tier status. As a means of mitigating the impact of the lower interchange rates paid by Visa/Plus we have had our processing agents adjust priority routing tables to move transactions through networks whose interchange rates are higher than those paid by Visa/Plus, whenever applicable agreements permit. The Cirrus and MasterCard networks implemented a $.05 per transaction ATM Convenience Fee in April 2005. This fee is netted out of interchange dollars paid to us. For the year ended December 31, 2005, approximately 6% of our United States transactions were routed through the Cirrus and MasterCard networks.

Interest Rate Risk. We obtain vault cash under agreements with financial institutions. Vault cash obtained under these programs remains the property of the financial institution, and is not included on our consolidated balance sheet, unless there is a timing difference such that the Company is not able to distribute funds back to financial institutions in time at month-end. When this timing difference exists, the Company includes the vault cash and the vault cash payable on our consolidated balance sheet. During 2004 amounts we accessed each month ranged from $5.5 million to $19.4 million and we paid cash fees totaling $568K for use of the cash. During 2005 the amounts we accessed each month ranged from $17.5 million to $21.4 million and paid a total of $1.34 million in cash fees for use of the cash. Fees that we pay for use of the cash are related to the bank's interest rates. Based on the $19.6 million balance being used as of December 31, 2005, and the cost of the cash increased by 1%, our cost of sales would increase by $196,000 per year.

Increases in interest rates will increase our cost of cash expenses. We have vault cash facilities that are related to variable interest rates. Consequently, a rise in interest rates would increase our operating costs and cost of cash expenses.

Interest Rate Impact. Our average related interest rate paid in cash fees on vault cash for 2004 was 5.09%. During 2005, our monthly average interest rate paid in cash fees increased from 5.38% to 6.97%. Our average cash fees rate paid on vault cash for 2005 was 6.19%. The financial impact of this increase was approximately $237K in additional cost of cash expense.

Axcess Technology Corporation

Effective December 31, 2005, we discontinued two operations that did not fit within our strategic plans, thereby ceasing operations of the Company's software development subsidiary, Axcess Technology Corp., and its South African subsidiary, Axcess Technology Corp, SA (Pty) Ltd as of December 31, 2005.

Acquisition Strategy

We believe there may be opportunities to purchase or merge with other ATM deployers. Acquisition targets may include one or more small-to-medium size ATM deployers located in the United States. We believe that, by integrating the operations of multiple ATM deployers with ours, the Company will achieve economies of scale, which may result in increased profit margins for the Company. During the period from February 2004 through December 2005, the Company completed four acquisitions which added more than 3,200 ATM contract locations to our network.

Business Continuity

Our business continuity plan includes the following two main components:

•	a plan to ensure the continuous operation of our core transaction processing systems; and

•	a plan to minimize disruption of the remainder of our business functions.

Transaction Processing Systems

We maintain Universal Power Systems and diesel generators for back-up power during temporary power outages. In the event of a longer-term business interruption, we have a Business Continuity Plan that allows all incoming ATM messages to be re-routed to our back up site at SunGard Availability Services. SunGard is an international leader in business continuity services. Our back up site is located in Carlstadt, New Jersey.

Other Business Functions.

We have a Business Continuity Plan for the remainder of our business functions that can be broken down into four elements: Prevention, Event Management, Event Mitigation, and Event Recovery. The plan addresses events such as vendor service interruption, natural disasters, and internal systems problems. In the event of a catastrophic event, we also maintain alternate SunGard sites in Lake Mary, Florida and Atlanta, Georgia for office operations. These alternate sites provide immediate access to the technical and office facilities required for failover. Copies of all software and critical business information are maintained off-site.

Competition

Competitive factors in our business include network availability and response time, price to both the card issuer and to our customers, ATM location and access to other networks. The market for the transaction processing and payment services industry and specifically ATM services is highly competitive. Our principal competitors are national ATM companies that have a dominant share of the market. These companies have greater sales, financial, production, distribution and marketing resources than us.

We have identified the following additional categories of ATM network operators:

•
Financial Institutions. Banks have been traditional deployers of ATMs at their banking facilities. However, many banks are starting to place ATMs in retail environments where the bank has an existing relationship with the retailer. This may limit the availability of locations for our ATMs.

•	Credit Card Processors. Several of the credit card processors have diversified their business by taking advantage of existing relationships with merchants to place ATMs at sites with those merchants.

•
Third Party Operators. This category includes data processing companies that have historically provided ATM services to financial institutions, but also includes small and regional network operators such as us.

•	Companies that have the capability to provide both back office services and ATM management services.

•	Consolidators in the business such as TRM/E-Funds and Cardtronics/E-Trade. Their networks consist of approximately 21,868 ATMs and 25,000 ATMs respectively

Management believes that many of the above providers, with the exception of Cardtronics, deploy ATMs to diversify their operations and that the operation of the ATM network provides a secondary income source to a primary business.

Since April 1996, when national debt and credit card organizations changed rules applicable to their members to permit the imposition of surcharge fees, there has been increased competition, both from existing ATM network operators and from new companies entering the industry. There can be no assurance that we will continue to be able to compete successfully with national ATM companies. A continued increase in competition could adversely affect our margins and may have a material adverse effect on our financial condition and results of operations.

ATM Network Technology

Most of the ATMs in our network are manufactured by Triton and Tranax. In addition, we own several other ATM machine brands such as Fujitsu, Greenlink, Tidel, and others. EFT Integration is capable of processing transactions generated by each of these brands of ATMs as well as most other ATM brands such as those manufactured by IBM/Diebold, NCR, Seimens/Nixdorf, and WRG. Due to the wide range of advanced technology available, we are able to supply our customers with state-of-the-art ATMs providing electronic features and reliability through sophisticated diagnostics and self-testing routines. The various machine types perform functions ranging from the basic routines, which include dispensing cash, displaying account information, and providing a receipt to the user, to more sophisticated routines such as dispensing stamps or coupons and providing advertising revenue through the use of monochrome or color monitor graphics. Many of our ATMs are modular and upgradeable so we may adapt them to provide additional services in response to changing technology and consumer demand. Our field services staff tests each ATM prior to placing it in service.

Vault Cash.

Currently, we rent cash ("vault cash") for 1,025 of our ATMs through agreements with various banks, which are located throughout the United States. The vault cash is replenished periodically based upon cash withdrawals. In addition, our branded cash partners provide cash for 577 ATMs covered under our Branded Cash program. For the remaining 3,190 ATMs in our network, such as merchant-owned ATMs, ATMs owned by other third party owners and ATMs that are only processed through EFTI, we do not supply the vault cash.

Significant Relationships.

We have agreements with Food Lion and Kash n' Karry Stores for whom approximately 696 and 81 ATMs, respectively, have been installed at their locations as of December 31, 2005. Each of these agreements was originally for a five-year period and set to automatically renew on November 28, 2007. However both contracts were extended in September, 2003 to run through April, 2011 and set to automatically renew, unless terminated 60 days prior. In addition, the site owner has the right to terminate the lease before the end of the lease term under certain circumstances. Currently, there is no such breach or circumstance. The aggregate revenues from Food Lion and Kash n' Karry Stores accounted for approximately 25.6% and 4.1% of our revenues from continuing operations in fiscal year 2005, respectively.

Trademarks

We have the following active trademark applications:

•	ATMs Made Easy!;

•	EasyGreen;

•	EasyGreen Cash Card;

•	EFT Integration, Inc. A Global Axcess Company;

•	Electronic Payment & Transfer Corp A Global Axcess Company;

•	Global Axcess Corp, Nationwide Money Services, Inc. A Global Axcess Company; and

•	Progressive ATM A Global Axcess Brand.

Software Copyrights

The following software has been developed in-house and thus copyright is held by the Company and/or its affiliates:

•	VeloTran Acquirer (real-time transaction processing);

•	VeloTran Card Management (pre-paid debit card management);

•	VeloTran Online (offline transaction processing);

•	Velotran Reconciliation & Settlement (transaction reconciliation & settlement - offline transaction processing);

•	VeloTran Security Server (real-time transaction processing);

•	VeloTran Cash Expense Manager (ATM cash management - offline framework component); VeloTran Cash Manager (ATM cash management - offline framework component);

•	VeloTran Commissions (ISO commission calculation & management - offline framework component);

•	VeloTran Profit Loss Analyzer (ATM profit analyzer - offline framework component);

•	VeloTran Remote Key Manager (ATM key management);

•	VeloTran Terminal Manager (ATM configuration manager - offline framework component);

•	VeloTran TranModule (transaction file importer - offline framework component);

•	VeloTran TranQuery (transaction reporting service - offline framework component);

•	VeloTran Work Order (customer service issue tracking - offline framework component); and

•	TransManager (customer transaction management).

Regulatory Matters

Surcharge Regulation. The imposition of surcharges is not currently subject to federal regulation, but has been banned by several states in which we currently have no operations. Legislation to ban surcharges has been introduced but not enacted in many other states as a result of activities of consumer advocacy groups that believe that surcharges are unfair to consumers. Voters in San Francisco and Santa Monica, California voted in 1999 to bar banks from charging fees to non-customers who use their ATMs. Similar restrictions have been proposed by other cities. The banking industry has resisted these efforts to impose restrictions. We are not aware of the introduction of such legislation or the submission to voters of such referendums applicable to us in any of the states or cities in which we currently do business. Nevertheless, there can be no assurance that surcharges will not be banned in the states where we operate, and such a ban would have a material adverse effect on us.

Network Regulations. National and regional networks have adopted extensive regulations that are applicable to various aspects of our operations and the operations of other ATM network operators. We believe that we are in material compliance with these regulations and, if any deficiencies were discovered, that we would be able to correct them before they had a material adverse impact on our business.

Triple Data Encryption Standard Compliance (Triple DES)- MasterCard and Star Systems as well as other network providers for ATM transactions have issued a security mandate that all ATMs be upgraded from DES to Triple DES technology (a higher level of encryption). Triple DES uses an enhanced encryption key pad residing in ATMs and point-of-sale terminals that makes it far more difficult for even the fastest computers to determine all the possible algorithmic combinations used to scramble PINs keyed in by consumers. The use of Single DES keys, while effective for decades without any known security breaches by computer hackers, is now thought to be vulnerable to today's faster computer processors.

The nation's largest PIN-based debit network, Star, owned by Memphis, Tenn.-based Concord EFS Inc., is mandating that after June 30, 2003, all new and replacement ATMs be capable of supporting Triple DES transactions, and that processors like EFT Integration be Triple DES ready by July 1, 2004. As of December 31, 2003 EFT Integration has been made ready to process transactions based on Triple DES requirements. MasterCard requires that every new or replaced ATM to be Triple DES compliant by April 1, 2002 (MasterCard), and all ATMs that are installed or to be installed must be Triple DES compliant by March 31, 2005. VISA has given the networks until December 31, 2005 to be Triple DES compliant. The industry is trying to move for all networks and Mastercard to allow the industry to be ready at the latest December 31, 2005, however that has not fully occurred as of today.

All new ATMs that we purchase are Triple DES compliant. A number of solutions have been developed for legacy ATMs such as those in our network to upgrade them from DES to Triple DES. The Company has approximately 650 legacy ATMs deployed. All of these ATM's have an upgrade path. The current capital budget for upgrades to these ATMs is approximately $1,800,000.

Although we believe that there will be solutions available for the upgrading of our current network of ATMs and that it has planned financially for the upgrade cost, there is no guarantee that these solutions will work or that the financing will be available at the time of upgrading the ATMs. In the event that these solutions do not work, or they are not affordable or our company cannot arrange for financing of the upgrades, we may have to cease operation of those non-compliant ATMs, which would have a material adverse effect on our company.

During the past two fiscal years ending December 31, 2005 and 2004, the amount of research and development costs, which were borne entirely by the Company, amounted to $1,273,237 and $716,941, respectively.

Employees

At December 31, 2005, we had 60 full time employees working in the following subsidiaries:

Global Axcess Corp	4
Nationwide Money Services	56
—

None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced work stoppages and consider our employee relations to be good. Our business is highly automated and we outsource specialized, repetitive functions such as cash delivery and security. As a result, our labor requirements for operation of the network are relatively modest and are centered on monitoring activities to ensure service quality and cash reconciliation and control.

DESCRIPTION OF PROPERTIES

The following is a description of our properties:

Location	Approximate Square Footage	Use

Ponte Vedra, Florida	10,000 sq. ft.	General office use; operations, accounting, software
development, and related administration.

West Columbia, South Carolina	3,600 sq. ft.	General warehouse use, equipment storage, and
maintenance operations.

Cape Town, South Africa	1,800 sq. ft.	General office use, software development.

Jacksonville, Texas	5,000 sq. ft.	General office and warehouse use, equipment storage, and
maintenance operations.

Duluth, Georgia	250 sq. ft.	General office use and administration

In general, all facilities are in good condition and are operating at capacities that range from 85% to 100%. All facilities are leased under operating leases. In comparison to similar facilities in the area, we believe the terms of the lease are fair, and the monthly lease rate is at or below the cost for comparable space.

LEGAL PROCEEDINGS

In March 2004, the Company received a claim filed by James Collins, a previous employee of Global Axcess Corp. The claim was filed in Superior court of California, County of San Diego on March 2, 2004. The claim alleged the following were owed in connection with the employment agreement: compensation, bonuses and other benefits of approximately $316,915; and 90,000 restricted shares and 359,700 stock options exercisable at $0.75 per share. As of March 31, 2006, the Company had accrued a total of $450,000 for the potential legal claim. The claim filed by James Collins was settled for $450,000 on May 2, 2006 whereby the Company made a lump-sum payment of $300,000 on May 22, 2006 and has agreed to pay the remaining $150,000 in 12 monthly installments of $12,500 commencing July 1, 2006 and ending June 30, 2007.

On September 29, 2006, we were served with process by Renaissance US Growth Investment Trust PLC (“Renn”) and BFS US Special Opportunities Trust PLC (“BFS” and collectively with Renn, the “Plaintiffs”), two investors and shareholders of our company. In the Complaint, filed in the Circuit Court of the Seventh Judicial Circuit in and for St. John’s County, Florida, Plaintiffs allege breach of contract, fraud, and negligent misrepresentation. The Plaintiffs are seeking monetary damages, attorneys’ fees and rescission of their investment in the amount of $1,500,000 based on our restatement of its earnings for the 2nd and 3rd quarters of 2005. We deny any and all allegations of wrongdoing and intend to vigorously defend such action.

From time to time, our company and our subsidiaries may be parties to, and their property is subject to, ordinary, routine litigation incidental to their business. Claims may exceed insurance policy limits and the Company or any one of its subsidiaries may have exposure to a liability that is not covered by insurance. Except as noted above, management is not aware of any such lawsuits that could have a material adverse impact on our consolidated results of operations, cash flows or financial position.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers, directors and key employees and their ages and positions as of September 30, 2006 are as follows:

Name	Age	Positions

George McQuain	50	President, CEO and Director

Michael J. Loiacono	41	CFO and CAO

Lock Ireland	62	Vice Chairman of the Board of Directors

Robert Landis	47	Director

Joseph M. Loughry, III	60	Chairman of the Board of Directors

Alan Rossiter	60	Director

Sharon Jackson	48	Secretary

The following is a brief description of each officer and director listed above:

George McQuain, President, CEO and Director

In 2002, Mr. McQuain joined the Company as the Vice President of Operations. In 2003, he was appointed as the Chief Executive Officer of Nationwide Money Services, Inc., a wholly-owned subsidiary of the Company. From 1999 to 2001, Mr. McQuain served as the President/Chief Executive Officer of Ntercept Communications, an online market research company. Prior to joining Ntercept Communications, Mr. McQuain was employed by First Union National Bank in various capacities from 1987 to 1999, as a Senior Advisor to the Executive Office of the President of the United States during 1985 and as a Senior Advisor to Office of the Secretary - U.S. Treasury from 1983 to 1985. Mr. McQuain received a Masters of Business Administration from George Mason University.

Michael J. Loiacono, Chief Financial Officer and Chief Accounting Officer

Prior to joining the Company, Mr. Loiacono served from August 2005 to March 2006 as Vice President of Finance for InfiniRoute Networks Inc., which was acquired by TNS, Inc. At InfiniRoute, Mr. Loiacono managed their financial strategies and oversaw the day-to-day financial operations, including budget planning, accounting, billing, and financial reporting. Before his role at InfiniRoute, Mr. Loiacono served as VP Finance at Reach Services, USA from November 2004 to August 2005 and Controller and Director of Finance from July 1998 to October 2004 for ITXC Corp, which was acquired by Teleglobe, Inc. He has also held financial management positions at Voxware, Inc. from March 1996 to July 1998 and Dendrite International, Inc. from August 1994 to March 1996, two publicly traded companies. Mr. Loiacono holds a Bachelor of Science degree from Rutgers University, which he received in June 1988.

Lock Ireland, Vice Chairman of the Board of Directors

Currently a consultant and Director with Resource Corporate Management, Inc., Mr. Ireland has over 30 years experience in the Banking industry. Prior to this he was the President and CEO for Resource Corporate Management, Inc. (RCMI) from 1994 to 2002, RCMI is a company that promotes new products and services with community banks via the Bankers' Banks across the United States. Mr. Ireland has held numerous positions from Vice-President to CEO with the following banks: Bankers Trust of South Carolina, 1st Performance Bank, Republic National Bank and Resource Bancshares. His current affiliations include being a Board Member of the Jacksonville Economic Company and previous Board Governor for the Jacksonville Chamber of Commerce. Mr. Ireland brings many affiliations and much experience in the banking and financial industries to the Company.

Robert Landis, Director

Robert Landis is currently the Chairman, Chief Financial Officer and Treasurer of Comprehensive Care Corporation, a publicly traded company located in Tampa, Florida. He has been with Comprehensive Care for over 5 years, working directly with all operations, financial and SEC filings for the company. Prior to this Mr. Landis was with Maxicare Health Plans, Inc., as its Treasurer from 1983-1998. Mr. Landis was with two Accounting firms from 1981-1983, the first was Price Waterhouse and the second was Irwin Shapiro Accountancy Corp. Robert brings strong financial, operational and SEC experience to the Company, and will be part of the Audit Review Committee for the Company.

Joseph M. Loughry, III, Chairman of the Board of Directors

Joseph M. Loughry, III, age 60, from 2000 through 2003, Mr. Loughry served as the President, CEO and a director of HTE, Inc., a software company that was listed on NASDAQ. Prior to 2000, Mr. Loughry served as the President and CEO of QuestPoint Holdings, Inc. since 1992. Mr. Loughry graduated from the University of Maryland - College Park in 1967 with a BS in Business Administration.

Alan W. Rossiter, Director

Alan W. Rossiter, age 60, since 1996 has served as the President and CEO of Enterprise North Florida Corporation, which provides emerging technology companies with extensive business, technical and financial services. Mr. Rossiter served for 20 years with the United States Navy in various capacities including Aviation Maintenance Officer for the United States Pacific Fleet and Director of Naval Aviation Logistics Management at the Naval Air Systems Command in Washington, D.C. during Operation Desert Storm. Mr. Rossiter received a Bachelors degree in History from Denison University in 1967, graduated from the Naval Aviation Candidate School at Pensacola, Florida in 1969 and graduated from National University of San Diego with a Masters of Business Administration in Financial Management and Information Systems in 1983.

Sharon Jackson

Ms. Jackson has served as the Company’s Director of Corporate Development and Assistant Secretary from 2004 to 2006 and then as the Director of Corporate Operations and Corporate Secretary from 2006 to present. Prior to 2004, Ms. Jackson served as the Director of Marketing and Client Services for Nationwide Money Services, Inc.

Committees

The Board of Directors has established an Audit Committee and a Compensation Committee.

Compensation Committee

The Compensation Committee consists of Lock Ireland, who serves as Chairman of this committee, Robert Landis, and Alan Rossiter. The Compensation Committee met twice during fiscal 2005. The function of the Compensation Committee is to approve stock plans and option grants and review and make recommendations to the Board of Directors regarding executive compensation and benefits.

Audit Committee

The Audit Committee consists of Lock Ireland and Joseph M. Loughry III. The Board of Directors has determined that Mr. Landis, who serves as Chairman of the Audit Committee, qualifies as an "audit committee financial expert," as defined in the rules of the Securities and Exchange Commission. The Audit Committee met four times in fiscal year 2005. Responsibilities of the Committee include (1) reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies, and internal controls, (2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors, and (3) reviewing the independence of the auditors. The Board has determined that each of Messrs. Ireland, Landis, and Loughry meet the independence standards established by the National Association of Securities Dealers.

In 2005, the Board met seven times. The Board adopted various resolutions pursuant to thirteen (13) unanimous written consents in lieu of a meeting adopted during the year ended December 31, 2005. Each of the incumbent directors attended 100% of the aggregate of (i) the meetings of the Board during the year and (ii) the total number of meetings of all committees of the Board on which the incumbent directors served.

During 2005, there were five non-employee and two employee directors. The Board held seven meetings in person or by telephone. In addition, the Board of Directors took action by written consent on thirteen (13) occasions. No Director received cash compensation for his service as director during fiscal 2005. Each non-employee director is compensated with stock options in accordance with the terms of the Company's Stock Option Plan. Such plan provides for an initial grant of 10,000 stock options upon acceptance to the Board and an additional 10,000 stock options after 6 months of service as director. Additionally, annual grants of 10,000 stock options are awarded for each year of service thereafter. All non-employee directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and any committee(s) thereof.

During 2005, a total of 140,000 stock options were granted to non-employee directors as follows:

Director	Number of Options

Ireland, Lock	60,000 (1)
Landis, Robert	10,000
Loughry, Joseph	20,000
Pearson, Robert (2)	20,000
Rossiter, Alan	20,000
Hochwimmer, Georg (2)	10,000

(1) This Director received 50,000 additional options for business development assistance.

(2) Resigned as a director of our company.

Code of Ethics

We have adopted our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of our company.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid by us with respect to the fiscal year ended December 31, 2005 for the Chief Executive Officer and all other executive offices whose total cash compensation exceeds $100,000 in the fiscal year ended December 31, 2005.

		Annual Compensation			Long Term Awards Securities Underlying
Name and Principal Position	Year	Salary ($)		Bonus ($)	Options

Michael Dodak	2005	$275,000		$12,185	—
Former CEO and Chairman (8)	2004	$275,000		$15,000	—	(1)
	2003	$220,000		$50,000	150,000	(2)

David Fann	2005	$200,000		$6,360	—
Former President and Secretary (8)	2004	$200,000		$6,700	—	(1)
	2003	$200,000		—	150,000	(2)

David Surette	2005	$137,945		$7,335	—
Former CFO	2004	$125,000		$13,500	13,950	(1)
	2003	$120,000		—	85,500	(3)(4)

Robert Colabrese	2005	$217,554	(5)	$3,025	—
Former Executive Vice	2004	$200,000	(6)	$7,000	—	(1)
President Sales	2003	$135,000		—	54,000	(2)

George McQuain	2005	$146,670		$6,430	—
CEO & COO of NMS (7)	2004	$140,000		$14,500	28,200	(1)
	2003	$130,000		—	54,000	(2)

(1) In 2004, the executive management was granted options based on certain goals that would have to be met for fiscal year 2005 before they could be vested. The number of options shown here are the total options that vested based on those goals in 2005.

(2) In 2003, the executive management was granted options based on certain goals that would have to be met for fiscal year 2004 before they could be vested. The number of options shown here are the options that vested in 2004.

(3) Includes 55,500 options vested in 2004 and granted in 2003 by executive management based on certain goals that would have to be met for fiscal year 2004 before they could be vested.

(4) Includes 30,000 options granted at date of hire which vest over 3 years.

(5) Combines commission payments of $82,554 during the year with salary of $135,000.

(6) Combines commission payments of $65,000 during the year with salary of $135,000.

(7) Mr. McQuain earned the compensation listed as the CEO and COO of Nationwide Money Services. In 2006, Mr. McQuain was appointed as the CEO and President of our company with an annual base salary of $200,000.

(8) Resigned as an executive officer on October 10, 2006.

Options/SARs Grants During Last Fiscal Year

A total of 277,200 options were granted during the fiscal year ended December 31, 2005. No options were granted to our named executive officers during the fiscal year ended December 31, 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, for each of the named executive officers, information concerning the number of shares received during fiscal 2005 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on December 31, 2005.

	Shares Acquired on	Value	Number of Securities Underlying Options at Year End (#)		Value of Options at Year End ($) (1)(2)
Name	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Mike Dodak(3)	—	—	60,000	150,000	$17,400	($76,500)
David Fann 3)	—	—	60,000	150,000	$17,400	($76,500)
David Surette3)	—	—	30,000	69,450	$25,200	($29,840)
Robert Colabrese3)	—	—	45,000	54,000	$14,175	($27,540)
George McQuain	—	—	40,000	82,200	$11,600	($32,457)

(1) Based on the difference between the option exercise price and the closing sale price of $1.19 of our common stock as reported on the OTC Bulletin Board on December 31, 2005, the last trading day of our 2005 fiscal year.

(2) Out of the Money options are shown as negative.

(3) Former executive officer of our company.

Employment Agreements

On October 10, 2006, we entered into Separation Agreement and Release (the “Dodak Agreement”) with Michael Dodak pursuant to which Mr. Dodak resigned as an executive officer and director of our company effective September 30, 2006. Pursuant to the Dodak Agreement, Mr. Dodak agreed to not compete with our company for a period of five years, solicit our employees or utilize our trade secrets in consideration of a payment $42,301 representing accrued paid time off, $376,776 paid in installments of $15,699 over 24 months, the payment of the lesser of $6,600 or the maximum permitted in matching dollars as per our 401K Plan and provide healthcare benefits through March 31, 2008. Mr. Dodak agreed to provide up to 20 hours of consulting to our company for a period of six months at no additional cost.

In addition, on October 10, 2006, we entered into Separation Agreement and Release (the “Fann Agreement”) with David Fann pursuant to which Mr. Fann resigned as an executive officer and director of our company effective September 30, 2006. Pursuant to the Fann Agreement, Mr. Fann agreed to not compete with our company for a period of five years, solicit our employees or utilize our trade secrets in consideration of a payment $23,692 representing accrued paid time off, $180,552 paid in installments of $15,046 over 12 months, the payment of the lesser of $6,600 or the maximum permitted in matching dollars as per the Company’s 401K Plan and provide healthcare benefits through September 30, 2007. Mr. Fann agreed to provide up to 20 hours of consulting to our company for a period of six months at no additional cost.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2004, we issued 182,486 shares of common stock to Michael Dodak, a stockholder, officer, and director of our company, through exercise of 200,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 182,486 shares of common stock to David Fann, a stockholder, officer, and director of our company, through exercise of 200,000 Private Placement Offering Warrants (offsetting an equal amount of debt currently owed by our company) at $0.50 per share and exercised as cashless.

In February 2004, we issued 72,994 shares of common stock to Robert Colabrese, a stockholder, and officer of our company, through exercise of 80,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 18,248 shares of common stock to David Surette, a stockholder, and officer of our company, through exercise of 20,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 73,007 shares of common stock to Lock Ireland, a stockholder and director of our company, through exercise of 80,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In March 2004, we issued 2,000 shares of common stock to Lock Ireland, a stockholder and director of our company, through exercise of 6,000 Private Placement Offering Warrants at $1.75 per share.

In March 2004, we issued 140,000 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share

In March 2004, we issued 140,000 shares of common stock to Renaissance Capital Growth & Income Fund III, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share

In March 2004, we issued 140,000 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share

In February 2004, we issued 533,332 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $66,665 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 533,332 shares of common stock to Renaissance Capital Growth & Income Fund III, a stockholder and beneficial owner of our company, through a Private Placement Offering for $66,665 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 533,332 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $66,665 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 1,200,000 shares of common stock to Baron Partners, LP, a stockholder and beneficial owner of our company, through a Private Placement Offering for $1,500,000 and we issued 2,400,000 Warrants exercisable from $1.75 to $5.00.

In September 2004, we issued 3,000 warrants to Lock Ireland, a stockholder and director of our company, as part of a debenture with an exercise price of $1.75 per share.

In September 2004, we issued 66,000 warrants to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, as part of a debenture with an exercise price of $1.75 per share.

As of December 31, 2004, we had an unsecured promissory note in the amount of $192,966 outstanding payable to Robert Mehlman, a stockholder of our company. The note bears interest in the amount of 11% and is due in June 2013.

In October 2005, we reduced the exercise price from $1.75 to $1.25 and extended the expiration date by five years on 66,000 warrants held by BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, in return for a five year extension on $1,000,000 in debt financing. The change in fair value of the warrants was recorded as additional paid in capital.

In October 2005, we reduced the exercise price from $1.75 to $1.25 and extended the expiration date by five years on 3,000 warrants held by Lock Ireland, a stockholder and director of our company, in return for a five year extension on $50,000 in debt financing. The change in fair value of the warrants was recorded as additional paid in capital.

In October 2005, the Company converted $993,772 in debentures, net of related discounts, issued in September 2004 to equity at a conversion price of $1.25 or 820,000 shares, and reduced the exercise price of the warrants attached to the debentures from $1.75 to $1.25 and extended the expiration of the warrant term from September 9, 2007 to October 21, 2010. The fair value of equity approximates the fair value of the debt converted and the fair value of the warrant repricing.

As of November 2005, we issued 600,000 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $750,000 and we issued 240,000 Warrants exercisable from $1.75.

As of November 2005, we issued 600,000 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $750,000 and we issued 240,000 Warrants exercisable from $1.75.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 5, 2007

•	by each person who is known by us to beneficially own more than 5% of our common stock;

•	by each of our officers and directors; and

•	by all of our officers and directors as a group.

Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name	Number	Percent (1)

Lock Ireland	282,507	1.34%(2%)
George McQuain	132,200	0.63%(3%)
Michael J. Loiacono	0	0.00%
Robert Landis	67,500	0.32%(4%)
Joseph M. Loughry, III	80,000	0.38%(5%)
Alan W. Rossiter	5,000	0.02%(6%)
Sharon Jackson	0	0.00%
All executive officers and directors as a group (7 persons)	567,207	2.69%
Other 5% owners:
BFS U.S. Special Opportunities Trust PLC	3,340,000	15.89%(7%)
Rennaissance U.S. Growth Investment Trust PLC	3,280,000	15.60%(8%)
Rennaissance Capital Growth & Income Fund III, Inc.	2,440,000	11.61%(9%)
Cardservice International, Inc.	1,110,529	5.28%(10%)
	10,170,529	48.38%

The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934. Beneficially owned securities may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual. Beneficially owned securities may also include other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of February 5, 2007 pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities

(1) Based on 21,021,786 shares of common stock outstanding as of February 5, 2007.

(2) included are 184,007 common shares, 15,000 stock purchase options exercisable at $1.10 per share, 7,500 stock purchase options exercisable at $2.50 per share, 50,000 stock purchase options exercisable at $1.40 per share, 5,000 stock purchase options exercisable at $1.45 per share, 6,000 stock purchase warrants exercisable at $1.75 per share, 6,000 stock purchase warrants exercisable at $2.50 per share, 6,000 stock purchase warrants exercisable at $5.00 per share, and 3,000 stock purchase warrants exercisable at $1.25 per share.

(3) included are 40,000 stock options exercisable at $0.90 per share, 54,000 stock purchase options exercisable at $1.70, 28,200 stock purchase options exercisable at $1.30 per share and 10,000 shares of common stock.

(4) included are 40,000 common shares, 15,000 stock purchase options exercisable at $1.10 per share, 7,500 stock purchase options exercisable at $2.50 per share, and 5,000 stock purchase options exercisable at $1.45 per share.

(5) included are 50,000 stock purchase options exercisable at $1.10 per share and 30,000 shares of common stock.

(6) included are 5,000 stock purchase options exercisable at $1.10 per share.

(7) included are 1,553,332 common shares and 1,786,668 stock purchase warrants exercisable at prices ranging from $1.25 to $5.00.

(8) included are 1,553,332 common shares and 1,726,668 stock purchase warrants exercisable at prices ranging from $1.75 to $5.00.

(9) included are 953,332 common shares and 1,486,668 stock purchase warrants exercisable at prices ranging from $1.75 to $5.00.

(10) included are 1,110,529 common shares.

DESCRIPTION OF SECURITIES BEING REGISTERED

Common Stock

We are authorized to issue up to 45,000,000 shares of common stock, par value $.001. As of February 5, 2007, there were 21,021,786 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.001 per shares. As of February 5, 2007, there were no shares of preferred stock outstanding. The board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but un-issued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of the common stock.

We do not have any plans to issue any shares of preferred stock. However, we consider it desirable to have one or more classes of preferred stock to provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise. If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders' meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of the net income per share and net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. As a result, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to our common stock. The board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any such stock on terms which it deems are not in our best interest or the best interests of our stockholders.

Common Stock Purchase Warrants

We currently have 10,425,200 common stock purchase warrants outstanding. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at various exercise prices and for various periods of duration.

Transfer Agent

Our transfer agent is OTR, Inc., 1000 SW Broadway Street, Suite 920, Portland, OR, 97205 and their telephone number is (503) 225-0375.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the general corporate law of the State of Nevada, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	short sales that are not violations of the laws and regulations of any state or the United States;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name(2)	Total Shares including Shares of Common Stock and Shares of Common Stock Issuable Upon Conversion of Notes and/or Warrants	Total Percentage of Common Stock, Inclusing Shares of Common Stock and Shares of Common Stock Issuable upon Exercise or Conversion	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Included in Prospectus	Percentage of Common Stock Owned Before Offering	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After Offering
CAMOFI Master LDC	4,154,741	16.50%	Up to	1,104,081	4.99%	—	—
			4,154,741
			shares of
			common stock (4)

Alliance	80,000	***	Up to 80,000	80,000	***	—	—
Advisors, LLC			shares of
			common stock (5)

RCG Capital	4,548	***	Up to 4,548	4,548	***	—	—
Markets Group,			shares of
Inc.			common stock
			(6)

J. Mitchell Hull	60,000	***	Up to 60,000	60,000	***	60,000	—
			shares of
			common stock
			(7)

Edward Ashurian	3,000	***	Up to 3,000	3,000	***	—	—
			shares of
			common stock
			(8)

Sidney M. Cole	860,000	4.08%	Up to 60,000	800,000	4.06%	800,000	3.80%
			shares of
			common stock(9)

Lock Ireland**	282,507	***	Up to 3,000	3,000	***	279,507	—
			shares of
			common stock
			(10)

Valfrid E. Palmer	66,000	***	Up to 6,000	6,000	***	60,000	—
			shares of
			common stock
			(11)

Jimmie B. Thomas	1,500	***	Up to 1,500	1,500	***	—	—
			shares of
			common stock
			(12)

Acquavest LLC	21,500	***	Up to 21,500	21,500	***	—	—
			shares of
			common stock
			(13)

BFS US Special	3,340,000	15.93%	Up to 900,000	900,000	15.93%	2,440,000	11.44%

Name(2)	Total Shares including Shares of Common Stock and Shares of Common Stock Issuable Upon Conversion of Notes and/or Warrants	Total Percentage of Common Stock, Inclusing Shares of Common Stock and Shares of Common Stock Issuable upon Exercise or Conversion	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Included in Prospectus	Percentage of Common Stock Owned Before Offering	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After Offering
Opportunities			shares of
Trust PLC			common stock
			(14)

Lymann O. Heidtke	35,714	***	Up to 35,714	35,714	***	—	—
			shares of
			common stock
			(15)

Richard Molinsky	410,000	***	Up to 170,000	170,000	***	240,000	—
			shares of
			common stock
			(16)

Frank P. Tinelli	60,000	***	Up to 60,000	60,000	***	—	—
			shares of
			common stock
			(17)

Kuekenhof Equity	160,713	***	Up to 160,713	160,713	***	—	—
Fund LP			shares of
			common stock
			(18)

Midsouth Investor	107,142	***	Up to 107,142	107,142	***	—	—
Fund LP			shares of
			common stock
			(19)

Robert Nathan	6,965	***	Up to 6,965	6,965	***	—	—
			shares of
			common stock
			(20)

John O'Brien	6,964	***	Up to 6,964	6,964	***	—	—
			shares of
			common stock
			(21)

Ehrenkrantz King	7,500	***	Up to 7,500	7,500	***	—	—
Nussbaum, Inc.			shares of
			common stock
			(22)

Heller Capital	420,000	1.99%	Up to 420,000	420,000	1.99%	—	—
Investments LLC			shares of
			common stock
			(23)

Renaissance US	3,280,000	15.64%	Up to 840,000	840,000	15.6%	2,440,000	11.44
Growth Investment			shares of
Trust PLC			common stock
			(24)

Mulberry	36,000	***	Up to 36,000	36,000	***	—	—
Development SA			shares of
			common stock
			(25)

* Intentionally left blank.

** Director of our company.

*** Less than one percent

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the options and common stock purchase warrants will be issued.

(3) Intentionally left blank.

(4) Richard Smithline serves as a director of CAMOFI Master Fund LDC and holds final voting and investment power over securities owned by it. Represents 3,017,241 shares of common stock issuable upon conversion of convertible notes and 1,137,500 shares of common stock issuable upon exercise of common stock purchase warrants. However, the selling stockholder has contractually agreed to restrict its ability to convert its convertible notes or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for this selling stockholder exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(5) Represents 80,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Represents 4,548 shares of common stock.

(7) Represents 60,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(8) Represents 3,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(9) Represents 800,000 shares of common stock and 60,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(10) Represents 3,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(11) Represents 6,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(12) Represents 1,500 shares of common stock issuable upon exercise of common stock purchase warrants.

(13) Represents 21,500 shares of common stock issuable upon exercise of common stock purchase warrants.

(14) Represents 600,000 shares of common stock and 300,000 common stock purchase warrants. Renaissance Capital Group, Inc., an investment adviser registered under the Investment Advisers Act of 1940 ("Renaissance Group"), is the investment adviser for BFS US Special Opportunities Trust PLC ("BFS") and shares voting and investment power over securities owned by BFS.

(15) Represents 35,714 shares of common stock issuable upon exercise of common stock purchase warrants.

(16) Represents 120,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(17) Represents 40,000 shares of common stock and 20,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(18) Michael James serves as the General Partner of Kuekenhof Equity Fund LP and holds final voting and investment power over securities owned by it. Represents 107,142 shares of common stock and 53,571 shares of common stock issuable upon exercise of common stock purchase warrants.

(19) Lyman Heidtke serves as the General Partner of Midsouth Investor Fund LP and holds final voting and investment power over securities owned by it. Represents 107,142 shares of common stock issuable upon exercise of common stock purchase warrants.

(20) Represents 6,965 shares of common stock issuable upon exercise of common stock purchase warrants.

(21) Represents 6,964 shares of common stock issuable upon exercise of common stock purchase warrants.

(22) Anthony Ottimo serves as CEO and Chairman of Ehrenkrantz King Nussbaum, Inc. and holds final voting and investment power over securities owned by it. Represents 7,500 shares of common stock issuable upon exercise of common stock purchase warrants.

(23) Ronald Heller serves as the Investment Manager of Heller Capital Investments Inc. and holds final voting and investment power over securities owned by it. Represents 300,000 shares of common stock and 120,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(24) Represents 600,000 shares of commons stock and 240,000 common stock purchase warrants. Renaissance Group serves as the investment adviser of Renaissance US Growth Investment Trust, PLC. and shares voting and investment power over securities owned.

(25) Represents 36,000 shares of common stock issuable upon exercise of common stock purchase warrants.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Kirkland, Russ, Murphy & Tapp, PA have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2005, and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

Weinberg & Company, P.A. have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements for the year ended December 31, 2004 that appear in the prospectus.

CHANGE IN ACCOUNTANTS

Bradford & Company, LLC

On June 27, 2003, we notified L.L. Bradford & Company, LLC ("Bradford"), our independent public accountants, that we were terminating their services, effective as of that date. On June 27, 2003, we engaged Weinberg & Company, P.A. as our principal independent accountant. This decision to dismiss Bradford and engage Weinberg & Company, P.A. was taken upon the unanimous approval of our Board of Directors.

During the last two fiscal years ended December 31, 2002 and December 31, 2001 and through June 27, 2003, there were no disagreements between us and Bradford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Bradford would have caused Bradford to make reference to the matter in its reports on our financial statements, and Bradford's report on our financial statements did not contain any other adverse opinion, disclaimer of opinion, or modification or qualification of opinion. During the last two most recent fiscal years ended December 31, 2002 and December 31, 2001 and through June 27, 2003, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

During the two most recent fiscal years and through June 27, 2003, we have not consulted with Weinberg & Company, P.A. regarding either:

•
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that Weinberg & Company, P.A. concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or

•
any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

We have requested that Bradford furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated June 30, 2003, was filed as Exhibit 16.1 to the Company Form 8-K filed July 1, 2003.

Weinberg & Company, P.A.

On June 20, 2005, we notified Weinberg & Company, P.A. ("Weinberg"), our independent public accountants, that we were terminating our services, effective as of that date. Further, on June 23, 2005, we engaged Kirkland, Russ, Murphy & Tapp, PA ("Auditor") as our principal independent accountant. This decision to engage Auditor was taken upon the unanimous approval of the Board of Directors of our company.

During the last two fiscal years ended December 31, 2004 and December 31, 2003 and through June 20, 2005, (i) there were no disagreements between our company and Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Weinberg would have caused Weinberg to make reference to the matter in its reports on the Company's financial statements, and (ii) Weinberg's report on our financial statements did not contain any adverse opinion, disclaimer of opinion, or modification or qualification of opinion. During the last two most recent fiscal years ended December 31, 2004 and December 31, 2003 and through June 20, 2005, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

During the two most recent fiscal years and through June 23, 2005 the Company has not consulted with Auditor regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that Auditor concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

Kirkland, Russ, Murphy & Tapp, PA

On June 20, 2005, we dismissed Weinberg as our independent public accountants. Further, on June 23, 2005, we engaged Kirkland, Russ, Murphy & Tapp, PA (“Kirkland”) as our principal independent accountant. This decision to engage Kirkland was taken upon the unanimous approval of the Board of Directors of our company.

During the two fiscal years ended December 31, 2004 and December 31, 2003 and through June 20, 2005, (i) there were no disagreements between our company and Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Weinberg would have caused Weinberg to make reference to the matter in its reports on the Company’s financial statements, and (ii) Weinberg’s report on our financial statements did not contain any adverse opinion, disclaimer of opinion, or modification or qualification of opinion. During the last two most recent fiscal years ended December 31, 2004 and December 31, 2003 and through June 20, 2005, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

During the two most recent fiscal years and through June 23, 2005 we have not consulted with Kirkland regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

We requested that Weinberg furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of our company filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

GLOBAL AXCESS CORP.

FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2006 of Global Axcess Corp.
Condensed Consolidated Balance Sheet as of September 30, 2006 (unaudited)	F-1
Condensed Consolidated Statements of Operations for the three
months ended September 30, 2006 and 2005 (unaudited)	F-2
Condensed Consolidated Statements of Cash Flows for the three months
ended September 30, 2006 and 2005 (unaudited)	F-4
Notes to condensed consolidated financial statements (unaudited)	F-6

For the Years Ended December 31, 2005 and 2004 of Global Axcess Corp.
Report of Independent Registered Public Accounting Firm
for the year ended December 31, 2005	F-23
Consolidated Balance Sheet as of December 31, 2005	F-25
Consolidated Statement of Income for the years ended
December 31, 2005 and 2004	F-26
Consolidated statements of Stockholders' Equity for the years ended
December 31, 2005 and 2004	F-27
Consolidated statements of Cash Flows for the years ended
December 31, 2005 and 2004	F-28
Notes to consolidated financial statements	F-30

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006
(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$603,527
Automated teller machine vault cash	184,504
Accounts receivable, net of allowance for doubtful accounts of $243,340	1,308,438
Other receivable	700,000
Note receivable - current	22,560
Inventory	129,196
Deferred tax asset - current	329,197
Prepaid expenses and other current assets	224,057
Total current assets	3,501,479

Fixed assets, net	6,462,399

Other assets
Merchant contracts, net	12,573,673
Intangible assets, net	4,240,039
Deferred tax asset - non-current	322,279
Other assets	23,603

Total assets	$27,123,472

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$4,153,701
Automated teller machine vault cash payable	184,504
Deferred gain on sale of assets - current	175,000
Notes payable-related parties - current portion	18,153
Notes payable - current portion	47,808
Senior lenders' notes - current portion, net	627,083
Capital lease obligations - current portion	1,253,775
Total current liabilities	6,460,024

Long-term liabilities
Notes payable-related parties - long-term portion	1,328,212
Notes payable - long-term portion	9,093
Senior lenders' notes - long-term portion, net	5,447,058
Capital lease obligations - long-term portion	1,952,947
Deferred tax liability- long-term portion	311,676
Total liabilities	15,509,010

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-
Common stock; $0.001 par value; 45,000,000 shares
authorized, 21,021,786 shares issued and outstanding	21,022
Additional paid-in capital	22,366,402
Accumulated deficit	(10,772,962)
Total stockholders' equity	11,614,462
Total liabilities and stockholders' equity	$27,123,472

 See Accompanying Notes to Condensed Consolidated Financial Statements

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	September 30, 2006	September 30, 2005
Revenues	$5,556,874	$4,815,792

Cost of revenues	3,188,105	$2,865,282
Gross profit	2,368,769	1,950,510

Operating expenses
Depreciation and amortization	610,981	366,300
Impairment of long-lived assets	1,329,396	-
Selling, general and administrative	2,384,450	1,167,629
Restructuring charges	757,811	-
Impairment of notes receivable	522,864	-
Other expense (income)	-	(1,866)
Total operating expenses	5,605,502	1,532,063
Operating income (loss) from continuing operations
before items shown below	(3,236,733)	418,447

Interest expense, net	(399,422)	(154,474)
Loss attributed to minority interest	62,752	-
Income (loss) from continuing operations	(3,573,403)	263,973
Loss from discontinued operations, net of tax	$(53,997)	$(352,576)
Net loss	$(3,627,400)	$(88,603)

Income (loss) per common share - basic:
Income (loss) from continuing operations	$(0.17)	$0.02
Loss from discontinued operations	$(0.00)	$(0.02)
Net loss	$(0.17)	$(0.00)

Income (loss) per common share - diluted:
Income (loss) from continuing operations	$(0.17)	$0.01
Loss from discontinued operations	$(0.00)	$(0.01)
Net loss	$(0.17)	$(0.00)

Weighted average common shares outstanding:
Basic	21,021,243	18,501,286
Diluted	21,021,243	19,137,586

See Accompanying Notes to Condensed Consolidated Financial Statements

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine Months Ended
	September 30, 2006	September 30, 2005
Revenues	$16,232,522	$14,546,658

Cost of revenues	9,234,923	8,592,795
Gross profit	6,997,599	5,953,862

Operating expenses
Depreciation and amortization	1,824,868	976,532
Impairment of long-lived assets	1,329,396	-
Selling, general and administrative	5,586,050	3,545,036
Restructuring charges	757,811
Impairment of notes receivable	772,864
Other expense (income)	412,406	(5,389)
Total operating expenses	10,683,396	4,516,179
Operating income (loss) from continuing operations
before items shown below	(3,685,797)	1,437,683

Interest expense, net	(1,039,685)	(429,517)
Gain on sale of assets	13,655	-
Loss attributed to minority interest	109,351	-
Income (loss) from continuing operations	(4,602,476)	1,008,166
Loss from discontinued operations, net of tax	$(275,937)	$(959,951)
Net income (loss)	$(4,878,413)	$48,214

Income (loss) per common share - basic:
Income (loss) from continuing operations	$(0.22)	$0.06
Loss from discontinued operations	$(0.01)	$(0.06)
Net income (loss)	$(0.23)	$0.00

Income (loss) per common share - diluted:
Income (loss) from continuing operations	$(0.22)	$0.06
Loss from discontinued operations	$(0.01)	$(0.06)
Net income (loss)	$(0.23)	$0.00

Weighted average common shares outstanding:
Basic	20,987,328	18,141,753
Diluted	20,987,328	18,614,811

See Accompanying Notes to Condensed Consolidated Financial Statements

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30, 2006	September 30, 2005
Cash flows from operating activities:
Income (loss) from continuing operations	$(4,602,476)	$1,008,166
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Stock based compensation	(11,698)	-
Depreciation and amortization	1,824,868	976,532
Impairment of long-lived assets	1,329,396	-
Provision for doubtful accounts	171,402	-
Accretion of discount on notes payable	115,779	-
Impairment of notes receivable	812,756	-
Loss attributed to minority interest	(109,351)	-
Changes in operating assets and liabilities:
Change in automated teller machine vault cash	277,903	20,577
Change in accounts receivable	(55,307)	104,196
Change in inventory	(92,348)	7,071
Change in prepaid expenses and other current assets	47,533	(351,129)
Change in other assets and deferred revenue	(58,944)	249,694
Change in accounts payable and accrued liabilities	1,472,317	(113,131)
Change in automated teller machine vault cash payable	(277,903)	(20,577)
Net cash provided by continuing operating activitities	843,926	1,881,398
Discontinued operations
Net loss	(275,937)	(959,953)
Adjustments to reconcile loss to net cash used in
discontinued operations:
Depreciation	62,162	71,322
Change in accounts receivable	(22,179)	(26,924)
Change in accounts payable and accrued liabilities	59,867	230,571
Deferred tax asset	-	(159,315)
Change in prepaid expenses and other current assets	(20,358)	(228,264)
Net cash used in discontinued operating activities	(196,445)	(1,072,562)
Net cash provided by continuing and discontinued operating activities	647,481	808,836

Cash flows from investing activities:
Investment in notes	-	(66,658)
Purchase of property and equipment	(665,208)	(925,670)
Proceeds from merchant contract escrow reimbursement	265,160	-
Net cash used in investing activities for continuing operations	(400,048)	(992,329)
Net cash used in investing activities for discontinued operations	-	(722,407)
Net cash used in investing activities	(400,048)	(1,714,736)

Cash flows from financing activities:
Proceeds from issuance of common stock	23,950	686,300
Proceeds from notes payable	-	29,642
Proceeds from bank notes	400,000	500,000
Proceeds from lease buybacks	204,306	-
Principal payments on senior lenders' notes	(1,618,749)	(493,750)
Principal payments on notes payable	(91,855)	-
Principal payments on notes payable - related parties	(1,730)	-
Principal payments on capital lease obligations	(819,869)	(292,034)
Net cash provided by (used in) financing activities	(1,903,947)	430,158
Effect of exchange rate fluctuation on cash in discontinued operations	(98,078)	-
Decrease in cash	(1,754,592)	(475,741)
Cash, beginning of period	2,358,119	496,823
Cash, end of the period	$603,527	21,082

Cash paid for income taxes	-	-
Cash paid for interest	$(923,907)	$(429,517)

See Accompanying Notes to Condensed Consolidated Financial Statements

Supplemental schedule of non-cash investing and financing activities:

	For the Nine Months Ended
	September 30, 2006	September 30, 2005
Investing activities:
Purchase of assets under capital lease obligations	$1,146,284	2,103,675
Note on sale of subsidiary	700,000	1,540,000
Total non-cash investing activities	$1,846,284	$3,643,675

Financing activities
Stock issued for compensation	22,218	4,542
Discount of notes payable	115,779	-
Related party notes converted to common stock	-	1,025,000
Total non-cash financing activities	$137,997	$1,029,542

See Accompanying Notes to Condensed Consolidated Financial Statements

GLOBAL AXCESS CORP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF September 30, 2006
(Unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements  have been prepared in accordance with Securities and Exchange Commission  requirements for interim financial statements. Therefore, they do not  include all of the information and footnotes required by accounting  principles generally accepted in the United States of America for complete  financial statements. These condensed consolidated financial statements  should be read in conjunction with the Form 10-KSB for the year ended  December 31, 2005 of Global Axcess Corp and subsidiaries ("the Company").

The interim condensed consolidated financial statements present the  condensed consolidated balance sheet, statements of operations, and cash  flows of Global Axcess Corp and its subsidiaries. The condensed  consolidated financial statements have been prepared in accordance with  accounting principles generally accepted in the United States of America.

The interim condensed consolidated statements of operations and cash flows also include discontinued operations from Global Axcess Corp’s former subsidiaries and variable interest entity.

The interim condensed consolidated financial information is unaudited. In  the opinion of management, all adjustments necessary to present fairly the financial position as of September 30, 2006 and the results of operations and cash flows presented herein have been included in the condensed   consolidated financial statements. Interim results are not necessarily  indicative of results of operations for the full year.

All adjustments are of normal recurring nature, with the exception of:

•	$1,329,396 impairment charges on long-lived assets (see Note 5)

•	$757,811 restructuring charges (see Note 5)

•	$522,864 impairment charges on notes receivable (see Note 4)

•	$200,000 increase in legal accrual for lawsuit (see Note 6)

•	$71,507 gain on sale of assets (see Note 3)

•	$68,185 expenses relating to strategic alternative evaluation (see Note 10)

•	$40,000 accrual for settlement of lawsuit (see Notes 6 and 10)

2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Global Axcess Corp, through its wholly owned subsidiaries, is an independent provider of Automated Teller Machine ("ATM") services.

Cash Equivalents

The Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Global Axcess Corp and its subsidiaries. The Company has the following subsidiaries: Nationwide Money Services, Inc. and EFT Integration, Inc., (see Note 3 referring to subsidiaries included as discontinued operations). All significant intercompany transactions and accounts have been eliminated in consolidation.

Reclassifications

Certain reclassifications were made to the 2005 condensed consolidated statement of cash flows and condensed consolidated statement of operations to conform to 2006 presentation. These reclassifications had no impact on net income (loss) or stockholders’ equity.

  Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Transaction service and processing fees are recognized in the period that the service is performed. The Company receives two types of fees: surcharge/convenience fees paid by consumers utilizing certain ATMs owned or managed by the Company; and interchange fees paid by their banks. Processing fees are generally charged on a per transaction basis, depending on the contractual arrangement with the customer. ATM sales revenue is recognized when the ATM is shipped and installed. Revenue from managing ATMs for others is recognized each month when the services are performed.

Inventory

ATMs available for sale and replacement parts are classified as inventory until such time as the machines or replacement parts are sold, installed and in service. Once the ATM is sold, it is released to cost of sales. At September 30, 2006, the Company’s ATM inventory totaled $129,196 . Inventories are valued at the lower of cost (first-in, first-out method) or market.

Accounts Receivable

The Company reviews the accounts receivable on a regular basis to determine the collectibility of each account. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of our customers to make required payments. At each reporting period, the Company evaluates the adequacy of the allowance for doubtful accounts and calculates the appropriate allowance based on historical experience, credit evaluations, specific customer collection issues and the length of time a receivable is past due. The Company records an allowance for doubtful accounts for any billed invoice aged past 60 days. When the Company deems the receivable to be uncollectible, the Company charges the receivable against the allowance for doubtful accounts. As of September 30, 2006 the Company has bad debt reserves totaling $243,340  against gross accounts receivable totaling $1,551,778 .

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and amortization. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets, which generally range from 3 to 10 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the life of the asset. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property improvements and renewals are capitalized. Upon the sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability, as well as historical age to estimate useful economic lives and values. The Company reviews fixed assets for impairment and if it finds impairment, the Company accounts for the impairment in accordance with SFAS No. 144 ”Impaired Long-Lived Assets and Long-Lived Assets to be Disposed of” (see Note 5 referring to impairment of long-lived assets).

Assets Held for Sale

ATMs and related software components which are not currently in service are classified as assets held for sale, until such time either the machine is installed or reinstalled and in service or sold. Once in service, each ATM is reclassified as a fixed asset and depreciated using the remaining estimated useful life of the machine. Any ATM and related software components classified as fixed assets held for sale and then sold would be considered a disposal group and a gain or loss on the sale would be recorded. The Company reviews the assets held for sale for impairment and if it finds impairment, the Company accounts for the impairment in accordance with SFAS No. 144 ”Impaired Long-Lived Assets and Long-Lived Assets to be Disposed of” (see Note 5 referring to impairment of long-lived assets).

Intangible Assets - Goodwill and Merchant Contracts

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, “Goodwill and Other Intangible Assets,” which was adopted by the Company in fiscal 2002. SFAS No. 142 established accounting and reporting standards for goodwill and intangible assets resulting from business combinations. SFAS No. 142 included provisions discontinuing the periodic amortization of, and requiring the assessment of the potential impairments of goodwill (and intangible assets deemed to have indefinite lives). As SFAS No. 142 replaced the measurement guidelines for goodwill impairment, goodwill not considered impaired under previous accounting literature may be considered impaired under SFAS No. 142. SFAS No. 142 also required that the Company complete a two-step goodwill impairment test. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step is not required. SFAS 142 required completion of this first step within the first six months of initial adoption and annually thereafter. If the carrying amount of a reporting unit exceeds its fair value, the second step is performed to measure the amount of impairment loss. The second step compares the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.

Intangible assets with finite lives are stated at cost, net of accumulated amortization, and are subject to impairment testing under certain circumstances in accordance with SFAS No. 144 and other applicable pronouncements. These assets are amortized on the straight-line method over their estimated useful lives or period of expected benefit. Intangible assets with indefinite lives are subject to periodic impairment testing in accordance with SFAS No. 142.

The Company’s intangible assets are made up of merchant contracts with automatic renewable lives. The Company has determined after review of its contracts that the economic life of the contracts is extended and estimated over 21 years (or 3 times renewal) based on historical and expected useful lives of similar assets. The Company amortizes the merchant contracts over their estimated useful lives of 21 years. The Company has adopted SFAS No. 142 to reflect the fair value of the merchant contracts, and uses a two-step valuation process to determine if there has been any impairment on the value of the merchant contract assets. The first step is to determine at each contract’s renewable period, whether they will actually renew and if not to amortize the cost over the remaining life of the contract. The second step is to compare the fair value of each reporting unit to the carrying amount of the merchant contracts, thus testing the impairment of the value of the contracts. An impairment loss is recognized for any excess in the carrying value of merchant contracts over the assessed fair value of merchant contracts.

As of September 30, 2006 the Company has accumulated amortization totaling $277,698 against intangible assets totaling $4,517,737.

As of September 30, 2006 the Company has accumulated amortization totaling  $1,704,335 against merchant contracts totaling $14,278,008.

Fair Value of Financial Instruments

The carrying amounts of the Company’s long-term liabilities approximate the estimated fair values at September 30, 2006 based upon the Company’s ability to acquire similar debt at similar maturities. The carrying values of all other financial instruments approximate their fair value, because of the short-term maturities of these instruments.

Earnings per Share

In calculating basic income (loss) per share, net income (loss) is divided by the weighted average number of common shares outstanding for the period. Diluted income (loss) per share reflects the assumed exercise or conversion of all dilutive securities, such as options and warrants. No such exercise or conversion is assumed where the effect is anti-dilutive, such as when there is a net loss from continuing operations. The reverse stock split was applied retroactively to all previously disclosed share and per share amounts. The diluted earnings per share amount equals basic earnings per share for the three months ended September 30, 2006 because the Company had a net loss and the impact of the assumed exercise of the stock options and warrants is anti-dilutive.

	For the Three Months Ended
	September 30, 2006	September 30, 2005
Numerator
Income (loss) from continuing operations	$(3,573,403)	$263,973
Loss from discontinued operations	$(53,997)	(352,576)

Numerator for diluted income (loss) per share
available to common stockholders	(3,627,400)	(88,603)

Denominator
Weighted average shares	21,021,243	18,501,286
Effect of dilutive securities:
Employee stock options & warrants	-	636,300

Denominator for diluted income (loss) per share adjusted
weighted shares after assumed exercises	21,021,243	19,137,586

Income (loss) per common share - basic:
Income (loss) from continuing operations	(0.17)	0.02
Loss from discontinued operations	(0.00)	(0.02)
Net Income (loss) per share	(0.17)	0.00

Income (loss) per common share - diluted:
Income (loss) from continuing operations	(0.17)	0.01
Loss from discontinued operations	(0.00)	(0.01)
Net Income (loss) per share	(0.17)	(0.00)

Reverse Stock Split

Effective April 28, 2005, the Company implemented a one-for-five reverse split of its outstanding common stock. All information regarding share and per share amounts have been adjusted within the financial statements to reflect the reverse stock split.

Income Taxes

The Company accounts for its income taxes in accordance with SFAS No. 109 “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Segment Information

The Company discloses segment information in accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” The Company operates under one segment.

Research and Development Costs

Research and development costs are charged to expense when incurred. Costs incurred to internally develop software, incurred during the research and planning phase of development, are charged to expense as incurred, and direct costs incurred during development, testing and implementation are capitalized as incurred over the useful life of the software and amortized for an average life of three years. Other development costs include development of card-based business and development of foreign ATM operations. During the three-month periods ended September 30, 2006 and 2005, the amount of research and development costs, which were borne entirely by the Company, amounted to $125,504 and $352,576, respectively.

Repairs and Maintenance Costs

Repairs and maintenance costs are expensed as incurred. Repairs and maintenance pertaining to the Company’s ATMs, the revenue driving equipment, are recorded in cost of revenues. The Company records repairs and maintenance costs relating to general office and backend related equipment to general and administrative costs.

Internally Developed Software

Costs incurred related to internally developed software, including interest, are capitalized and amortized over the useful life of the software for an average life of three years. During the quarters ended September 30, 2006 and 2005, the Company capitalized $0 and approximately $252,052 of internally developed software, respectively.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (R), “Share-Based Payment”. SFAS No. 123 (R) revises SFAS No. 123, “Accounting for Stock-Based Compensation” which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS No. 123 (R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123 (R) requires companies to recognize in the statement of income the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123 (R) is effective as of the first interim or annual reporting period that begins after October 1, 2005 for non-small business issuers and after December 15, 2005 for small business issuers. Accordingly, the Company has adopted SFAS No. 123 (R) in its quarter ended March 31, 2006. During the quarter ended September 30, 2006, the Company did not recognize any material stock based compensation expense.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 provides guidance on the definition of fair value, methods to measure fair value, and expanded disclosures of fair value. SFAS No. 157 is effective as of the first interim or annual reporting period that begins after November 15, 2007. Accordingly, the Company will adopt SFAS No. 157 in its quarter ending March 31, 2008. The Company is currently evaluating the provisions of SFAS No. 157 and has not yet determined the impact, if any, that SFAS No. 157 will have on its financial statement presentation or disclosures.

Risk Factors

There are a number of factors that could cause actual results to differ materially from those discussed in the forward-looking statements, including those factors described below. Other factors not identified herein could also have such an effect. Among the factors that could cause actual results to differ materially from those discussed in the forward-looking statements are the following:

•   Default Under our Credit Agreements

The Company has received a waiver of certain covenants from its senior lender during the 3rd quarter of 2006. There were no other covenants under debt agreements with lenders that were not met.

•   Our sales depend on transaction fees from our networks of ATMs. A decline in either transaction volume or the level of transaction fees could reduce our sales and harm our operating results .

•   Transaction fees for our network of ATMs produce substantially all of our sales. Consequently, our future operating results will depend on both transaction volume and the amount of the transaction fees we receive. Our transaction volume and fees will depend principally upon:

•	our ability to find replacement sites in the event of merchant turnover;

•
competition, which can result in over-served markets, pressure to reduce existing fee structures and increase sales discounts to merchants and reduced opportunities to secure merchant or other placements of our machines;

•	our ability to service, maintain and repair ATMs in our network promptly and efficiently;

•	continued market acceptance of our services; and

•	government regulation and network adjustment of our fees.

•   Changes in laws or card association rules affecting our ability to impose surcharge/convenience fees and continued customer willingness to pay surcharge/convenience fees;

•   Our ability to form new strategic relationships and maintain existing relationships with issuers of credit cards and national and regional card organizations;

•   Our ability to expand our ATM base;

•   The availability of financing at reasonable rates for vault cash and for other corporate purposes;

•   Our ability to maintain our existing relationships with Food Lion and Kash n’ Karry;

•   Our ability to keep our ATMs at other existing locations and to place additional ATMs in preferred locations at reasonable rental rates;

•   The extent and nature of competition from financial institutions, credit card processors and third party operators, many of whom have substantially greater resources;

•   Our ability to maintain our ATMs and information systems technology without significant system failures or breakdowns;

•   Our ability to develop new products and enhance existing products to be offered through ATMs, and our ability to successfully market these products;

•   Our ability to retain senior management and other key personnel;

•   Our ability to comply with mandated Triple DES configuration;

•   Loss of network sponsorship;

•   Our ability to comply with mandated customer background checks and financial underwriting requirements; and

•   Changes in general economic conditions.

3.       DISCONTINUED OPERATIONS

During the quarter ended September 30, 2005, the Company approved plans to dispose of its wholly-owned subsidiary, Electronic Payment & Transfer Corporation ("EP&T"), and to discontinue offering prepaid debit cards and the related products and services that were marketed by EP&T. Subsequently, effective September 30, 2005, the Company completed the sale of EP&T to one former employee of the Company for a $1.5 million note receivable (see Note 4 - "Notes Receivable"). In accordance with FASB Statement No. 114, “Accounting by Creditors for Impairment of a Loan “, the Company has written the note receivable down to $500,000 and has set a reserve for the entire balance. In accordance with FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has classified EP&T as a discontinued operation and reported its operating results within discontinued operations in the accompanying condensed consolidated statements of income. The Company recorded no gain or loss on this initial transaction.

During the quarter ended December 31, 2005, the Company approved plans to discontinue two operations that did not fit within management’s strategic plans, thereby ceasing operations of the Company’s software development subsidiary, Axcess Technology Corp. (“ATC”), and ATC’s South African subsidiary Axcess Technology Corp, SA (“ATCSA”), as of December 31, 2005. The Company has dismissed all but one employee as of December 31, 2005, transferring the employee to Nationwide Money Services, Inc. All assets and liabilities have been transferred to either Nationwide Money Services, Inc. or Cash Axcess Corp., SA. In accordance with FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has classified ATC and ATCSA as discontinued operations and reported their operating results within discontinued operations in the accompanying condensed consolidated statements of income and statements of cash flow.

On May 2, 2006, the Company entered into a Shareholder Agreement to sell 50% of Cash Axcess Corporation (Proprietary) Limited, in a stock arrangement with Industrial Electronic Investments Limited.   Under the requirements of FASB Interpretation No. 46(R), this transaction constituted a variable interest for the Company, with the Company being determined as the primary beneficiary. During the quarter ended September 30, 2006, the Company approved plans to discontinue its South African operation which did not fit within management’s strategic plans. On September 30, 2006, the Company finalized the sale of the remaining 50% of Cash Axcess Corporation (Proprietary) Limited (“CAC”), its Variable Interest Entity. In accordance with FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has classified CAC as discontinued operations and reported their operating results within discontinued operations in the accompanying condensed consolidated statements of income and statements of cash flow. The resulting gain on the sales of assets is as follows:

Sales price (Other receivable at September 30, 2006)		$700,000
Cost basis
Investment, less minority interest	$(812,198)
Other assets transferred	$(196,704)	$(1,008,902)
Deferred escrow deposit		$(175,000)
		$(483,902)
Deferred gain on previous sale		$555,409
Net gain on sale of assets		$71,507

The Company has not allocated interest to discontinued operations. Operating results of these discontinued operations were as follows for the three-month and nine-month periods ended September 30, 2006 and September 30, 2005:

	Three Months Ended	Three Months Ended
	September 30, 2006	September 30, 2005
Revenues	$36,593	$12,812
Cost of revenues	21,228	8,716
Gross Profit	15,365	4,096
Operating Expenses
Depreciation and amortization	22,808	34,054
Selling, general and administrative	119,545	480,065
Other expense	(1,484)	1,868
Total operating expenses	140,869	515,987
Loss from operations	(125,504)	(511,891)
Gain on sale of assets	71,507	-
Provision for income tax benefit	-	(159,315)
Net loss	$(53,997)	$(352,576)

	Nine Months Ended	Nine Months Ended
	September 30, 2006	September 30, 2005
Revenues	$138,138	$11,924
Cost of revenues	66,442	9,726
Gross Profit	71,696	2,198
Operating Expenses
Depreciation and amortization	62,162	71,322
Selling, general and administrative	355,515	1,046,949
Other expense	1,463	3,192
Total operating expenses	419,140	1,121,464
Loss from operations	(347,444)	(1,119,266)
Gain on sale of assets	71,507	-
Provision for income tax benefit	-	(159,315)
Net loss	$(275,937)	$(959,951)

4.      NOTES RECEIVABLE

Notes receivable - current consist of the following at September 30, 2006:

(a) 9% promissory note receivable requiring monthly interest payments starting October 1, 2006 and quarterly principal payments starting August 1, 2006, maturing November 1, 2010 requiring a balloon payment, fully reserved due to non-payment	$0
(b) 10% promissory note due February 2007, net of reserve of $77,335	22,560
$22,560

(a) During the quarter ended September 30, 2005, the Company disposed of its wholly-owned subsidiary, Electronic Payment & Transfer Corporation (“EP&T”), and discontinued offering prepaid debit cards and the related products and services that were marketed by EP&T. Subsequently, effective September 30, 2005, the Company completed the sale of EP&T to one former employee of the Company for $1,540,000 in a secured promissory note covering the full amount of the sale price (see Note 3 - "Discontinued Operations"). On August 1, 2006, Electronic Payment Systems, LLC (“EPS”), the acquirer, failed to make its required payment and was in default of the Stock Purchase Agreement made and entered into as of September 30, 2005. The Company sent a default notification letter on August 2, 2006 and EPS had thirty days to cure the default. EPS has failed to make any payment to date; therefore the Company has determined that it is unlikely that the purchaser will repay the note. The Company and EPS have been in negotiations to amend the note to $500,000, however no agreement has been reached. Additionally, it is unlikely that the Company will receive financial information from EPS which would deem even the amended note to be collectible. In the absence of financial information to determine collectibility and only having the value of the stock of EPS as security on the repayment of the note, management has determined that it is likely that the note is fully impaired and has increased the reserve of $250,000 established in the first quarter, by $490,134, which together with the previously deferred gain, reduced the carrying value to zero.

(b) In February 2004, the Company issued a note receivable in the amount of $190,000 due within one year and requiring monthly payments of principal and interest, with an annual interest rate of 10%. The note has been amended to extend the term to February 2007. The amount remaining on the note as of September 30, 2006 is $99,895. The promissory note is collateralized by the Company’s stock and during the quarter ended September 30, 2006, the Company increased the reserve by $32,730 due to the declining stock price of the Company.

The Company has received no payments of interest on this loan and no interest income has been recognized in the periods presented.

5.      IMPAIRMENT OF LONG-LIVED ASSETS AND BUSINESS REORGANIZATION CHARGES

Impairment of Long-lived assets

As discussed in Note 2 “Accounting Policies”, the Company accounts for the impairment of long-lived assets in accordance with SFAS No. 144 ”Impaired Long-Lived Assets and Long-Lived Assets to be Disposed of”.

In July 2006 the Company disconnected its processing switch which processed the transactions for its subsidiary EFT Integration, Inc. and replaced its switching software with a third party vendor. Accordingly, the switching software was evaluated for impairment and deemed to be impaired.

Also, during the third quarter, assets held for sale, consisting of ATMs and related software, were reevaluated for impairment. Of the $485,315 total assets held for sale, $125,586 worth of ATMs were determined to be useful and able to be placed back in service. In accordance with SFAS No. 144 ”Impaired Long-Lived Assets and Long-Lived Assets to be Disposed of”, these assets are to be placed back into service at zero book value which is their depreciated value had they not been held for sale. Therefore, the full balance of assets held for sale was determined to be fully impaired.

Additionally, the Company reviewed other ATMs and other software for impairment and determined that some of the Company’s other ATMs and software was impaired. The following summarizes the amounts charged to impairment of long-lived assets for the quarter ended September 30, 2006:

	Net Book Value At September 30, 2006	Estimated proceeds from disposition	Impairment Charge
Long-lived asset description
Switching software	$610,024	-	$610,024
Assets held for sale	$485,315	-	$485,315
ATMs and other software	$234,057	-	$234,057
			$1,329,396

Business Restructuring Costs

During the quarter ended September 30, 2006, the Company evaluated its business plan and developed a plan for business reorganization. Included in this business-reorganization plan was the decision to sell its South African Variable Interest Entity (Under the requirements of FASB Interpretation No. 46(R), this transaction constitutes a variable interest for the Company, with the Company being determined as the primary beneficiary), Cash Axcess Corporation (Proprietary) Limited (“CAC”) (see Note 3); the decision to shut down the aforementioned switching platform and migrate to third party vendor for processing (see above in Note 5); the decision to reevaluate the plan to reinstall assets held for sale back into service (see above in Note 5); and the decision to reevaluate other ATMs and software for impairment (see above in Note 5). Additionally, the Company decided to restructure management and to outsource certain employee functions to third party vendors. As part of this decision to eliminate the positions held by the two senior officers and other employees, the Company incurred restructuring charges during the third quarter of 2006 in the amount of $757,811. As of September 30, 2006 the full amount of restructuring charges were accrued.

6.      COMMITMENTS AND CONTINGENCIES

Capital leases entered into during the three-month period ended September 30, 2006 mature in 24 months with a rate of 18.71%, totaled $329,318.

Legal proceedings

In March 2004, the Company received a claim filed by James Collins, a previous employee of Global Axcess Corp. The claim was filed in Superior court of California, County of San Diego on March 2, 2004. The claim alleged the following were owed in connection with the employment agreement: compensation, bonuses and other benefits of approximately $316,915; and 90,000 restricted shares and 359,700 stock options exercisable at $3.75 per share. As of March 31, 2006, the Company had accrued a total of $450,000 for the potential legal claim. The claim filed by James Collins was settled for $450,000 on May 2, 2006 whereby the Company made a lump-sum payment of $300,000 on May 22, 2006 and has agreed to pay the remaining $150,000 in 12 monthly installments of $12,500 commencing July 1, 2006 and ending June 30, 2007.

On August 4, 2006, the Company was served with a demand for arbitration/mediation from EFMARK Service Company (“EFMARK”), a provider of maintenance services and a provider of cash replenishment services for automated teller machines. EFMARK alleged that the Company has failed to compensate EFMARK for services amounting to $103,000 and was seeking said amount as well as interest of $32,000. The Company believed the demand contains factual inaccuracies and was wholly without merit. In the spirit of its business relationship with EFMARK, the Company settled this claim for $40,000 on October 4, 2006. The Company has reflected this $40,000 expense and liability in its financial statements ended September 30, 2006.

On September 29, 2006, the Company was served with process by Renaissance US Growth Investment Trust PLC ("Renn") and BFS US Special Opportunities Trust PLC ("BFS" and collectively with Renn, the "Plaintiffs"), two investors and shareholders of the Company. In the Complaint, filed in the Circuit Court of the Seventh Judicial Circuit in and for St. John's County, Florida, Plaintiffs allege breach of contract, fraud, and negligent misrepresentation. The Plaintiffs are seeking monetary damages, attorneys’ fees and rescission of their investment in the amount of $1,500,000 based on the Company's restatement of its earnings for the 2nd and 3rd quarters of 2005. The Company denies any and all allegations of wrongdoing and intends to vigorously defend such action. The Company has booked a $200,000 expense accrual for what it deems to be probable legal expenses defending this claim.

From time to time, the Company and its subsidiaries may be parties to, and their property is subject to, ordinary, routine litigation incidental to their business. Claims may exceed insurance policy limits and the Company or any one of its subsidiaries may have exposure to a liability that is not covered by insurance. Management is not aware of any such lawsuits that could have a material adverse impact on the Company’s condensed consolidated results of operations, cash flows or financial position.

7.      INCOME TAXES

In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not, that some portion or all of the deferred tax assets will not be realized. The valuation allowance at September 30, 2006 is related to deferred tax assets arising from net operating loss carryforwards. Management believes that based upon its projection of future taxable income for the foreseeable future, it is more likely than not that the Company will not be able to realize the full benefit of the net operating loss carryforwards before they expire due to the amortization and depreciation losses from the projected acquisition assets.

At September 30, 2006, the Company has net operating loss carryforwards remaining of approximately $9,800,000 that may be offset against future taxable income through 2025. As part of management’s tax strategies they will be reviewing the use of the net operating loss carryforwards. The Company is reviewing its tax depreciation methods for future utilization of the NOL.

8.      CHANGES IN STOCKHOLDERS' EQUITY

See the table below for all the equity transactions for the three-month period ended September 30, 2006:

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Income	Deficit	Equity
Balances, June 30, 2006	21,011,786	$21,012	$22,354,109	$(98,078)	$(7,047,484)	$15,229,559

Stock warrants exercised and issued	-	-	-		-	-

Stock options exercised and issued	10,000	10	3,490		-	3,500

Stock compensation expense	-	-	-		-	-

Foreign exchange translation adjustment on sale of subsidiary			-	98,078	(98,078)	-

Stock warrants issued to consultants in lieu of cash compensation			8,803	-		8,803

Net loss	-	-	-		(3,627,400)	(3,627,400)

Balances, September 30, 2006	21,021,786	$21,022	$22,366,402	$-	$(10,772,962)	$11,614,462

9.       STOCK OPTIONS AND WARRANTS

Pro forma disclosure - Pro forma information regarding net income and net earnings per share, has been determined as if the Company had accounted for its employee stock-based compensation plans and other stock options under the fair value method of SFAS 123. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plans:

September 30, 2005
Weighted-average risk free interest rate	5.25%
Expected life of option (years)	2.0
Expected stock volatility	90%
Expected dividend yield	0.00%

Effective January 1, 2006, the Company adopted provisions of Financial Accounting Standards Board (FASB) Statement No. 123R "Share-Based Payment" (FAS 123R) for its share-based compensation plans. The Company previously accounted for these plans under the recognition and measurement principles of Accounting Principles Board (APB) No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related interpretations and disclosure requirements established by FAS 123, "Accounting for Stock-Based Compensation." Under APB 25, because the exercise price of the Company's employee stock options equaled the market price of the underlying stock on the date of the grant, no compensation expense was recorded in 2005 but pro forma effects on income were disclosed in the comparative quarter in 2005.

Under FAS 123R, all share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense in the income statement over the vesting period. The cost for all share-based awards granted subsequent to January 1, 2006, represented the grant-date fair value that was estimated in accordance with the provisions of FAS 123R. Prior periods have not been restated.

The following table illustrates the effect on net income per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

Three Months Ended
September 30, 2005
Net loss, as reported	$(88,603)

Deduct: Total stock-based employee compensation expense determined under fair value based methods for all awards, net of related tax effects	$(811,247)

Pro forma net loss	$(899,850)

Net loss per common share

Basic loss, as reported	$(0.00)
Basic loss, pro forma	$(0.05)

10.      SUBSEQUENT EVENTS

On October 10, 2006, the Company entered into Separation Agreement and Release (the "Dodak Agreement") with Michael Dodak pursuant to which Mr. Dodak resigned as an executive officer and director of the Company effective September 30, 2006. Pursuant to the Dodak Agreement, Mr. Dodak agreed to not compete with the Company for a period of five years, solicit the Company's employees or utilize the Company's trade secrets in consideration of a payment $42,301 representing accrued paid time off, $376,776 paid in installments of $15,699 over 24 months, the payment of the lesser of $6,600 or the maximum permitted in matching dollars as per the Company's 401K Plan and provide healthcare benefits through March 31, 2008. Mr. Dodak agreed to provide up to 20 hours of consulting to the Company, per month, for a period of six months at no additional cost.

In addition, on October 10, 2006, the Company entered into Separation Agreement and Release (the "Fann Agreement") with David Fann pursuant to which Mr. Fann resigned as an executive officer and director of the Company effective September 30, 2006. Pursuant to the Fann Agreement, Mr. Fann agreed to not compete with the Company for a period of five years, solicit the Company's employees or utilize the Company's trade secrets in consideration of a payment $23,692 representing accrued paid time off, $180,552 paid in installments of $15,046 over 12 months, the payment of the lesser of $6,600 or the maximum permitted in matching dollars as per the Company's 401K Plan and provide healthcare benefits through September 30, 2007. Mr. Fann agreed to provide up to 20 hours of consulting to the Company, per month, for a period of six months at no additional cost.

On October 10, 2006, the Board of Directors appointed George A. McQuain as President and Chief Executive Officer of the Company and as a director of the Company to fill the vacancy created by the resignations of Messrs Dodak and Fann. In addition, Joseph M. Loughry and Lock Ireland, directors of the Company, were appointed as Chairman and Vice Chairman of the Board of Directors of the Company, respectively.

On November 13, 2006, the Board of Directors decided that it has completed its evaluation of strategic alternatives and has concluded that it is in the best interests of the shareholders to not pursue a corporate transaction at this time. While the Company will always be receptive to evaluating opportunities which would give shareholders a premium over enterprise value, the Company has decided that for the foreseeable future, it will focus on its strategic reorganization plan by attempting to build consistent financial performance, returning to profitability and growing enterprise value through organic growth and cost reductions.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and stockholders of
Global Axcess Corp:

We have audited the accompanying consolidated balance sheet of Global Axcess Corp and Subsidiaries as of December 31, 2005 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Axcess Corp and Subsidiaries as of December 31, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KIRKLAND, RUSS, MURPHY & TAPP, P.A.
Clearwater, Florida April 7, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Axcess Corp and Subsidiaries
Ponte Vedra Beach, Florida

We have audited the accompanying consolidated statements of income, stockholders' equity, and cash flows of Global Axcess Corp and Subsidiaries (the "Company") for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Global Axcess Corp and Subsidiaries for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Weinberg & Company, P.A.
March 10, 2005

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

Current assets
Cash and cash equivalents	$2,358,119
Automated teller machine vault cash	463,064
Accounts receivable, net of allowance for doubtful accounts of $158,316	1,436,804
Note receivable - current	50,000
Inventory	159,514
Prepaid expense and other current assets	283,833
Deferred tax asset - current	329,197
Total current assets	5,080,531
Assets held for sale, net	485,315
Fixed assets, net	7,280,199
Other assets
Merchant contracts, net	13,346,034
Intangible assets, net	4,284,167
Notes receivable - non-current, net of allowance of
approximately $804,000	785,316
Deferred tax asset - non-current	322,279
Other assets	54,208
Total assets	$31,638,049
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,649,640
Automated teller machine vault cash payable	463,064
Deferred revenue - current	89,500
Notes payable-related parties - current portion	16,487
Notes payable - current portion	112,382
Senior lenders' notes - current portion, net	1,770,833
Capital lease obligations - current portion	947,165
Total current liabilities	6,049,071
Long-term liabilities
Notes payable-related parties - long-term portion, net of discounts	1,331,608
Notes payable - long-term portion	36,374
Senior lenders' notes - long term portion, net of discounts	5,406,278
Capital lease obligations - long-term portion	1,933,142
Deferred tax liability- long term portion	311,676
Total liabilities	15,068,149
Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-
Common stock; $0.001 par value; 45,000,000 shares
authorized, 20,970,886 shares issued and outstanding	20,971
Additional paid-in capital	22,345,398
Accumulated deficit	(5,796,469)
Total stockholders' equity	16,569,900
Total liabilities and stockholders' equity	$31,638,049

See Accompanying Independent Registered Public Accounting Firms' Reports and Notes to Consolidated Financial Statements

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	For the year ended December 31, 2005	For the year ended December 31, 2004
Revenues	$19,595,343	$13,900,000
Cost of revenues	11,550,747	8,196,684
Gross profit	8,044,596	5,703,316
Operating expenses
Depreciation and amortization	1,456,996	1,108,911
Selling, general and administrative	5,668,584	3,407,463
Total operating expenses	7,125,580	4,516,374
Operating income from continuing operations before items shown below	919,016	1,186,942
Other income (expense)
Settlement income	—	304,000
Interest expense, net	(524,574)	(188,212)
Other expense	(40,724)	(55,000)
Total other income (expense)	(565,298)	60,788
Income from continuing operations before
provision for income taxes	353,718	1,247,730
Federal income tax (expense) benefit	(209,418)	538,295
Income from continuing operations	144,300	1,786,025
Loss from discontinued operations, net of tax	(867,144)	(646,136)
Net income (loss)	$(722,844)	$1,139,889
Income (loss) per common share - basic:
Income from continuing operations	$0.01	$0.11
Loss from discontinued operations	$(0.05)	$(0.04)
Net income/(loss)	$(0.04)	$0.07
Income (loss) per common share - diluted:
Income from continuing operations	0.01	$0.11
Loss from discontinued operations	$(0.05)	$(0.04)
Net income/(loss)	$(0.04)	$0.07
Weighted average common shares outstanding:
Basic	18,858,947	15,623,259
Diluted	19,416,107	16,489,183

See Accompanying Independent Registered Public Accounting Firms' Reports and Notes to Consolidated Financial Statements

GLOBAL AXCESS CORP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

			Additional	Common		Total
	Common Stock		Paid-in	Stock	Accumulated	Stockholders'
	Shares	Amount	Capital	Payable	Deficit	Equity
Balance, December 31, 2003	9,256,529	9,257	11,294,188	32,500	(6,213,514)	5,122,431
Shares issued in connection with private transactions	3,228,000	3,228	4,019,272	(32,500)	-	3,990,000
Issuance of common stock in January 2004 related to Reg S Offering at $0.25 per share	881,625	881	1,038,619	-	-	1,039,500
Stock warrants exercised	4,242,291	4,242	2,134,325	-	-	2,138,567
Shares returned and cancelled from settlement	(76,000)	(76)	(303,924)			(304,000)
Warrants issued with debt	-	-	68,549	-	-	68,549
Exercise of stock options	42,900	43	21,102	-	-	21,145
Stock and stock warrants issued to consultants in lieu of cash compensation	4,000	4	2,390	-	-	2,394
Net income	-	-	-	-	1,139,889	1,139,889
Balances, December 31, 2004	17,579,345	$17,579	$18,274,521	$-	$(5,073,625)	$13,218,475
Shares issued in connection with private transactions, net	2,052,858	2,053	2,377,760	-	-	2,379,813
Stock warrants exercised	468,100	468	234,015	-	-	234,483
Exercise of stock options	46,500	46	51,216	-	-	51,262
Stock and stock warrants issued to consultants and employees in lieu of cash compensation	4,248	5	24,760	-	-	24,765
Reacquired and issued treasury shares in connection with 1 for 5 reverse split	(165)	-	(279)	-	-	(279)
Conversion of related party notes	820,000	820	992,952	-	-	993,772
Cancellation of Docutel contract	-	-	(425,334)	-	-	(425,334)
Stock warrants issued with debt	-	-	772,816	-	-	772,816
Modification of debt and warrant repricing	-	-	42,971	-	-	42,971
Net loss	-	-	-	-	(722,844)	(722,844)
Balances, December 31, 2005	20,970,886	$20,971	$22,345,398	$-	$(5,796,469)	$16,569,900

See Accompanying Independent Registered Public Accounting Firms' Reports and Notes to Consolidated Financial Statements

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Year ended December 31
	2005	2004
Cash flows from operating activities:
Income from continuing operations	$144,300	$1,786,025
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Valuation of notes receivable	42,939	-
Stock based compensation	24,765	-
Depreciation and amortization	1,456,996	1,108,911
Deferred tax asset	198,496	(538,296)
Amortization of discount on notes payable	50,896	-
Changes in operating assets and liabilities:
Change in automated teller machine vault cash	(7,329)	(157,031)
Change in accounts receivable	(199,944)	(786,184)
Change in inventory	(133,535)	(25,979)
Change in prepaid expenses and other current assets	(75,907)	(92,512)
Change in other assets	106,659	(138,886)
Change in accounts payable and accrued liabilities	747,561	1,130,355
Change in automated teller machine vault cash payable	7,329	157,031
Net cash provided by continuing operating activities	2,363,226	2,443,434
Discontinued operations
Net loss	(867,144)	(646,136)
Adjustments to reconcile loss to net cash used in discontinued operations:
Depreciation	46,868	50,650
Change in accounts receivable	7,950	(7,950)
Change in accounts payable and accrued liabilities	25,805	(42,500)
Change in prepaid expenses and other current assets	(45,987)	(1,647)
Net cash used in discontinued operating activities	(832,508)	(647,583)
Net cash provided in continuing and discontinued operating activities	1,530,718	1,795,851
Cash flows from investing activities:
Investment in notes	-	(99,895)
Purchase of merchant contracts	(5,609,972)	(10,719,398)
Purchase of property and equipment	(1,619,483)	(2,718,780)
Net cash used in investing activities for continuing operations	(7,229,455)	(13,538,073)
Purchase of property and equipment used in discontinued operating activities	(449,629)	(126,387)
Net cash used in investing activities	(7,679,084)	(13,664,460)
Cash flows from financing activities:
Proceeds from issuance of common stock	2,665,558	6,956,156
Purchase of treasury shares	(279)	-
Proceeds from the issuance of senior lenders' notes payable	6,725,533	1,750,000
Proceeds from borrowing on notes payable - related parties	-	2,250,000
Proceeds from notes payable	93,407	177,807
Principal repayments on senior lenders' notes payable	(656,250)	(156,250)
Principal payments on notes payable	(97,830)	(24,628)
Principal payments on notes payable - related parties	(14,715)	(238,673)
Principal payments on capital lease obligations	(705,762)	(181,059)
Net cash provided by financing activities	8,009,662	10,533,353
(Decrease) / increase in cash	1,861,296	(1,335,256)
Cash, beginning of year	496,823	1,832,079
Cash, end of year	$2,358,119	$496,823
Cash paid for income taxes	-	-
Cash paid for interest	$588,500	$188,411

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
SUPPLEMENTAL CASH FLOW INFORMATION	December 31, 2005	December 31, 2004
The significant non-cash investing and financing activities of the Company were as follows:
Investing activities:
Purchases of assets under capital lease obligations	$2,417,633	$1,042,796
Assets removed from service, classified as held for sale	285,702	199,613
Sale of subsidiary, see schedule below:	778,359	-
Total non-cash investing activities	$3,481,694	$1,242,409
Financing activities:
Warrants exercised on cashless feature	$-	$30,102
Discount of notes payable	772,816	68,549
Cancellation of contract, paid in stock and options	425,334	-
Conversion of debt to equity by related party	993,772	-
Modification of debt and warrant repricing	42,971	-
Stock issued for compensation	24,765	-
Total non-cash financing activities	$2,259,658	$98,651
Sale of subsidiary:
Note received, net of valuation	$778,359	$-
Prepaids and other current assets sold	49,313	-
Fixed assets sold	632,202	-
Intangible assets sold	2,250	-
Accounts payable sold	(45,406)	-
	638,359	-
Liabilities assumed	140,000	-
	$778,359	$-

See Accompanying Independent Registered Public Accounting Firms' Reports and Notes to Consolidated Financial Statements

GLOBAL AXCESS CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

1. DESCRIPTION OF THE COMPANY'S BUSINESS AND BASIS OF PRESENTATION

Global Axcess Corp. (the "Company"), is a Nevada corporation organized in 1984. The Company, primarily through its wholly owned subsidiaries, Nationwide Money Services, Inc., EFT Integration and Cash Axcess Corp., provides electronic commerce and transaction processing and automated teller machine ("ATM") network and processing. The Company was also involved in software development through its wholly owned subsidiary, Axcess Technology Corporation and debit cards through its wholly owned subsidiary Electronic Payment and Transfer Corp. These two subsidiaries were either closed or sold during fiscal year 2005. The Company's fiscal year ended December 31, 2005.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents - The Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and accounts receivable. The Company has several bank accounts maintained with one financial institution and amounts on deposit may, at times, exceed federally insurable amounts.

Principles of consolidation - The consolidated financial statements include the accounts of Global Axcess Corp and its subsidiaries. The Company has the following subsidiaries: Nationwide Money Services, Inc., EFT Integration, Inc., Cash Axcess Corporation (Proprietary) Limited, Axcess Technology Corporation, and Electronic Payment and Transfer Corp. See Footnote 5 referring to subsidiaries included as discontinued operations. All significant inter-company balances and transactions have been eliminated in consolidation.

Reclassifications -Certain reclassifications were made to the 2004 consolidated statement of cash flows, consolidated statement of income and consolidated statement of stockholders' equity to conform to 2005 presentation. These reclassifications had no impact on net income (loss) or stockholders' equity.

Merchant contract concentration - The Company contracts the locations for its ATMs with various merchants. As of December 31, 2005, the Company has approximately 4,792 active ATMs, of which approximately 696 machines are contracted through a single merchant. Revenues from this merchant were approximately 25.6% and 33% of total fees from continuing operations for the fiscal year ended December 31, 2005 and 2004, respectively.

Use of estimates - The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue recognition - Transaction service and processing fees are recognized in the period that the service is performed. The Company receives service fees paid by consumers utilizing certain ATMs owned or managed by the Company and interchange fees paid by their banks. Processing fees are generally charged on a per transaction basis, depending on the contractual arrangement with the customer. Software sales and services revenue is recognized when complete, shipped and invoiced. ATM sales revenue is recognized when the ATM is shipped and installed. Revenue from managing ATMs for others is recognized each month when the services are performed.

Inventory - ATM machines available for sale are classified as inventory until such time as the machine is sold, installed and in service. Once the ATM machine is sold it is relieved to cost of revenues. At December 31, 2005, the Company's ATM machine inventory totaled $159,514. Inventories are valued at the lower of cost (first-in, first-out method) or market.

Accounts Receivable - The Company reviews the accounts receivable on a regular basis to determine the collectibility of each account. The Company records an allowance for doubtful accounts for any account aged past 90 days when the account is no longer active. As of December 31, 2005, the Company reserved $158,316 as an allowance for doubtful accounts against the trade receivables of $1,595,120. When the Company deems the receivable to be uncollectible, the Company charges the receivable against the allowance for doubtful accounts.

Fixed assets - Fixed assets are stated at cost less accumulated depreciation and amortization. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets, which generally range from 3 to 10 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the life of the asset. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property improvements and renewals are capitalized. Upon the sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability, as well as, historical age to estimate useful economic lives and values.

Assets Held for Sale - ATM machines and related software components which are not currently in service are classified as assets held for sale, until such time that either the machine is installed or reinstalled and in service or sold. The Company plans on having the assets held for sale at December 31, 2005 either sold or reinstalled by the end of fiscal year 2006. Once in service, each ATM machine is reclassified as a fixed asset and depreciated using the remaining estimated useful life of the machine. Any ATM machine and related software components classified as fixed assets held for sale and then sold would be considered a disposal group and a gain or loss on the sale would be recorded. The Company reviews the Assets Held for Sale for impairment and if it finds impairment, the Company accounts for the impairment in accordance with SFAS No. 144 "Impaired Long-Lived Assets and Long-Lived Assets to be Disposed of".

Lease Committments - The Company is party to various operating leases relating to office facilities and certain other equipment with various expiration dates. All leasing arrangements contain normal leasing terms without unusual purchase options or escalation clauses. Rental expense under operating leases aggregated $297,981 and $159,125 for the years ended December 31, 2005 and 2004, respectively. The Company is also party to various capital leases relating to ATM machines and related components. The assets associated with these capital leases are recorded as Fixed assets and depreciated accordingly. The capital lease obligation is recorded and amortized over the life of the lease.

Intangibles Assets -Goodwill and Merchant Contracts - In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, "Goodwill and Other Intangible Assets," which was adopted by the Company in fiscal 2002. SFAS No. 142 established accounting and reporting standards for goodwill and intangible assets resulting from business combinations. SFAS No. 142 included provisions discontinuing the periodic amortization of, and requiring the assessment of the potential impairments of goodwill (and intangible assets deemed to have indefinite lives). As SFAS No. 142 replaced the measurement guidelines for goodwill impairment, goodwill not considered impaired under previous accounting literature may be considered impaired under SFAS No. 142. SFAS No. 142 also required that the Company complete a two-step goodwill impairment test. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of a reporting unit exceeded its carrying amount, goodwill is not considered to be impaired and the second step is not required. SFAS 142 required completion of this first step within the first six months of initial adoption and annually thereafter. If the carrying amount of a reporting unit exceeded its fair value, the second step is performed to measure the amount of impairment loss. The second step compared the implied fair value of goodwill to the carrying value of a reporting unit's goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.

Intangible assets with finite lives are stated at cost, net of accumulated amortization, and are subject to impairment testing under certain circumstances in accordance with SFAS No. 144 and other applicable pronouncements. These assets are amortized on the straight-line method over their estimated useful lives or period of expected benefit. Intangible assets with indefinite lives are subject to periodic impairment testing in accordance with SFAS No. 142.

The Company's intangible assets are made up of merchant contracts with automatic renewable lives. The Company has determined after review of its contracts that the economic life of the contracts is extended and estimated over 21 years (or 3 times renewal) based on historical and expected useful lives of similar assets. The Company will amortize the merchant contracts over their estimated useful lives of 21 years. The Company has adopted SFAS 142 to reflect the fair value of the merchant contracts, and uses a two step valuation process to determine if there has been any impairment on the value of the merchant contract assets. The first step is to determine at each contract's renewable period, whether they will actually renew and if not to amortize the cost over the remaining life of the contract. The second step is to compare the fair value of each reporting unit to the carrying amount of the merchant contracts, thus testing the impairment of the value of the contracts. An impairment loss is recognized for any excess in the carrying value of merchant contracts over the assessed fair value of merchant contracts.

Impairment of Long-Lived Assets - The Company reviews long-lived assets for impairment under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. During the fiscal years ended December 31, 2005 and 2004, the Company determined that there were no long-lived assets that were impaired.

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), as amended by SFAS No. 137, Accounting for Derivative Instruments and Certain Hedging Activities, an amendment to FASB Statements No. 133. SFAS 133, as amended, requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of the derivative depends on the use of the derivative. Changes in fair value of derivative instruments not designated as hedging instruments and ineffective portions of hedges are recognized in earnings in the current period.

Fair value of financial instruments - The carrying amounts of the Company's long-term liabilities approximate the estimated fair values at December 31, 2005, based upon the Company's ability to acquire similar debt at similar rates and maturities. The carrying values of all other financial instruments approximate their fair value, because of the short-term maturities of these instruments.

Earnings per share - In calculating basic (loss) income per share, net (loss) income is divided by the weighted average number of common shares outstanding for the period. Diluted (loss) income per share reflects the assumed exercise or conversion of all dilutive securities, such as options and warrants. No such exercise or conversion is assumed where the effect is anti-dilutive, such as when there is a net loss from continuing operations. All earnings per share calculations for fiscal 2004 and fiscal 2005 reflect the reverse stock split which was effective on April 28, 2005. The reverse stock split was applied retroactively to all previously disclosed share and per share amounts.

Reverse Stock Split - Effective April 28, 2005, the Company implemented a one-for-five reverse split of its outstanding common stock. All information regarding share and per share amounts have been adjusted within the financial statements to reflect the reverse stock split.

Income taxes - The Company accounts for its income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Segment information - The Company discloses segment information in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company operates under one segment.

Research and development costs - Research and development costs are charged to expense when incurred. Costs incurred to internally develop software, incurred during the research and planning phase of development, are charged to expense as incurred. Direct costs incurred during development, testing and implementation are capitalized and amortized over the useful life of the software, using an average life of three years. Other development costs include development of card-based business and development of foreign ATM operations. During the past two fiscal years ending December 31, 2005 and 2004, the amount of research and development costs, which were borne entirely by the Company, amounted to $1,273,237 and $716,941, respectively.

Repairs and maintenance costs - Repairs and maintenance costs are expensed as incurred. Repairs and maintenance pertaining to the Company's ATMs, the revenue driving equipment, are recorded in cost of revenues. The Company records repairs and maintenance costs relating to general office and backend related equipment to general and administrative costs.

Developed Software - Costs incurred to purchase external software and internally developed software once technological feasibility has been achieved, including interest, are capitalized and amortized over the useful life of the software using an average life of three years. During the fiscal year ended December 31, 2005, the Company capitalized $1,022,907 of internally developed software, of which $184,487 pertained to capitalized interest. During the fiscal year ended December 31, 2004, the Company capitalized $923,865 of internally developed software, of which $89,302 pertained to capitalized interest.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25,"Accounting for Stock Issued to Employees, and Related Interpretations", in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when the estimated fair value of the underlying stock on the date of the grant exceeds the exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, "Accounting for Stock-Based Compensation", which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net income/(loss) and earnings per share if the Company had applied the fair value based method and recognition provisions of (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:

	2005	2004
Net income/(loss), as reported	$(722,844)	$1,139,889
Add: Stock-based employee compensation
expense included in reported income (loss),
net of related tax effects	—	—
Deduct: Total stock-based employee
compensation expense determined under
fair value based methods for all awards,
net of related tax effects	(88,858)	(587,372)
Pro forma net income (loss)	$(811,702)	$552,517
Net income/(loss) per common share:
Basic - as reported	$(0.04)	$0.07
Basic - pro forma	$(0.04)	$0.04
Diluted - as reported	$(0.04)	$0.07
Diluted - pro forma	$(0.04)	$0.03

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. In December 2004, the FASB issued a revision to SFAS No. 123 called SFAS No. 123R, which revises the adoption period and transition periods for all entities using the fair value method and applying a modified prospective method for accounting for employee stock options. The Company will adopt SFAS 123R effective January 1, 2006.

Recent accounting pronouncements -

In December 2004, the FASB issued SFAS No. 123 (R), "Share-Based Payment". SFAS No. 123 (R) revises SFAS No. 123, "Accounting for Stock-Based Compensation" which supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123 (R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123 (R) requires companies to recognize in the statement of income the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). SFAS No.

123 (R) is effective as of the first interim or annual reporting period that begins after October 1, 2005 for non-small business issuers and after December 15, 2005 for small business issuers. Accordingly, the Company will adopt SFAS No. 123 (R) in its quarter ending March 31, 2006.

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 153, " Exchanges of Non-Monetary Assets, an Amendment of APB No. 29". This Statement amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions". Earlier guidance had been based on the principle that exchanges of nonmonetary assets should be based on the fair value of the assets exchanged and APB No. 29 included certain exceptions to this principle. However, SFAS No. 153 eliminated the specific exceptions for nonmonetary exchanges with a general exception for all exchanges of nonmonetary assets that do not have commercial and economic substance. A nonmonetary exchange has commercial substance only if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The implementation of SFAS No. 153 is not expected to have a material impact on the Company's financial statement presentation or its disclosures.

In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections", which replaces APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for changes and corrections of errors occurring in fiscal years beginning after June 1, 2005. The statement does not change the transition provisions of any existing accounting statement. We do not believe the adoption of SFAS No. 154 will have a material effect on our consolidated financial statements.

3. ACQUISITIONS OF ASSETS

When the Company acquires the assets of another company, accounting principles generally accepted in the United States of America require the Company to estimate the fair value of the other company's tangible assets and identifiable intangible assets. Based upon these estimates, the purchase price is allocated to the assets of the acquired company for the purpose of recording these items in the Company's financial records. Any unallocated purchase price is recorded as goodwill. The distinction between the amount of the purchase price allocated either to tangible assets and liabilities or identifiable intangible assets and goodwill is significant because goodwill is not amortized to the Company's statements of operations but is instead subject to the annual impairment test discussed in Note 2. Estimates inherent in the process of this purchase price allocation include assumptions regarding the timing and amounts of future cash inflows and outflows, the salability of inventories, selection of discount rates, contract renewal rates and general market conditions.

On October 28, 2005, the Company acquired approximately 1,590 automated teller machines ("ATM") processing merchant contracts, ATM placement agreements, ATMs and ATM related equipment from Amer-E-Com Digital Corporation, a Florida corporation ("AECD") pursuant to the Asset Purchase Agreement dated as of October 28, 2005 between the Company and AECD. The purchase price for the acquisition was $5,527,256 in cash of which $4,775,191 was paid on closing and $752,065 was held in escrow (the "Holdback"). The transaction was funded from the financing provided by Wachovia Bank and CAMOFI Master Fund LDC (see Note 14 - Senior Lenders' Notes Payable). As of December 31, 2005, all of the Holdback remains in escrow. The Holdback represents amounts due to seller if certain contract contingencies are met during fiscal year ending December 31, 2006. If the contingencies are not met by the seller, the full amount or the portion thereof of The Holdback can come back to the Company in the fiscal period ending December 31, 2006. The escrow will be reviewed and released based on meeting certain criteria in 2006. Two months of activity are reflected in the Company's Consolidated Statement of Income.

As of December 31, 2005, the Company concluded that $28,000 was allocated to equipment and the remaining purchase price should be allocated to merchant contracts, based on the Company's assessment of fair values. The Company has concluded there is no impairment on the fair value of the purchased assets as of December 31, 2005.

4. AMENDMENT TO PREVIOUSLY REPORTED QUARTERLY FINANCIAL STATEMENTS

On March 30, 2006, Global Axcess Corp (the "Company") announced in a press release that on March 30, 2006, the Company determined that the statements of operations and cash flows for the quarters ended June 30, 2005 and September 30, 2005 contained errors, which when corrected would result in a material impact on results of operations for the quarters then ended. The Company has therefore determined that the consolidated statements of income and cash flows for the quarters ended June 30, 2005 and September 30, 2005 require amendment. The errors relate to the Company's accounting for revenue under certain of our processing contracts; capitalization of purchased software costs; and assets depreciated faster than they should have been.

The revenue correction totaled approximately $667,108. The Company determined that the revenue under those certain contracts may be recognized in future quarters as cash is collected.

The next error relates to the Company's accounting for costs associated with purchased software and related development costs not being fully capitalized. The software correction totaled approximately $52,059. The Company determined that the costs should have been capitalized in the current interim quarters and expensed in future periods.

The last error relates to the Company's accounting for depreciation during the interim quarters related to assets that were depreciated prior to being placed in service. The depreciation correction totaled approximately $104,087. The Company determined that the depreciation expense taken during those interim quarters should be recognized in future periods.

The net effects of these adjustments total a reduction in net income during the two quarters by approximately $510,962. The correction will cause a reported net loss for the quarter ended June 30, 2005 of $42,084, and a reported net loss for the quarter ended September 30, 2005 of $88,603.

See the effects of the restatements in the following schedules:
	Three Months ended June 30, 2005		Six Months ended June 30, 2005
	As previously reported	Restated	As previously reported	Restated
Revenues	$5,437,811	$5,012,142	$10,155,647	$9,729,978
Cost of revenues	3,024,084	3,024,084	5,728,523	5,728,523
Gross profit	2,413,727	1,988,058	4,427,124	4,001,455
Operating expenses
Depreciation and amortization	381,841	328,033	701,308	647,500
Selling, general and administrative	1,584,671	1,550,805	2,978,142	2,944,276
Total operating expenses	1,966,512	1,878,838	3,679,450	3,591,776
Operating income from continuing operations before items shown below	447,215	109,220	747,674	409,679
Other income (expense)
Interest expense, net	(153,502)	(153,502)	(275,044)	(275,044)
Other income	2,198	2,198	2,198	2,198
Total other expenses, net	(151,304)	(151,304)	(272,846)	(272,846)
Income (loss) from continuing operations before provision for income taxes	295,911	(42,084)	474,828	136,833
Income (loss) from continuing operations	295,911	(42,084)	474,828	136,833
Loss from discontinued operations, net of tax	$-	$-	$-	$-
Net income (loss)	$295,911	$(42,084)	$474,828	$136,833
Income (loss) per common share - basic:
Income from continuing operations	$0.02	$(0.00)	$0.03	$0.01
Loss from discontinued operations	$-	$-	$-	$-
Net income (loss)	$0.02	$(0.00)	$0.03	$0.01
Income (loss) per common share - diluted:
Income from continuing operations	$0.02	$(0.00)	$0.03	$0.01
Loss from discontinued operations	$-	$-	$-	$-
Net income (loss)	$0.02	$(0.00)	$0.03	$0.01
Weighted average common shares outstanding:
Basic	18,211,986	18,211,986	18,211,986	18,211,986
Diluted	18,706,275	18,706,275	18,706,275	18,706,275

	Three Months ended September 30, 2005		Nine Months ended September 30, 2005
	As previously reported	Restated	As previously reported	Restated
Revenues	$5,069,320	$4,827,881	$15,224,267	$14,557,159
Cost of revenues	2,866,998	2,866,998	8,594,511	8,594,511
Gross profit	2,202,322	1,960,883	6,629,756	5,962,648
Operating expenses
Depreciation and amortization	431,430	381,151	1,105,074	1,000,987
Selling, general and administrative	1,457,107	1,438,914	4,228,494	4,176,435
Total operating expenses	1,888,537	1,820,065	5,333,568	5,177,422
Operating income from continuing operations before items shown below	313,785	140,818	1,296,188	785,226
Other income (expense)
Interest expense, net	(154,474)	(154,474)	(429,518)	(429,518)
Other income	-	-	1,762	1,762
Total other expenses, net	(154,474)	(154,474)	(427,756)	(427,756)
Income (loss) from continuing operations before
provision for income taxes	159,311	(13,656)	868,432	357,470
Income (loss)from continuing operations	159,311	(13,656)	868,432	357,470
Loss from discontinued operations, net of tax	$(74,947)	$(74,947)	$(309,256)	$(309,256)
Net income (loss)	$84,364	$(88,603)	$559,176	$48,214
Income (loss) per common share - basic:
Income from continuing operations	$0.01	$(0.00)	$0.05	$0.02
Loss from discontinued operations	$(0.00)	$(0.00)	$(0.02)	$(0.02)
Net income (loss)	$0.01	$(0.00)	$0.03	$0.00
Income (loss) per common share - diluted:
Income from continuing operations	$0.00	$(0.00)	$0.05	$0.02
Loss from discontinued operations	$(0.00)	$(0.00)	$(0.02)	$(0.02)
Net income (loss)	$0.00	$(0.00)	$0.03	$0.00
Weighted average common shares outstanding:
Basic	18,501,286	18,501,286	18,141,753	18,141,753
Diluted	19,137,586	19,137,586	18,614,811	18,614,811

5. DISCONTINUED OPERATIONS

During the quarter ended September 30, 2005, the Company approved plans to dispose of its wholly-owned subsidiary, Electronic Payment & Transfer Corporation ("EPT"), and to discontinue offering prepaid debit cards and the related products and services that were marketed by EPT. Subsequently, effective September 30, 2005, the Company completed the sale of EPT to one former employee of the Company for a note receivable of approximately $1.5 million (see Note 9 - "Notes Receivable - Non-current"). The Company has estimated an allowance against the note receivable of $0.8 million. In accordance with FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has classified EPT as a discontinued operation and reported its operating results within discontinued operations in the accompanying consolidated statements of income. The Company recorded no gain or loss on this transaction.

During the quarter ended December 31, 2005, the Company approved plans to discontinue two operations that did not fit within management's strategic plans, thereby ceasing operations of the Company's software development subsidiary, Axcess Technology Corp. ("ATC"), and ATC's South African subsidiary Axcess Technology Corp, SA ("ATCSA"), as of December 31, 2005. The Company has dismissed all but one employee as of December 31, 2005, transferring them to Nationwide Money Services, Inc. All assets and liabilities have been transferred to either Nationwide Money Services, Inc. or Cash Axcess Corp., SA. In accordance with FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has classified ATC and ATCSA as discontinued operations and reported their operating results within discontinued operations in the accompanying consolidated statements of income. The Company has not allocated interest to discontinued operations. Operating results of these discontinued operations were as follows:

	For the year ended	For the year ended
	December 31, 2005	December 31, 2004
Revenues	$1,423	$7,950
Cost of revenues	8,010	8,206
Gross profit	(6,587)	(256)
Operating expenses
Depreciation and amortization	46,868	50,650
Selling, general and administrative	813,689	595,031
Total operating expenses	860,557	645,681
Loss from operations	(867,144)	(645,937)
Other income (expense)
Interest expense	—	(199)
Total other income	—	(199)
Loss from discontinued operations	(867,144)	(646,136)
Provision for income tax benefit	—	—
Loss from discontinued operations	$(867,144)	$(646,136)

6. ASSETS HELD FOR SALE

Fixed assets which are out of service and are held for sale as of December 31, 2005 are as follows:

Automated teller machines	$1,095,890
Less: accumulated depreciation and amortization	610,575
Assets Held for Sale, net	$485,315

7. FIXED ASSETS

Fixed assets from continuing operations consist of the following as of December 31, 2005:

Automated teller machines (A)	$6,701,950
Furniture and fixtures	459,130
Computers, equipment and software (A)	3,444,283
Automobiles	201,367
Leasehold equipment	64,508
10,871,238
Less: accumulated depreciation and amortization (B)	3,591,039
Fixed assets, net	$7,280,199

(A) See Note 15 for ATMs and computers held under capital leases.

(B) Depreciation expense from continuing operations for the years ended December 31, 2005 and 2004 was; $987,748 and $783,971, respectively.

8. INTANGIBLE ASSETS AND MERCHANT CONTRACTS

The following table summarizes Intangible assets and merchant contracts during the fiscal year ended December 31, 2005:

	Gross Carrying Value	Accumulated Amortization	Net
Goodwill	$4,189,645	$168,286	$4,021,359
Other Intangible Assets	$316,642	$53,834	$262,808
Merchant contracts	$14,527,348	$1,181,314	$13,346,034
Total Intangible assets and merchant contracts	$19,033,635	$1,403,434	$17,630,201

The Company recorded amortization expense of $469,248 and $375,590, for the years ended December 31, 2005 and 2004, respectively. Aggregate amortization over the next five years, assuming a useful life of 21 years for merchant contracts, is expected to be as follows:

For the years ending December 31,
2006	$701,133
2007	$701,133
2008	$701,133
2009	$701,133
2010	$701,133

The Company has no intangible assets, other than goodwill, that are not subject to amortization.

9. NOTES RECEIVABLE - Non-current

During the quarter ended September 30, 2005, the Company disposed of its wholly-owned subsidiary, Electronic Payment & Transfer Corporation ("EPT"), and discontinued offering prepaid debit cards and the related products and services that were marketed by EPT. Subsequently, effective September 30, 2005, the Company completed the sale of EPT to one former employee of the Company for a note of approximately $1.5 million.

Notes receivable - non-current consist of the following at December 31, 2005:
(a) 9% promissory note receivable requiring monthly interest payments starting October 1, 2006 and quarterly principal payments starting August 1, 2006, maturing November 1, 2010 requiring a balloon payment, net of reserve of $761,640	$778,360
(b) 10% promissory note due February 2007, net of reserve of $42,939	56,956
Less current maturities	(50,000)
$785,316

a) Effective September 30, 2005, the Company sold its wholly-owned subsidiary, Electronic Payment & Transfer Corporation, for $1,540,000 in a secured promissory note covering the full amount of the sale price (see Note 5 - "Discontinued Operations").

b) In February 2004, the Company issued a note receivable in the amount of $190,000 due within 1 year and requiring monthly payments of principal and interest, with an annual interest rate of 10%. The note has been amended to extend the term to February 2007. The amount remaining on the note as of December 31, 2005 is $99,895. The promissory note is collateralized by the Company's stock and may need to be further reserved should the stock price of the Company decline.

10. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2005 are as follows:

Accounts payable	$1,229,313
Accrued commissions	237,951
Accrued payroll	260,711
Accrued audit fees	250,000
Other	671,665
Accounts payable and accrued liabilities	$2,649,640

11. AUTOMATED TELLER MACHINE VAULT CASH PAYABLE

Automated teller machine vault cash payable consists of funds collected through providing network and switching services for ATMs. Additionally, these funds have been reported as automated teller machine vault cash payable on the consolidated balance sheet with offsetting automated teller machine vault cash at December 31, 2005. As of December 31, 2005, automated teller machine vault cash payable of $463,064 consists of cash collected through network and switching services payable to various third-parties. The cash is secured with a proportionate share of the automated teller machine vault cash, due on demand and the Company rents the vault cash from financial institutions and pays a negotiated interest rate for the use of the funds. The Company does not use its own funds for vault cash, but rather relies upon third party sources. In general, the Company rents vault cash from financial institutions and pays a negotiated interest rate for the use of the money. The vault cash is never in the possession of, controlled or directed by, the Company but rather cycles from the bank to the armored car carrier and to the ATM. Each day's withdrawals are settled back to the owner of the vault cash on the next business day. Both Nationwide Money and its customers (the merchants) sign a document stating that the vault cash belongs to the financial institution and that neither party has any legal rights to the funds.

12. NOTES PAYABLE - RELATED PARTIES

As of December 31, 2005, notes payable - related parties consist of the following:

Promissory note in the amount of $218,981 to a stockholder, unsecured, payable in monthly principal and interest installments of $3,000, bearing an annual interest rate of 11%, and due June 2013	$178,251
Subordinated unsecured debentures of $1,225,000 provided by certain stockholders with interest only payments made quarterly at a rate of 9%, with balloon payments due October 28, 2010, net of discounts and fees 1,169,844	1,348,095
Less: current portion	16,487
Long-term portion of notes payable - related parties	$1,331,608

As of December 31, 2005, principal payments due on the notes payable - related parties are as follows:

2006	$16,487
2007	18,471
2008	20,695
2009	23,186
2010	1,250,978
Thereafter	73,434
$1,403,251
Less discount	(55,156)
Total	$1,348,095

13. NOTES PAYABLE

As of December 31, 2005, notes payable consist of the following:

The Company entered into promissory notes with two non-related parties. One note matures on January 5, 2007 and the second matures on September 30, 2007. Interest rates on the two notes range between 4% and 6%. Notes are secured with certain intangible assets and equipment.	$128,306
Cananwill loan for D&O insurance original note was for $47,709 due within one year at a rate of 8.37%.	20,450
148,756
Less: current portion	112,382
Long-term portion of notes payable	$36,374

As of December 31, 2005, principal payments due on the notes payable are as follows:

2006	$112,382
2007	36,374
Total	$148,756

14. SENIOR LENDERS' NOTES PAYABLE

Senior lenders' notes payable consist of the following at December 31, 2005:

(a) Wachovia Bank	$1,479,167
(b) Wachovia Bank - Third Amended and Restated Loan Agreement	2,950,000
(c) CAMOFI Master LDC, net of warrant valuation discounts of $752,055	2,747,944
$7,177,111
Less: current portion	$1,770,833
Senior lenders' notes - long term portion, net	$5,406,278

(a) In September 2004, the Company entered into a senior secured term loan with a bank in the amount of $1,250,000, and a working capital line of credit in the amount of $500,000. In June 2005 the term loan was increased by $500,000 and the line of credit was renewed. The loan and credit line are secured by all the assets of the Company. Principal and interest is due monthly on the loan, and the loan matures at the end of 2 years. The line of credit is due to be paid off within one year. Interest, on both the loan and line of credit, is at an annual rate of Bank Prime plus .25 basis points, which at December 31, 2005 was 7.50%.

(b) On October 27, 2005, to obtain funding for the acquisition of the Merchant Contracts and the Equipment (see Note 3 above), the Company entered into a Third Amended and Restated Loan Agreement with Wachovia Bank ("Wachovia"), the Company's senior lender, pursuant to which Wachovia agreed to provide a term loan to the Company in the amount of $3,000,000. Such term loan was evidenced by a Promissory Note (the "Wachovia Note") issued at the closing on October 27, 2005. Under the terms of the Wachovia Note, the Company is required to make monthly payments of $50,000 plus accrued interest, which commenced in November 2005. All outstanding principal and interest is payable in full in October 2010. The Company has entered into an interest rate swap related to this senior lender notes payable. The swap exchanges the variable rate of Prime plus 1%, for a fixed rate of interest at 9%.

The Company's interest rate swap has not been designated as a hedging instrument. The Company's policy is to record the change in fair value as an increase or decrease to interest expense in the accompanying consolidated statements of income. The fair value of the interest rate swap at 12/31/05 was immaterial to the consolidated financial statements.

In addition, the Company granted Wachovia a security interest in substantially all of its assets and intellectual property. The Wachovia Note is a long-term debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation of the Company. The loan agreement requires the Company to meet certain covenants. The three (3) covenant terms are as follows: 1) Senior Liabilities to Effective Tangible Net Worth ratio of not more than 2.5; 2) Senior Funded Debt to EBITDA ratio of not more than 2.00 to 1.00; 3) EBITDA to Debt Service of not less than 1.25 to 1.00. All of the covenants are measured quarterly. As of December 31, 2005 the Company was not in compliance with the covenants described in 2 and 3 above. The Company has obtained a waiver of these covenants through March 31, 2006 and September 30, 2006, respectively.

(c) On October 27, 2005, to obtain additional funding for the acquisition of the Merchant Contracts and the Equipment (see (b) above), the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with CAMOFI Master LDC (the "Investor") for the sale of (i) a $3,500,000 9% Senior Subordinated Secured Convertible Note (the "Note") and (ii) stock purchase warrants (the "Warrant") to purchase 910,000 shares of our common stock. The obligations under the Note are subordinated to Wachovia. The Company closed the financing pursuant to the Purchase Agreement on October 27, 2005. The Note matures on October 27, 2010 and is convertible into the Company's common stock, at the Investor's option, at a conversion price of $1.45. The Company is permitted to require the Investor to convert a portion of the Note subject to the attainment of certain volume and price targets specific to the Company's common stock. The Company is required to make cash interest payments on a monthly basis and on each conversion date, with all accrued and outstanding interest due in full as of the maturity date. All overdue accrued and payments of interest incur a late fee at the rate of 20% per annum. The Company may prepay all or part of the Note in cash at 110% of the principal amount plus accrued interest. The full principal amount of the Note is due upon default under the terms of Note. In addition, the Company granted the Investor a junior security interest, subordinated to Wachovia, in substantially all of its assets and intellectual property as well as registration rights. The Warrant is exercisable until five years from the date of issuance at an exercise price of $1.75 per share. In addition, the exercise price of the Warrant is adjusted in the event the Company issues common stock at a price below the exercise price. The Investor has contractually agreed to restrict its ability to convert the Note and exercise the Warrant and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock. The allocation of the proceeds between the Note and the Warrant was based upon the relative fair value of each security. The Black-Scholes Model was used to determine the fair value of the Warrant. The Warrant was assigned a fair value of $772,816 which has been recorded as a discount to the Note. Due to the terms and value of the exercise and conversion prices there is no significant beneficial conversion feature. As of December 31, 2005 the Company was in compliance or had obtained waivers for all covenants.

As of December 31, 2005, principal payments due on the senior lenders' notes payable are as follows:

2006	$1,770,833
2007	700,000
2008	700,000
2009	700,000
2010	4,058,333
$7,929,166
Less discount	(752,055)
Total	$7,177,111

15. CAPITAL LEASE OBLIGATIONS

The Company is obligated under various capital leases for automated teller machines and computer equipment. For financial reporting purposes, minimum lease payments relating to this equipment have been capitalized. Capital lease obligations, excluding interest, totaling $2,880,307 require minimum monthly lease payments ranging from $30 to $8,539 with interest rates ranging between 3.73% and 23.00%. The future minimum lease payments required under capital lease obligations as of December 31, 2005, are as follows:

2006	$1,197,058
2007	1,059,359
2008	628,195
2009	366,631
2010	87,783
3,339,026
Less: amount representing interest	458,719
Present value of minimum lease payments	2,880,307
Less: current portion of capital lease obligations	947,165
Total	$1,933,142

Equipment leased under capital leases as of December 31, 2005, totals $2,156,355, which is net of accumulated depreciation of $262,438.

16. OTHER INCOME

During fiscal year 2004, the Company settled a claim whereby 380,000 shares of common stock with a market value of $304,000 were returned to the Company. The shares were subsequently cancelled.

17. COMMITMENTS AND CONTINGENCIES

Leased facilities - The Company entered into a new office lease in Texas which commenced February 1, 2005, and has a term of two years. The agreement provides for minimum monthly base rental payments of approximately $4,406. The Company also leases a warehouse facility in South Carolina which is a month to month lease through 2006. During September 2004, the Company renewed the operating lease for its Florida office under a non-cancelable operating lease. This agreement calls for an annual base rent of approximately $180,326 with an annual cost of living increase of 3%. Rent expense during the years ending December 31, 2005 and 2004 was $297,981 and $159,125, respectively.

The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2005:

2006	$276,603
2007	233,674
2008	229,521
2009	55,185
2010	2,909
$797,892

18. LEGAL PROCEEDINGS

During the fourth quarter of 2002, the Business Software Alliance ("BSA") conducted an audit of software in use by Global Axcess' subsidiary Nationwide Money Services, Inc. ("NMS"). BSA alleges that NMS infringed on software copyrights for Microsoft and Symantec. On December 5, 2002, BSA sent NMS a letter requesting payment of $237,842 plus attorney fees for purportedly misappropriated software that was installed on NMS computers. While acknowledging that some software was inappropriately installed on NMS computers, NMS disagrees with the facts presented in the BSA letter. The Company settled this claim during the year ended December 31, 2005.

In March 2004, the Company received a claim filed by James Collins, a previous employee of Global Axcess Corp. The claim was filed in Superior court of California, County of San Diego on March 2, 2004. The claim alleges the following are owed in connection with the employment agreement: compensation, bonuses and other benefits of approximately $316,915; and 90,000 restricted shares and 359,700 stock options exercisable at $3.75 per share. The Company believes that this claim is unfounded. The Company's management believes that, while the outcome of this claim cannot be predicted with certainty, this claim will not have a material adverse effect on the Company's consolidated results of operations, cash flows or financial position.

From time to time, the Company and its subsidiaries may be parties to, and their property is subject to, ordinary, routine litigation incidental to their business. Claims may exceed insurance policy limits and the Company or any one of its subsidiaries may have exposure to a liability that is not covered by insurance. Management is not aware of any such lawsuits that could have a material adverse impact on the Company's consolidated results of operations, cash flows or financial position.

19. CONSULTING AND EMPLOYMENT AGREEMENTS

The Company has the following significant employment contracts with executive officers of the Company:

The Chairman and CEO have a five year employment contract from June 30, 2004 to June 30, 2009, under Board and the Chairman's approval. The agreement provides the Chairman and CEO with the following compensation:

an annual salary of $250,000; which has been increased to $275,000 once certain milestones were achieved, and can be raised to $350,000 when other milestones are achieved; an annual bonus to be determined and awarded by the Compensation Committee; and an 18 month severance agreement. The compensation under this agreement for the fiscal year ended December 31, 2005 was $275,000 and $137,500 for the fiscal year ended December 31, 2004.

The President has a two year employment contract from April 29, 2002 to April 29, 2004, which has been extended for two additional years and six months until December 31, 2007 under Board and the President's approval. For performance as a director and officer, the Company will compensate the President with the following: a monthly salary of $7,500, which has been increased to an annual amount of $200,000 once certain milestones were achieved and an annual bonus and stock options to be determined and awarded by the Compensation Committee; and a 12 month severance agreement. The compensation under this agreement in 2005 and 2004 was, $200,000 and $200,000, respectively.

20. CONVERSION OF NETWORK PROCESSING

In December 2005, the Company, entered into a Distributor ATM Processing Agreement (the "Agreement") with Genpass Technologies LLC ("Genpass"). Pursuant to the Agreement, the Company agreed to engage Genpass to be the exclusive provider (with certain exceptions) of certain electronic funds transfer services including the processing of ATM transactions for the Company. The term of the Agreement is seven years and is automatically renewed for periods of two years unless notice to terminate is provided 180 days prior to the end of the applicable period.

21. COMMON STOCK

All share and per share amounts, in this Note give retroactive effect to the 1-for-5 reverse stock split of the Company's common stock that occurred on April 28, 2005.

On January 15, 2004, the Company closed its Regulation S private offering whereby it raised $1,039,500 during the three months ended March 31, 2004 in connection with the sale of 2,204,063 (881,625 shares) units for $2.50 per unit to accredited investors and issued four types of warrants (F Warrants, G Warrants, H Warrants and I Warrants), which are exercisable for a period of five years or for 18 months after the effective date of a registration statement covering the shares of common stock underlying the warrants, whichever is longer. The four warrants terms are as below:

On January 19, 2004, the Company closed its 2nd private offering whereby it raised $490,000 during the three months ended March 31, 2004 in connection with the sale of 1,070,000 (428,000 shares) units for $2.50 per unit to accredited and institutional investors. Each unit consists of two shares of common stock of the Company and issued four types of warrants (F Warrants, G Warrants, H Warrants and I Warrants), which are exercisable for a period of five years or for 18 months after the effective date of a registration statement covering the shares of common stock underlying the warrants, whichever is longer. The four warrants terms are as below:

On January 29, 2004, the Company raised $3,500,000 in connection with the sale of 2,800,000 shares of common stock for $1.25 per share to two institutional investors. The investors, upon the purchase of every two shares of common stock, also received four common stock purchase warrants, which resulted in the issuance of 5,600,000 common stock purchase warrants. The Company issued four types of warrants (F Warrants, G Warrants, H Warrants and I Warrants), which are exercisable for a period of five years or for 18 months after the effective date of a registration statement covering the shares of common stock underlying the warrants, whichever is longer. The four warrants terms are as follows:

•  The F Warrants are exercisable at $1.75 per share and are not callable by the Company.

•  The G Warrants are exercisable at $1.75 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $3.50 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares of common stock underlying the G Warrant.

•  The H Warrants are exercisable at $2.50 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $5.00 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares of common stock underlying the H Warrant.

•  The I Warrants are exercisable at $5.00 per share and are callable by the Company if the market price of the Company's common stock is equal to or in excess of $6.25 for a period of twenty consecutive days and there is an effective Registration Statement covering the shares of common stock underlying the I Warrant.

All common shares associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the Laws of the Securities Act of 1933. However, the Company is required to file a registration statement covering the shares of common stock and the shares underlying the common stock purchase warrants no later then May 30, 2004 and it is required to go effective by July 29, 2004. The Company has registered the above shares of common stock and underlying shares for stock purchase warrants.

During January 2004, shareholders exercised stock purchase warrants for 46,993 shares of common stock. These stock purchase warrants were exercised at several prices per share for an aggregate amount of $15,155.

During the three months ending March 31, 2004 shareholders exercised stock purchase warrants for an aggregate of 2,570,697 shares of common stock. These stock purchase warrants were exercised on a cashless provision.

During February 2004, shareholders exercised stock purchase warrants for 85,910 shares of common stock. These stock purchase warrants were exercised at $0.50 per share for an amount of $42,955.

Also during February 2004, shareholders exercised stock options for 33,333 shares of common stock. These stock options were exercised at $2.50 per share for an amount of $83,333.

In March 2004, shareholders exercised stock purchase warrants at $1.75 per share and received net proceeds of $1,997,124. The Company issued 1,505,358 shares on April 1, 2004.

During April 2004, in connection with one settlement, 76,000 common shares were returned to the Company. These shares were originally issued in 2001 for consulting fees and charged against income. At the time the settlement occurred, these shares had a market value of $4.00 per share. As a result, a $304,000 gain was recognized in other income for these Treasury shares that were returned to the Company.

During September 2004, the Company issued Debt with stock purchase warrants attached at an exercise price of $1.75 per share. A total of 135,000 shares underlying the stock purchase warrants for a fair value of $68,549 were issued.

In October 2004, 2,500 options were exercised by an employee at $0.35 per share for $875.

During the fourth quarter of the year, 4,000 shares were issued for consulting services at a fair value of $2,394.

During October 2004, there was an exercise of 40,000 stock purchase warrants at an exercise price of $.50 per share.

In December 2004, an employee exercised 400 options at an exercise price of $0.675 per share.

During December 2004 the Company issued 240,000 stock options for consulting services at an exercise price of $1.50, for a fair value of $9,094.

During December 2004, the Company prepaid $12,500 of consulting costs in connection with its financing activities.

During 2005, the Company issued 4,248 shares of its common stock to employees and consultants in lieu of cash compensation.

During 2005, the Company issued an aggregate of 46,500 shares of its common stock upon the exercise of stock options previously granted by the Company to various employees and consultants with exercise prices ranging from $0.35 to $1.30.

During March 2005, the Company issued 452,855 shares of common stock in connection with one private placement transaction. Units offered consisted of four shares of common stock and two common stock purchase warrants exercisable at $1.75 per share for three years. The price per unit was $5.60.

During April 2005, in connection with the 5 for 1 reverse stock split, the Company reacquired and issued 165 net shares of its common stock.

During 2005, shareholders exercised stock purchase warrants for an aggregate of 460,000 shares of common stock. These stock purchase warrants were exercised at $0.50 per share resulting in proceeds to the Company of $230,433.

In October 2005, the Company reduced the warrant exercise price from $1.75 to $1.25 and extended the expiration of the warrant term from September 9, 2007 to October 21, 2010 for 73,500 stock purchase warrants attached to debt issued in September 2004 in return for extending the debenture term to at least October 31, 2010. The change in fair value of the warrants was recorded as additional paid in capital.

In October 2005, the Company converted $993,772 in debentures, net of related discounts, issued in September 2004 to equity at a conversion price of $1.25 or 820,000 shares, and reduced the exercise price of the warrants attached to the debentures from $1.75 to $1.25 and extended the expiration of the warrant term from September 9, 2007 to October 21, 2010. The fair value of equity approximates the fair value of the debt converted and the fair value of the warrant repricing.

In October 2005, the Company reduced the warrant exercise price from $1.75 to $1.25 for 452,855 shares of common stock issued in connection with one private placement transaction in March 2005 in return for subscribers extending the warrant registration filing deadline from September 30, 2005 to December 31, 2005. The change in fair value of the warrants was recorded as additional paid in capital.

During November 2005, in connection with one private placement transaction, the Company issued 1,600,000 shares of common stock at $1.25 per share.

22. INCOME TAXES

The components of the provision for income taxes are as follows:

	2005	2004
Current:
Federal	$—	$—
State	—	—
Deferred:
Federal	182,487	(453,212)
State	26,931	(85,084)
Income tax expense (benefit):	$209,418	$(538,296)

Deferred income taxes arise from the temporary differences in reporting assets and liabilities for income tax and financial reporting purposes. These temporary differences primarily resulted from net operating losses and different amortization and depreciation methods used for financial and tax purposes.

	2005	2004
Deferred tax assets:
Arising from operating loss and credit carryforwards	$3,793,443	$2,854,197
Valuation allowance	(2,412,000)	(1,582,908)
Deferred tax assets	1,381,443	1,271,289
Deferred tax liability:
Arising from accumulated depreciation and amortization	1,041,643	732,993
Deferred tax liability	1,041,643	732,993
Net deferred tax asset	339,800	538,296
Current portion	-	216,017
Non-current portion	339,800	322,279
Net deferred tax asset	$339,800	$538,296

The provision (benefit) for income taxes shown above varies from statutory federal income tax rates for those periods as follows:

Federal Income Tax Rate	-34.00%	-34.00%
State Income Tax Rate, net of
federal tax effect	0.17%	-3.84%
Non-taxable losses from foreign jurisdictions	34.36%	0.00%
Permanent items	1.25%	-1.97%
Change in valuation allowance	39.00%	-89.46%
Effective tax rate	40.78%	-129.27%

In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not, that some portion or all of the deferred tax assets will not be realized. The valuation allowance at December 31, 2005 is related to deferred tax assets arising from net operating loss carryforwards. Management believes that based upon its projection of future taxable income for the foreseeable future, it is more likely than not that the Company will not be able to realize the full benefit of the net operating loss carryforwards before they expire due to the amortization and depreciation losses from the projected acquisition assets.

At December 31, 2005, the Company has federal and state net operating loss carryforwards remaining of approximately $9,800,000 that may be offset against future taxable income through 2024. As part of management's tax strategies they will be reviewing the use of the net operating loss carryforwards. The Company is reviewing it tax depreciation methods for future utilization of the NOL.

23. NET INCOME PER COMMON SHARE

Basic net income per share is computed based on the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed based on the weighted average number of common shares outstanding during the period increased by the effect of dilutive stock options and stock purchase warrants using the treasury stock method. The following table sets forth the computation of basic and diluted net income per common share:

	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Numerator:
Income from continuing operations	$144,300	$1,786,025
Loss from discontinued operations	(867,144)	(646,136)
Numerator for diluted income (loss) per share
available to common stockholders	$(722,844)	$1,139,889

Denominator:
Weighted average shares	18,858,947	15,623,259
Effect of dilutive securities:
Employee stock options	518,907	316,589
Warrants	38,253	549,335
Denominator for diluted income per share-adjusted weighted average shares after assumed exercises	19,416,107	16,489,183
Income (loss) per common share - basic:
Income from continuing operations	$0.01	$0.11
Loss from discontinued operations	$(0.05)	$(0.04)
Net income (loss) per common share - basic	$(0.04)	$0.07

Income (loss) per common share - diluted:
Income from continuing operations	$0.01	$0.11
Loss from discontinued operations	$(0.05)	$(0.04)
Net income (loss) per common share - diluted	$(0.04)	$0.07

24. STOCK OPTIONS AND WARRANTS

Stock options - During the years ended December 31, 2005 and 2004, the Company granted stock options totaling 277,200 and 1,239,600 shares of its common stock, with a weighted average strike price of $1.42 and $1.45 per share, respectively. Certain stock options were exercisable upon grant and have a life ranging from 4 months to 5 years. The following table summarizes the Company's stock options activity under compensation plans:
	Number Of Options	Weighted Average Exercise Price
Balance, December 31, 2003	1,975,300	$2.60
Options granted	1,239,600	1.45
Options canceled	(100,000)	1.75
Options expired	(530,600)	4.00
Options exercised	(42,900)	0.35
Balance, December 31, 2004	2,541,400	$1.90
Options granted	277,200	1.42
Options cancelled	(610,700)	1.40
Options expired	(228,050)	1.51
Options exercised	(46,500)	0.90
Balance, December 31, 2005	1,933,350	$1.43

Pro forma disclosure - Pro forma information regarding net income and net earnings per share, as disclosed in Note 2, has been determined as if the Company had accounted for its employee stock-based compensation plans and other stock options under the fair value method of SFAS 123. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plans:

	2005	2004
Weighted-average risk free interest rate	4.75%	3.75%
Expected life of option (years)	1.0	2.0
Expected stock volatility	115%	70.5%
Expected dividend yield	0.00%	0.00%

The following table summarizes information about options outstanding and exercisable at December 31, 2005:

Exercise Price	Shares Underlying Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Shares Underlying Options Exercisable	Weighted Average Exercise Price
$0.25-$1.25	492,150	2 years	$0.81	427,900	$0.79
$1.26-$20.00	1,441,200	3 years	$1.64	1,221,000	$1.65
	1,933,350		$1.43	1,648,900	$1.43

Number of Remaining Options Granted	Exercise Price Equals, Exceeds or is Less Than Mkt.Price of Stock on Grant Date	Weighted Average Exercise Price	Range of Exercise Price	Weighted Average Fair Value
—	Equals	$—	$—	$—
1,441,200	Exceeds	1.64	5.70	2,363,568
492,150	Less Than	0.81	0.25	398,642
1,933,350		$1.43	$—	$2,762,210

Stock warrants. The following table summarizes the Company's stock warrant activity:

	Number Of Warrants	Weighted Average Exercise Price
Balance, December 31, 2003	7,133,999	$3.60
Warrants granted	8,638,600	3.70
Warrants canceled	—	—
Warrants expired	(592,104)	36.00
Warrants exercised	(4,242,291)	0.90
Balance, December 31, 2004	10,938,204	$2.70
Warrants granted	1,877,856	1.68
Warrants canceled	—	—
Warrants expired	(470,000)	1.48
Warrants exercised	(468,100)	0.51
Balance, December 31, 2005	11,877,960	$2.67

Pro forma disclosure - SFAS No. 123 requires companies that follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. Accordingly, no pro forma disclosure is required as stock warrants were issued for cash not as part of stock based consideration.

The following table summarizes information about warrants outstanding and exercisable at December 31, 2005:

Exercise Price	Shares Underlying Warrants Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Shares Underlying Warrants Exercisable	Weighted Average Exercise Price
$0.50	60,900	.26 years	$0.50	60,900	$0.50
$1.25	382,856	3.28 years	$1.25	382,856	$1.25
$1.65	80,000	1.1 years	$1.65	80,000	$1.65
$1.75	5,751,402	1.1 years	$1.75	5,751,402	$1.75
$2.50	2,801,401	.89 years	$2.50	2,801,401	$2.50
$5.00	2,801,401	.89 years	$5.00	2,801,401	$5.00
	11,877,960		$2.67	11,877,960	$2.67

25. RELATED PARTY TRANSACTIONS

In February 2004, we issued 182,486 shares of common stock to Michael Dodak, a stockholder, officer, and director of our company, through exercise of 200,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 182,486 shares of common stock to David Fann, a stockholder, officer, and director of our company, through exercise of 200,000 Private Placement Offering Warrants (offsetting an equal amount of debt currently owed by our company) at $0.50 per share and exercised as cashless.

In February 2004, we issued 72,994 shares of common stock to Robert Colabrese, a stockholder, and officer of our company, through exercise of 80,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 18,248 shares of common stock to David Surette, a stockholder, and officer of our company, through exercise of 20,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In February 2004, we issued 73,007 shares of common stock to Lock Ireland, a stockholder and director of our company, through exercise of 80,000 Private Placement Offering Warrants at $0.50 per share and exercised as cashless.

In March 2004, we issued 2,000 shares of common stock to Lock Ireland, a stockholder and director of our company, through exercise of 2,000 Private Placement Offering Warrants at $1.75 per share.

In March 2004, we issued 140,000 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share.

In March 2004, we issued 140,000 shares of common stock to Renaissance Capital Growth & Income Fund III, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share.

In March 2004, we issued 140,000 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through exercise of Private Placement Offering Warrants at $1.75 per share.

In February 2004, we issued 533,332 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $666,666 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 533,332 shares of common stock to Renaissance Capital Growth & Income Fund III, a stockholder and beneficial owner of our company, through a Private Placement Offering for $666,666 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 533,332 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $666,666 and we issued 1,066,668 Warrants exercisable from $1.75 to $5.00.

In February 2004, we issued 1,200,000 shares of common stock to Baron Partners, LP, a stockholder and beneficial owner of our company, through a Private Placement Offering for $1,500,000 and we issued 2,400,000 Warrants exercisable from $1.75 to $5.00.

In September 2004, we issued 3,000 warrants to Lock Ireland, a stockholder and director of our company, as part of a debenture with an exercise price of $1.75 per share.

In September 2004, we issued 66,000 warrants to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, as part of a debenture with an exercise price of $1.75 per share.

As of December 31, 2004, we had an unsecured promissory note in the amount of $192,966 outstanding payable to Robert Mehlman, a stockholder of our company. The note bears interest in the amount of 11% and is due in June 2013.

In October 2005, we reduced the exercise price from $1.75 to $1.25 and extended the expiration date by five years on 66,000 warrants held by BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, in return for a five year extension on $1,000,000 in debt financing. The change in fair value of the warrants was recorded as additional paid in capital.

In October 2005, the Company converted $993,772 in debentures, net of related discounts, issued in September 2004 to a stockholder, for equity at a conversion price of $1.25 and reduced the exercise price of the warrants attached to the debentures from $1.75 to $1.25 and extended the expiration of the warrant term from September 9, 2007 to October 21, 2010. The fair value of equity approximates the fair value of the debt converted and the fair value of the warrant re-pricing.

In October 2005, we reduced the exercise price from $1.75 to $1.25 and extended the expiration date by five years on 3,000 warrants held by Lock Ireland, a stockholder and director of our company, in return for a five year extension on $50,000 in debt financing. The change in fair value of the warrants was recorded as additional paid in capital.

As of November 2005, we issued 600,000 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $750,000 and we issued 240,000 Warrants exercisable for $1.75.

As of November 2005, we issued 600,000 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $750,000 and we issued 240,000 Warrants exercisable for $1.75.

26. SUBSEQUENT EVENTS

On April 3, 2006 the Company received a significant payment from Genpass Technologies LLC, in relation to the Distributor ATM Processing Agreement for the conversion of network processing.

On April 11, 2006 the Company entered into a letter of intent and is currently negotiating a Subscription and Shareholder Agreement to sell 50% of its South African subsidiary Cash Axcess Corporation (Proprietary) Limited.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2005

	Consolidated	CAC	Pro Forma
Revenues	$19,595,343	$69,207	$19,526,136

Cost of revenues	11,550,747	28,192	11,522,555
Gross profit	8,044,596	41,015	8,003,581

Operating expenses
Depreciation and amortization	1,456,996	39,442	1,417,554
Selling, general and administrative	5,668,584	404,488	5,264,096
	-	-	-
Total operating expenses	7,125,580	443,930	6,681,650
Operating income (loss) from continuing operations
before items shown below	919,016	(402,915)	1,321,931

Other income (expense)
Interest expense, net	(524,574)	-	(524,574)
Gain on sale of assets	-	-	-
Other income (expense)	(40,724)	(3,178)	(37,546)
Total other expense	(565,298)	(3,178)	(562,120)

Income (loss) from continuing operations before
provision for income taxes	353,718	(406,093)	759,811
Federal income tax (expense) benefit	(209,418)	-	(209,418)
Loss attributed to minority interest	-	-	-
Income (loss) from continuing operations	144,300	(406,093)	550,393
Loss from discontinued operations, net of tax	$(867,144)	$-	$(1,273,237)
Net loss	$(722,844)	$(406,093)	$(722,844)

Income (loss)per common share - basic:
Income (loss) from continuing operations	$0.01	$(0.02)	$0.03
Loss from discontinued operations	$(0.05)	$-	$(0.07)
Net loss	$(0.04)	$(0.02)	$(0.04)

Income (loss) per common share - diluted:
Income (loss) from continuing operations	$0.01	$(0.02)	$0.03
Loss from discontinued operations	$(0.05)	$-	$(0.07)
Net loss	$(0.04)	$(0.02)	$(0.04)

Weighted average common shares outstanding:
Basic	18,858,947	18,858,947	18,858,947
Diluted	19,416,107	19,416,107	19,416,107

The following table represents the Condensed Consolidated Statement of Operations for the nine months ended September 30, 2006 had Cash Axcess Corp not been classified as a discontinued operation.  The table shows the adjustment related to the backing out of CAC operations and its loss from continuing operations.  The information is provided to assist the investor in assessing the impact of the sale of CAC on future operations.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the 9 months ended September 30, 2006

	Consolidated	Less Entry to reclass	Consolidated
	Including CAC	CAC to Discontinued	As Filed
		Operations

Revenues	$16,370,660	$138,138	$16,232,522

Cost of revenues	9,301,365	66,442	9,234,923
Gross profit	7,069,295	71,696	6,997,599

Operating expenses
Depreciation and amortization	1,887,030	62,162	1,824,868
Impairment of long-lived assets	1,329,396	-	1,329,396
Selling, general and administrative	5,941,566	355,515	5,586,050
Restructuring charges	757,811	-	757,811
Impairment of notes receivable	772,864	-	772,864
Other expense (income)	413,869	1,463	412,406
Total operating expenses	11,102,536	419,140	10,683,396
Operating income (loss) from continuing operations
before items shown below	(4,033,241)	(347,444)	(3,685,797)

Interest expense, net	(1,039,685)	-	(1,039,685)
Federal income tax (expense) benefit	-	-	-
Loss attributed to minority interest	109,351	-	109,351
Income (loss) from continuing operations	(4,878,413)	(275,937)	(4,602,476)
Loss from discontinued operations, net of tax	$-	$275,937	$(275,937)
Net income (loss)	$(4,878,413)	$-	$(4,878,413)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the corporate law of the State of Nevada, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$892.65
Accounting fees and
expenses	2,000.00	*
Legal fees and expenses	10,000.00	*
TOTAL	$12,892.65	*

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On October 17, 2002, the Company issued an aggregate of 48,682 shares of common stock to three accredited investors in exchange for services rendered.

From May 8, 2003 to July 30, 2003, the Company engaged in a private placement pursuant to which it sold an aggregate of 2,442,000 units each consisting of one share of common stock and one common stock purchase warrant for an aggregate purchase price of $610,500 to several accredited investors.

From September 8, 2003 through January 15, 2004, the Company engaged in a private placement pursuant to which it sold an aggregate of 1,972,000 units with each unit consisting of two shares of common stock and one common stock purchase warrant for an aggregate purchase price of $2,465,000 to several accredited investors.

From September 8, 2003 through January 15, 2004, the Company engaged in a private placement pursuant to which it sold an aggregate of 830,800 units with each unit consisting of two shares of common stock and one common stock purchase warrant for an aggregate purchase price of $1,038,500 to several accredited investors pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended.

In October 2003, the Company issued 150,000 shares of common stock to Docutel Services Corp. for the purchase of a Clearinghouse Services contract in connection with the Community Technology Network Program (CTNP). The shares were valued at a price of $1.75 per share.

On January 29, 2004, the Company raised $1,699,995 in connection with the sale of 1,359,996 shares of common stock for $1.25 per share to two institutional investors. The investors, upon the purchase of every two shares of common stock, also received four common stock purchase warrants, which resulted in the issuance of 5,600,004 common stock purchase warrants.

On February 11, 2004, the Company issued 180,000 shares of common stock to two accredited investors in consideration for services.

On October 28, 2005, the Company acquired approximately 1,590 automated teller machine ("ATM") processing merchant contracts and ATM placement agreements (collectively, the "Merchant Contracts") and ATMs and ATM related equipment ("Equipment") from Amer-E-Com Digital Corporation, a Florida corporation ("AECD") pursuant to an Asset Purchase Agreement dated as of October 28, 2005 between the Company and AECD. The purchase price for the acquisition was $5,527,256 in cash of which $4,775,191 was paid on closing and $752,065 was held in escrow (the "Holdback"). On October 27, 2005, to obtain additional funding for the acquisition of the Merchant Contracts and the Equipment, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with CAMOFI Master LDC (the "Investor") for the sale of (i) $3,500,000 in 9% Senior Subordinated Secured Convertible Note (the "Note") and (ii) stock purchase warrants (the "Warrant")to purchase 910,000 shares of our common stock. The obligations under the Note are subordinated to Wachovia. We closed the financing pursuant to the Purchase Agreement on October 27, 2005. The Note bears interest at 9%, matures on October 27, 2010 and is convertible into our common stock, at the Investor's option, at a conversion price of $1.45. The Company is permitted to require the Investor to convert a portion of the Note subject to the attainment of certain volume and price targets specific to the Company's common stock. The Company is required to make cash interest payments on a monthly basis and on each conversion date, with all accrued and outstanding interest due in full as of the maturity date. All overdue accrued and payments of interest incur a late fee at the rate of 20% per annum. The Company may prepay all or part of the Note in cash at 110% of the principal amount plus accrued interest. The full principal amount of the Note is due upon default under the terms of the Note. In addition, the Company granted the Investor a security interest in substantially all of its assets and intellectual property as well as registration rights. The Warrant is exercisable until five years from the date of issuance at an exercise price of $1.75 per share. In addition, the exercise price of the Warrant is adjusted in the event the Company issues common stock at a price below the exercise price. The Investor has contractually agreed to restrict its ability to convert the Note and exercise the Warrant and receive shares of the Company's common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock. The sale of the Note was completed on October 27, 2005 with respect to $3,500,000 of the Note. The Note is a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation of the Company. The Note and Warrant were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

On November 8, 2005, to obtain additional funding of $1,850,000 for acquisitions and working capital, the Company entered into Subscription Agreements (the "Purchase Agreements") with Renaissance U.S. Growth Investment Trust, PLC, BFS US Special Opportunities Trust PLC, Heller Capital Investments, LLC, and Richard Molinsky (the "Investors") on November 8, 2005 for the aggregate sale of (i) 1,600,000 shares of common stock (the "Shares") and (ii) common stock purchase warrants (the "Warrants") to purchase 640,000 shares of our common stock. The Company closed the financing pursuant to the Purchase Agreements on November 8, 2005. The Warrants are exercisable until three years from the date of issuance at an exercise price of $1.75 per share. In the event that the Company's closing bid price is equal to or greater than $2.25 for a period of five consecutive days, then, at the Company's election, the Warrant holder is required to exercise its Warrants within ten days from receipt of an automatic exercise notice from the Company. If the holder fails to exercise its Warrants within ten days from receipt of an automatic exercise notice from the Company, then the Warrants will expire. The Company has agreed to register the Shares and the shares of common stock issuable upon exercise of the Warrants on the next registration statement that the Company files with the Securities and Exchange Commission. The Shares and Warrants were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investors are each accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

* Unless indicated otherwise, all of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Global Axcess or executive officers of Global Axcess, and transfer was restricted by Global Axcess in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Global Axcess Corp., Inc., a Nevada corporation.

Exhibit Description No.

3.1 Articles of Incorporation - Restated and Amended May 30, 2001(Incorporated by reference to form 10KSB filed with the SEC on March 31, 2003)

3.2 ByLaws of Global Axcess Corp. - As Amended (Incorporated by reference to form 10KSB filed with the SEC on March 31, 2003);

3.3 Amendment to the Articles of Incorporation (Incorporated by reference to Form 8-K filed with the SEC on May 3, 2005)

4.1 Securities Purchase Agreement dated October 27, 2005 entered by and between the Company and the Investor (Incorporated by reference to Form 8-K filed with the SEC on November 1, 2005)

4.2 9% Senior Subordinated Secured Convertible Note dated October 27, 2005 issued by the Company to the Investor (Incorporated by reference to Form 8-K filed with the SEC on November 1, 2005)

4.3 Common Stock Purchase Warrant dated October 27, 2005 issued by the Company to the Investor (Incorporated by reference to Form 8-K filed with the SEC on November 1, 2005)

4.4 Registration Rights Agreement dated October 27, 2005 entered by and between the Company and the Investor (Incorporated by reference to Form 8-K filed with the SEC on November 1, 2005)

4.5 Subsidiary Guarantee dated October 27, 2005 (Incorporated by reference to Form 8-K filed with the SEC on November 1, 2005)

4.6 Subordination Agreement dated October 27, 2005 entered by and between the Company, the Investor and Wachovia (Incorporated by reference to Form 8-K filed with the SEC on November 1, 2005)

4.7 Security Agreement dated October 27, 2005 entered by and between the Company and the Investor (Incorporated by reference to Form 8-K filed with the SEC on November 1, 2005)

4.8 Third Amended and Restated Loan Agreement dated October 27, 2005 entered by and between the Company and Wachovia (Incorporated by reference to Form 8-K filed with the SEC on November 1, 2005)

4.9 Promissory Note dated October 27, 2005 issued by the Company to Wachovia (Incorporated by reference to Form 8-K filed with the SEC on November 15, 2005)

4.10 Form of Subscription Agreement for November 2005 Financing (Incorporated by reference to Form 8-K filed with the SEC on November 15, 2005)

4.11 Form of Common Stock Purchase Warrant for November 2005 Financing

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (Incorporated by reference to Form SB-2 Registration Statement filed with the SEC on January 11, 2006)

10.1 Agreement entered into with Food Lion, LLC and Nationwide Money Services, Inc dated October 5, 2001 (Incorporated by reference to form 10KSB filed with the SEC on April 16, 2002)

10.2 Asset Purchase Agreement dated October 28, 2005 by and between the Company and Amer-E-Com Digital Corporation (Incorporated by reference to Form 8-K filed with the SEC on November 1, 2005)

10.3 Distributor ATM Processing Agreement between Nationwide Money Services and Genpass Technologies LLC dated December 15, 2005 (Incorporated by reference to Form 8-K filed with the SEC on December 20, 2005)

14.1 Code of Ethics and Business Conduct of Officers, Directors and Employees of Global Axcess Corp. (Incorporated by reference to form 10KSB filed with the SEC on March 31, 2003)

16.1 Letter from L.L. Bradford & Company, LLC, to the SEC noting agreement with the disclosures in Item 4 (incorporated by reference form 8-K current report filed with the SEC on July 1, 2003)

16.2 Letter from Weinberg & Company PA, to the SEC noting agreement with the disclosures in Item 4 (incorporated by reference form 8-K current report filed with the SEC on June 29, 2005)

21.1 List of Subsidiaries (Incorporated by reference to Form SB-2 Registration Statement filed with the SEC on June 18, 2004)

23.1 Consent of Weinberg & Company, P.A.

23.2 Consent of Kirkland, Russ, Murphy & Tapp, PA

23.3 Consent of legal counsel (see Exhibit 5.1).

99.1 Press Release (Incorporated by reference to Form 8-K filed with the SEC on April 19, 2006)

99.2 Press Release (Incorporated by reference to Form 8-K filed with the SEC on May 3, 2006)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this to the registration statement to be signed on its behalf by the undersigned, in the City of Ponte Vedra Beach, State of Florida, on February __, 2007.

GLOBAL AXCESS CORP.

By:	/s/ George McQuain
Name: George McQuain Title: CEO, President and Director

In accordance with the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement was signed by the following persons in the capacities and on February __, 2007.

Signature	Title

/s/ Lock Ireland
Lock Ireland	Vice Chairman of the Board of
Directors

/S/ Robert Landis
Robert Landis	Director

/S/ Michael J. Loiacono
Michael J. Loiacono	Chief Financial Officer, Chief
Accounting Office

/S/ Joseph M. Loughry, III
Joseph M. Loughry, III	Chairman of the Board of
Directors

/S/ Alan Rossiter
Alan Rossiter	Director

/S/ Sharon Jackson
Sharon Jackson	Secretary